UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLUID MEDIA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(Jurisdiction of incorporation or organization)

7371 (Primary Standard Industrial Classification Code Number)	26-0140268 (I.R.S. Employer Identification Number)

5813-A Uplander Way, Culver City, California 90230
(Address of principal business offices)

(310) 665-9878
(Registrant’s telephone number, including area code)

Justin F. Beckett
Chief Executive Officer
Fluid Media Networks, Inc.
5813-A Uplander Way
Culver City, California 90230
(Name, address of agent for service)

Copies of Communications to:

Jenny Chen-Drake, Esq.
Nixon Peabody LLP
Gas Company Tower
555 West Fifth Street, 46th Floor
Los Angeles, CA 90013
Tel: (213) 629-6000
Fax: (213) 629-6001

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this information statement/prospectus becomes effective and upon the consummation of the conversion described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, $.0001 par value	8,845,486 (1)	$0.44	$3,892,014.00	$120.00
Common stock, $.0001 par value	1,304,380(3)	N/A
Series C Preferred Stock, $.0001 par value	1,185,800	$2.00	$2,371,600.00	$73.00
Total registration fee				$193.00

(1)
Based upon the number of shares of Fluid Media Networks, Inc., a Canadian corporation, to be issued to the existing shareholders of Fluid Media Networks, Inc., a Nevada corporation, on a one-for-one basis upon completion of the continuance described in this Registration Statement and based on 8,981,326 shares of common stock of Fluid Media Networks, Inc., a Nevada corporation, issued and outstanding as of July 13, 2007.

(2)
Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the book value of the common stock and the Series Preferred Stock as of July 13, 2007 has been used as the basis for calculating this registration fee. There is currently no trading market for the common stock or the Series C Preferred Stock.

(3)	Shares of common stock issuable upon conversion of the Series C Preferred Stock, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION STATEMENT/PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 17, 2007

The information in this information statement/prospectus is not complete and may be changed. We may not offer the common stock or the Series C Preferred Stock which may be deemed to be issued in connection with the transactions described in this information statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This information statement/prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. Any representation to the contrary is a criminal offense.

FLUID MEDIA NETWORKS, INC.
5813-A Uplander Way
Culver City, California 90230

INFORMATION STATEMENT

We are furnishing this information statement/prospectus to shareholders of record of Fluid Media Networks, Inc., a Nevada corporation referred to as “Fluid Nevada” in this information statement/prospectus, in connection with changing our jurisdiction of incorporation from Nevada to the federal jurisdiction of Canada, such actions to be taken by written consent of the shareholders of Fluid Nevada. The process necessary to accomplish this change is called a “conversion” in Nevada and a “continuance” in Canada. This process is described more fully in this information statement/prospectus.

This information statement/prospectus is also a prospectus of Fluid Media Networks, Inc., (the resulting entity), to be continued from the State of Nevada to the federal jurisdiction of Canada referred to as “Fluid Canada” in this information statement/prospectus, relating to the potential offer and sale of shares of its common stock, no par value, issuable upon the conversion/continuance of Fluid Nevada to a Canadian corporation, to the extent that the conversion/continuance is deemed to be considered an “offer and sale of securities” under applicable securities law. When we complete the conversion/continuance, we will continue our legal existence in Canada as if we had been originally incorporated under Canadian law. Each outstanding share of common stock of Fluid Nevada will automatically be designated a common share of Fluid Canada, resulting in the issuance of [________] common shares of Fluid Canada, and each outstanding share of Series C Preferred Stock of Fluid Nevada will automatically be designated a Series C Preferred share of Fluid Canada resulting in the issuance of [________] Series C Preferred shares of Fluid Canada.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF THE SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

Upon the conversion/continuance of Fluid Nevada to the federal jurisdiction of Canada, all outstanding preferred shares and stock options of Fluid Nevada will automatically be designated as preferred shares and stock options respectively of Fluid Canada. There is currently no liquid trading market for our common stock or the Series C Preferred Stock.

Upon shareholder action by the holders of at least a majority of shares entitled to consent to the conversion/continuance proposal, the conversion/continuance will be effective upon (i) the filing of a Certificate of Conversion with the Secretary of State of the State of Nevada, and (ii) the receipt of a certificate of continuance from the Director of Industry Canada. Our board of directors may, however, decide to delay the conversion/continuance or decide not to proceed with the conversion/continuance if they determine that the conversion/continuance is no longer advisable. In addition, we are sending out this information statement/prospectus regarding the election of four additional directors upon completion of the conversion/continuance.

You should carefully consider all the information in the attached joint information statement/prospectus and in particular you should consider the matters discussed under “Risk Factors” beginning on page 6.

Please note that neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement/prospectus incorporates important business and financial information about Fluid Media Networks, Inc. that is not included in or delivered with this document. This information is available without charge to holders of Fluid Media Networks, Inc. common stock upon written or oral request. Requests should be made to Fluid Media Networks, Inc. at the following address:

Fluid Media Networks, Inc.
Attn: Secretary
5813-A Uplander Way
Culver City, California 90230
Telephone: (310) 665-9878

To obtain timely delivery, you should request information no later than [________], 2007, the date by which shareholders must make their investment decision.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement/prospectus is dated [________], 2007 and is first being mailed to shareholders on or about [________], 2007.

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TABLE OF CONTENTS

SUMMARY	1
RISK FACTORS	6
CONVERSION AND CONTINUANCE	16
DISSENTERS’ RIGHTS	19
MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES	21
MATERIAL CANADIAN TAX CONSEQUENCES	22
COMPARATIVE RIGHTS OF SHAREHOLDERS	25
EFFECT OF THE CONVERSION/CONTINUANCE	31
ACCOUNTING TREATMENT	31
ELECTION OF DIRECTORS	31
PROCEDURAL MATTERS	32
BUSINESS OF FLUID MEDIA NETWORKS, INC.	33
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	42
MANAGEMENT	55
EXECUTIVE COMPENSATION	59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	66
CHANGE IN CONTROL	67
DESCRIPTION OF SECURITIES	68
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	69
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	70
LEGAL MATTERS	71
EXPERTS	71
AVAILABLE INFORMATION	71

APPENDIX A - Form of Articles of Conversion
APPENDIX B - Form of Plan of Conversion
APPENDIX C - Form of Articles of Continuance
APPENDIX D - Form of By Laws of Fluid Media Networks, Inc., a Canadian corporation
APPENDIX E - Sections 92A.300 to 92A.500 of the Nevada Revised Statutes

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SUMMARY

This section highlights selected information in this information statement/prospectus. The summary may not contain all of the information important to you.

All figures in this information statement/prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles.

In this information statement/prospectus we will refer to Fluid Media Networks, Inc., a Nevada corporation, as “Fluid Nevada” and we will refer to Fluid Media Networks, Inc., a Canadian corporation, as “Fluid Canada.” Additionally, unless otherwise indicated or the context otherwise requires, we will refer to Fluid Nevada and its subsidiaries as “we,” “us,” “our” or “our company.”

The procedure by which we will change our jurisdiction of incorporation from the State of Nevada to the federal jurisdiction of Canada is called a “conversion” in Nevada and a “continuance” in Canada. For ease of reference, we often refer to this process as the “conversion/continuance.”

Note Regarding Forward Looking Statements

This information statement/prospectus includes or is based upon estimates, projections or other “forward-looking statements.” Such forward-looking statements include any projections or estimates made by our management in connection with our business operations. Such forward-looking statements are based on the present beliefs of our company. When used in this information statement/prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us, are intended to identify forward-looking statements, which include statements relating to, among other things, the ability of our company to continue to successfully compete in our industry. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current information and judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties as outlined in this information statement/prospectus under “Risk Factors.” We caution you that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements.”

The Conversion/Continuance

Our board of directors has approved a Plan of Conversion dated July 13, 2007, which sets out the proposed terms and effects of the proposed conversion/continuance. Upon shareholder action by the holders of at least a majority of shares entitled to consent to the conversion/continuance proposal, the conversion/continuance will be effective upon (i) the filing of a Certificate of Conversion with the Secretary of State of the State of Nevada, and (ii) the receipt of a Certificate of Continuance from the Director of Industry Canada.

After effecting the conversion/continuance, we will be a Canadian corporation governed by the Canada Business Corporations Act and will be discontinued in the jurisdiction of the State of Nevada. Our shareholders will be subject to the rights and privileges afforded under the Canada Business Corporations Act. We will continue to conduct the business in which we are currently engaged. Our business and operations following the conversion will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Nevada and will instead be subject to the Canada Business Corporations Act. Fluid Canada will be liable for all the debts and obligations of Fluid Nevada. The material differences between the laws will not materially affect our business, but will affect your rights as a shareholder. Certain material differences between the applicable laws of the two jurisdictions are discussed in greater detail under the heading “Comparative Rights of Shareholders.”

Fluid Media Networks, Inc.

We are a diversified digital music services company providing products and services to emerging artists, as well as their fans and advertisers, in the digital music industry. We have developed a proprietary technology platform and multi-faceted revenue model that is designed to allow us to capitalize on the trends impacting the digital music industry. We have partnered with recognized entertainment brands and hold the exclusive worldwide license to the American Idol Underground brand.

Our predecessor, Fluid Audio Network, Inc. (“Fluid Audio”), was incorporated in the State of Delaware on September 20, 2004. On February 14, 2007, Fluid Audio entered into a plan and agreement of merger with Freedom 20, Inc. (“Freedom 20”), a Delaware corporation incorporated on June 27, 2006 for the purpose of pursuing a business combination. Freedom 20 subsequently effected a short-form parent-subsidiary merger, following which the separate existence of Fluid Audio was terminated and Freedom 20, the surviving entity, changed its name to “Fluid Media Networks, Inc.”

On April 11, 2007, our board of directors unanimously approved, and shareholders holding a majority in interest of our outstanding equity securities approved, the issuance and sale of shares of common stock by way of an initial public offering in Canada. As a preliminary step to the proposed initial public offering, our board and shareholders also approved a corporate reorganization of Fluid Nevada, which was consummated on May 17, 2007, whereby:

(i)
We formed a wholly-owned subsidiary under the laws of the State of Delaware, referred to as the “US Subsidiary” and transferred all our business operations to the US Subsidiary in exchange for all of the capital stock of the US Subsidiary; and

(ii)	Our place of incorporation was changed from Delaware to Nevada as part of an overall plan to ultimately change the place of our incorporation to Canada; and

(iii)	All business operations formerly conducted by us are now conducted by the US Subsidiary.

Following the proposed conversion/continuance, we will continue to conduct the business in which we are currently engaged. The conversion/continuance is not expected to have any material effect on our operations. The business and operations of Fluid Media Networks, Inc. following the conversion/continuance will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Nevada and will instead be subject to the Canada Business Corporations Act. The differences between the laws will not materially affect our business, but will affect your rights as a shareholder. See “Comparative Rights of Shareholders.”

Our principal executive office is located at 5813-A Uplander Way, Culver City, California 90230. Our telephone number is (310) 664-9878. We will have the same address and telephone number following the conversion/continuance.

Reasons For The Conversion

Our board of directors believes that continuing into Canada is in the best interests of Fluid Nevada and its shareholders because they believe that the conversion/continuance will provide us with a number of benefits including:

•	Expanded access to the Canadian capital markets and investors. We expect this will result in a more favorable financing environment than is currently available to Fluid Nevada as a US corporation; and

•
An improved profile among Canadian investors and within the Canadian investment dealer community. We believe our profile will be improved, in part, because we understand several of our major shareholders are Canadian and we will be a Canadian company.

Risk Factors Related to the Conversion Transaction

Factors such as possible adverse tax consequences following the conversion/continuance may affect your interest in owning Fluid Canada common stock. Before participating in the proposed conversion/continuance, you should carefully consider the information included in this information statement/prospectus under “Risk Factors.”

Dissenters’ Rights

Our shareholders have dissenters’ rights under Chapter 92A of the Nevada Revised Statutes with regard to the conversion/continuance from Nevada to the federal jurisdiction of Canada. Eligible Fluid Nevada shareholders who wish to dissent must not consent to or approve the conversion proposal and must follow the steps set forth in the dissenters' notice described under "Dissenters' Rights."

A shareholder who exercises his or her dissenters’ rights can require us to purchase those shares for cash at fair market value. Please refer to “Dissenters’ Rights” for a more comprehensive discussion regarding your dissenters’ rights under Nevada law.

Dissenters’ rights are subject to a number of technical legal requirements. Shareholders who do not comply strictly with those legal requirements could lose their rights. Shareholders who wish to exercise their dissenters’ rights should seek qualified independent legal advice.

Material Tax Consequences for Shareholders

The following is a brief summary of the material tax consequences the conversion/continuance will have for shareholders. Shareholders are advised to consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for shareholders is set out under “Material United States Federal Tax Consequences” and “Material Canadian Tax Consequences.”

United States Federal Income Tax Consequences

The conversion will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Accordingly no gain or loss will be recognized by Fluid Nevada or Fluid Canada as a result of the conversion/continuance. US holders of our stock will not be required to recognize any gain or loss as a result of the conversion. A US shareholder’s adjusted basis in the shares of Fluid Canada will be equal to such shareholder’s adjusted basis in the shares of Fluid Nevada. A US shareholder’s holding period in the shares of Fluid Canada will include the period of time during which such shareholder held his or her shares in Fluid Nevada. For a more complete discussion of the US income tax consequences, please see “Material United States Federal Tax Consequences.”

Canadian Income Tax Consequences

On our continuance to the federal jurisdiction of Canada, Fluid Canada will be deemed to dispose of and to immediately re-acquire its assets at their fair market value. If the fair market value of certain types of assets exceeds the taxable basis in such assets, Canadian taxes will be payable. Pre-continuance losses are available for use in Canada.

A Canadian shareholder will not realize a disposition of their Fluid Nevada shares on the continuance to Canada. To the extent a deemed dividend is paid by Fluid Nevada to a Canadian shareholder, the amount of the dividend will be included in their income. For a more complete discussion of the Canadian income tax consequences, please see “Material Canadian Income Tax Considerations.”

How the Conversion/Continuance Will Affect Your Rights as a Shareholder

Each previously outstanding share, option and warrant of Fluid Nevada will become one share, option and warrant of Fluid Canada all on the same terms and conditions that existed prior to the conversion/continuance. Following the conversion/continuance, we expect to be exempt from the proxy rules, and our officers, directors and principal shareholders will be exempt from Section 16 of the Securities Exchange Act of 1934, as amended, because we will qualify as a foreign private issuer. In addition, the rights of Shareholders under the Nevada Revised Statutes differ in certain substantive ways from the rights of shareholders under the Canada Business Corporations Act. Examples of some of the changes in shareholder rights which will result from conversion/continuance are:

Action by Shareholders without Meeting:
•	Under Nevada law, unless otherwise provided in the articles of incorporation or the bylaws, shareholders may act without a meeting and by written consent. No notice needs to be given to shareholders.
•	Under the Canadian Business Corporations Act, shareholders may only act by way of a resolution passed at a duly called meeting unless all shareholders otherwise entitled to vote consent in writing.
Charter Amendments:
•	Under Nevada law, amendment of articles of incorporation requires approval by vote of the holders of a majority of the outstanding stock.
•	Under the Canadian Business Corporations Act, an amendment to a corporation’s charter requires approval by a two-thirds majority vote at a duly called meeting.

Dissenter’s Rights:
•	Dissenter’s rights are available to shareholders under more circumstances under the Canadian Business Corporations Act than under Nevada law.

Statutory Oppression Remedy:
•
Shareholders have a statutory oppression remedy under the Canadian Business Corporations Act that is similar to a common law action for breach of fiduciary duty, but the remedy in the Canadian Business Corporations Act does not require shareholders to prove that the directors acted in bad faith.

•	There is no similar statutory provision under Nevada law.

For a more detailed discussion of the differences in the rights of shareholders under the Nevada Revised Statutes and the Canadian Business Corporations Act see “Comparative Rights of Shareholders.”

Exchange of Share Certificates

After the effectiveness of the conversion/continuance, Fluid Canada will mail a letter of transmittal with instructions to each holder of record of our capital stock outstanding immediately before the effective time of the conversion/continuance for use in exchanging certificates formerly representing shares of our common stock and Series C Preferred Stock for certificates representing common shares and Series C preferred shares of Fluid Canada. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from Fluid Canada.

Accounting Treatment of the Conversion/Continuance

For US accounting purposes, conversion of our company from a Nevada corporation to a Canadian one represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Fluid Canada will be those of Fluid Nevada.

Upon the effective date of the conversion/continuance, we will be subject to the securities laws of Canada. We will qualify as a foreign private issuer in the United States. Before our conversion/continuance in Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) in the United States. As a Canadian issuer, we may be required to prepare our annual and interim consolidated financial statements in accordance with Canadian GAAP. In such circumstances, for purposes of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.

Regulatory Requirements For The Conversion/Continuance

The conversion/continuance does not require any regulatory approvals except for the requisite filings with the Secretary of State of Nevada and the approval of the Director of Industry Canada pursuant to the Canada Business Corporations Act, and does not require any approvals other than the approval of the holders of a majority in interest of our voting securities.

Election of Directors

Due to various regulatory and organizational requirements, our board of directors has nominated, and our shareholders will elect, four additional directors. Thus, immediately following the effectiveness of the conversion/continuance, we will have four new directors - Lorne Abony, Marc Arsenau, André P. Brosseau and Alain Rhéaume.

Voting Securities and Principal Holders Thereof

The close of business on [_______], 2007 is the record date for determining shareholders eligible to vote on the proposals. On that date, there were approximately [_______] shares of our common stock outstanding and entitled to vote and [_______] shares of our Series C Preferred Stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share. Each share of Series C Preferred Stock is entitled the number of votes equal to the number of shares of common stock into which such share of Series C Preferred Stock could be converted as of the record date. The consents of the holders of common stock will be counted together with the consents of the holders of the Series C Preferred Stock and not separately as a class. Fractional votes by the holders of Series C Preferred Stock shall not be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward). Our directors and executive officers collectively beneficially own approximately 44% of our aggregate voting power, each of whom has indicated that they will vote in favor of the proposals at the time of shareholder action.

Required Vote

The affirmative vote of the holders of a majority in interest of our outstanding capital stock is required to approve the conversion/continuance and the election of the new directors.

RISK FACTORS

Much of the information included in this information statement/prospectus includes or is based upon estimates, projections or other “forward-looking statements.” Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties as outlined below. We caution readers of this information statement/prospectus that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements.”

The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. You should consider carefully the risk factors set out below.

Risks Related to the Conversion/Continuance

Upon the consummation of the conversion/continuance, we will be subject to United States income tax liabilities which may adversely affect our working capital.

Upon the consummation of the conversion/continuance, we will be taxed as a United States corporation for federal income tax purposes. The American Jobs Creation Act of 2004 includes provisions the effect of which is to treat certain corporations that undergo “inversion transactions” as United States corporations. We believe that these provisions will apply to the conversion/continuance. As a result, future income would be subject to United States income tax.

After the conversion/continuance, you may have difficulty in effecting service of legal process and enforcement of judgments against us or our management.

After the conversion/continuance and upon the election of the director nominees named in this information statement/prospectus, a majority of our directors will reside outside of the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in the US courts against these persons in any action, including actions based upon the civil liability provisions of US federal or state securities laws.

As a foreign private issuer, we will not be required to provide you with the same information as we would if we remained a US public issuer.

Because we will be a foreign private issuer within the meaning of the rules under the Securities Act of 1933, as amended, or Securities Act, and the Securities Exchange Act of 1934, as amended, or Exchange Act, we will be exempt from certain provisions that are applicable to US public companies, including the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a registered security, and the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time. Thus, you will not be afforded the same protections or information which would be made available to you if we remain a US corporation with publicly-traded securities.

Risks Related to our Company

Our predecessor, Fluid Audio, has a history of operating losses. We expect to continue to incur losses and may never become profitable.

As of December 31, 2006, we had recurring losses from operations and had an accumulated deficit of $9,379,068. We have incurred net losses in each year since our inception, including net losses of $2,792,681 and $5,992,575 for the years ended December 31, 2005 and 2006, respectively. Our management anticipates that losses may continue at least through the end of fiscal 2007 as we seek to increase our product and service offerings, expand into new geographic markets and undertake the operational and regulatory compliance obligations applicable to a public company as a result of our initial public offering in Canada.

Because we have incurred continuing operating losses, our independent registered public accounting firm included in their report an explanatory paragraph with respect to substantial doubt regarding our ability to continue as a going concern.

For the year ended December 31, 2006, there existed substantial doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to locate sufficient customers who will purchase our products and use our services; and
•	our ability to generate sufficient cash revenues.

If our revenue grows more slowly than anticipated, or if our operating expenses are higher than expected, we may not be able to achieve, sustain or increase profitability, in which case our financial condition will suffer. Failure to generate sufficient cash revenues could also cause us to go out of business.

We may need additional capital, and we cannot be sure that additional financing will be available on favorable terms or at all.

Although we currently anticipate that, after giving effect to our proposed initial public offering in Canada, our available funds and expected cash flows from operations will be sufficient to meet our cash needs for at least the next 12 months, we may require additional financing. However, there can be no assurance that we will be successful or that our operations will generate sufficient revenues to justify the expense of our operations. If we require additional financing in the future, such financing may not be available or, if available, may not be available on satisfactory terms. Additionally, the nature of our business activities may require the availability of additional funds in the future, and thus we may need additional capital or credit lines to continue that rate of business growth. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. There can be no assurance that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and shareholders may experience dilution.

We have limited experience in the highly competitive digital music services industry.

We commenced operations in the third quarter of 2004, and we have limited experience in the highly competitive digital music services industry and cannot assure that we will be successful in operating and growing our business. Although we believe that our management team has relevant work experience in similar industries, if we are not successful in operating and growing our digital music services business, our business, results of operations and financial condition may be materially and adversely affected.

Digital music services to independent artists are new and rapidly evolving and may not prove to be a profitable or even viable business model.

Digital music services are a relatively new business model, and it is too early to predict whether artists and music listeners or video viewers will accept, in significant numbers, digital music services and, accordingly, whether the services will be financially viable. There can be no assurance that our digital music services will be popular with artists, listeners or viewers, and if they are not, or if they cannot sustain any such popularity, our business and prospects will be harmed.

We face significant potential competition in the digital music services industry.

We face significant potential competition from a number of sources, including major Internet portals such as America Online, Google, MSN, Yahoo!, Fox Interactive Media and MySpace. Although our management believes that such portals typically focus on generating website revenues through website advertising, if these portals choose to focus on the digital music services industry, because of the relatively low barriers to entry, any of these potential competitors or others would be able to enter the marketplace and compete for artists, listeners and viewers.

Many of these potential competitors have significantly greater financial and other resources than our company, and some of our competitors may be able to leverage their experience in providing digital music distribution services or similar services to their customers in other businesses. In particular, some of these potential competitors offer other goods and services and may be able to offer services at a lower price than we can in order to promote the sale of these services. If our competitors are able to leverage such advantages, it could harm our ability to compete effectively in the marketplace.

The success of our service depends upon our ability to add new artists, listeners and viewers, and reduce churn.

There can be no assurance that we will be able to attract new artists, listeners and viewers to our services or that existing artists, listeners and viewers will continue to use them. Existing artists may cancel their subscriptions to our service for many reasons, including a perception that they do not benefit enough to justify the expense, and listeners or viewers may lose interest in our content offerings. If we do not continue to increase the total number of artists, listeners and viewers each quarter, our operating results may be materially and adversely impacted.

We depend on content provided by artists which may not continue to be available.

We depend on independent, emerging artists to upload their content to use our services. In order to provide a compelling service, we must be able to continue to attract artists to our services and maintain a relationship with those artists. There can be no assurance that artists will be attracted to our websites. In addition, there can be no assurance that artists will be sufficiently satisfied with the services provided to them to continue to upload content. Our Artist Submission Agreement gives the artists the right to cancel services and remove their music from our websites at any time. In the event a significant number of artists decided to cancel our services, our business and prospects would be harmed.

Our quarterly and annual revenues and operating results are not indicative of future performance, are difficult to forecast and are likely to continue to fluctuate.

We do not believe that period-to-period comparisons of our operating results are necessarily meaningful nor should they be relied upon as reliable indicators of future performance. This makes it difficult to forecast quarterly and annual revenues and results of operations. In addition, our operating results are likely to fluctuate significantly from fiscal quarter to quarter and year to year as a result of several factors, many of which are outside our control, and any of which could materially harm our business. Some of these factors include:

•	annual fluctuations in media coverage and interest in association with the American Idol television program;
•	fluctuations in the demand for advertising or electronic commerce;
•	fluctuations in marketing expenses and technology infrastructure costs;
•	the unpredictability of our success in new services and initiatives;
•	the termination of or inability to renew licenses and partnerships with Fremantle Media, Billboard Unsigned and other partners; and
•	changes in the level of traffic on our websites.

Our revenues for the foreseeable future will remain primarily dependent on user traffic levels, artists uploads and advertising activity on our websites and, as a result, are difficult to forecast. We may be unable to adjust spending quickly enough to offset any unexpected reduction in revenues in a particular fiscal quarter or year, which may materially and adversely affect our results of operations.

We are dependent on our license from Fremantle Media for a majority of our revenues.

Currently, over 90% of our revenues are derived from our advertising and sponsorship activities in connection with “American Idol” and the sale of “American Idol”-related products and services, which we operate by virtue of a license from Fremantle Media, the company which co-produces the American Idol television program. Our primary license from Fremantle Media expires in March 2008, subject to two one-year renewal options, which would extend the license through March 2010. The loss of this license at any time due to any of the termination provisions in the license may adversely affect our business, financial condition and results of operations. In addition, if we are unable to renew this license and/or diversify our sources of revenue before the expiration of the license, our business, financial condition and results of operations may suffer.

We are currently dependent on the American Idol television program and brand name for interest in our services and products.

With such a large portion of our revenues dependent on the American Idol television program and brand name, we are vulnerable to any fluctuations in the television program’s popularity or perception of its brand name. Any abrupt drop in popularity of the show due to scandal, departure of one of the key personalities featured on the show or any other reason may adversely affect our business, financial condition and results of operations.

We may not successfully develop new products and services.

The success of our services will depend on the ability of our personnel to develop leading-edge media products and services. Our business and operating results will be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenues or gross profits to offset our development and operating costs. We may not timely and successfully identify, develop and market new products and service opportunities. We may not be able to add new content as quickly or as efficiently as our competitors, or at all. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenues or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments.

Because the markets for our products and services are changing rapidly, we must develop new offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive adjustments or customer requirements. Our products may contain undetected errors that could cause increased development costs, loss of revenues, adverse publicity, reduced market acceptance of our products or services or lawsuits by customers.

We must maintain and add to our strategic marketing relationships in order to be successful.

We depend on a number of strategic relationships with third parties to co-market our services. We often enter into, and plan to continue to enter into, co-marketing agreements with infrastructure providers, retailers and other large companies to broaden the distribution of our brand and services. There is no guarantee that we will be able to renew existing agreements or enter into new agreements on acceptable terms, or at all. If we cannot maintain existing strategic relationships or enter into new relationships, our ability to market our services will be harmed.

In addition, because of the rapidly evolving nature of digital music service and our limited history of operations, we often enter into strategic agreements that have uncertain financial impact on our business and operations. We cannot guarantee that any of these agreements will result in the desired benefits to our business or result in significant additional revenue.

Our operating results may fluctuate depending on the season, and such fluctuations may affect the price of our common stock.

We have experienced and expect to continue to experience fluctuations in our operating results because of seasonal fluctuations in connection with the American Idol television program. The number of our sponsorships and advertisements tend to be significantly lower in the third and fourth calendar quarters of the year when the American Idol television program is not aired in the United States. However, there can be no assurance that our revenues will continue to follow this pattern.

We have restrictions on our ability to enter into sponsorship, advertising or other business relationships relating to American Idol Underground without consent from Fremantle Media.

Our license from Fremantle Media, which grants us the right to operate American Idol Underground, restricts our ability to enter into partnership and promotional relationships relating to American Idol Underground without the consent of Fremantle Media. This restriction may prevent us from expanding our network and enhancing our content and the visibility of our brand, and may cause us to forego potential advertising and promotional revenue and other opportunities. Specifically, we must obtain written approval from Fremantle Media, in advance, before we approach any potential sponsor, partner or provider of promotional items with a proposal for working with American Idol Underground.

Our business is dependent upon user traffic.

Our business is dependent upon high user traffic levels. The rates we charge to advertisers, sponsors and artists are directly related to the number of users visiting our websites. The number of users visiting our websites may decline. Any decline in user traffic levels may cause our revenues to decrease and could have a material adverse affect on our business, financial condition and results of operations. It is difficult to predict the rate at which users will sample our offerings and the extent to which they will become members and/or return users. At any time, users of our services might revert to other offerings. We cannot assure that widespread use and acceptance of our offerings will occur. If we cannot maintain the popularity of our offerings among Internet users, our business, results of operations and financial condition may be materially and adversely affected.

There is intense competition among media companies focused on music, and this competition could result in price reductions, reduced margins or loss of market share.

Increased competition could result in advertising and sponsorship price reductions, reduced margins or loss of market share, any of which could materially and adversely affect our business, financial condition and results of operations. There are a large number of websites competing for the attention and spending of artists, listeners and advertisers. Our websites compete for artists, listeners and advertisers with the following types of companies:

•	websites and service companies targeting independent artists, such as Broadjam and Garageband.com;
•	publishers and distributors of traditional media, such as television, radio and print;
•	cable networks featuring music, such as MTV, MuchMusic and VH1;
•	paid advertising providers serving advertisements that are contextually relevant to search queries and content keywords, such as Google, Yahoo!, and Microsoft; and
•	social networking sites such as MySpace and Facebook.

If we fail to attract and retain key personnel, our business will be materially adversely affected.

Our future success depends to a significant extent on the continued services of our senior management and other key personnel, particularly Justin F. Beckett, our President and Chief Executive Officer. The loss of the services of Mr. Beckett would likely harm our business. We currently have a consulting agreement with VIZX Corporation with respect to Mr. Beckett’s employment services and intend to enter into an employment agreement with Mr. Beckett which will replace the consulting agreement. However, we currently do not maintain “key man” life insurance for any of our senior management.

We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have experienced, and expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications as a result of our financial condition and stage of development. As a result, we have in the past and may in the future incur increased salary and benefit costs. If we do not succeed in attracting new personnel or retaining our current personnel, our business and our ability to develop and execute on our business strategies, will be materially harmed.

We depend on third parties to provide reliable software, systems and related services.

We depend on various third parties for technology, software, systems and related services. If for any reason one or more of these service providers becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs and in a timely manner, our ability to deliver our product and service offerings to our advertisers, sponsors and users could be impaired. We would have to identify and qualify substitute service providers, which could be time consuming and difficult and could result in unforeseen operational difficulties. Although we are confident that alternative service providers are available, we cannot assure that we will be able to obtain such services on as favorable terms as we currently receive or in a timely manner.

We may not be able to expand our business through acquisitions and partnerships and, even if we are successful, our operations may be materially adversely affected as a result of an acquisition or partnership.

Our business strategy includes growth through business combinations, acquisitions and partnerships. Our ability to implement this business strategy depends in large part on our ability to compete successfully with other entities for acquisition candidates and partners. Factors affecting our ability to compete successfully in this regard include:

•	our financial condition relative to the financial condition of our competitors;
•	our ability to obtain additional financing from investors;
•
the attractiveness of our common stock as potential consideration for entering into these types of transactions as compared to the common shares of other entities competing for these opportunities; and

•	our available cash, which in turn depends upon our results of operations and the cash demands of our business.

Many of the entities with which we compete for acquisition candidates and partners have greater financial resources than our company. In addition, if a market develops for our common stock, our ability to make acquisitions using our common stock may be adversely affected by the volatility in the trading price of our common stock.

If, despite these factors, we are successful in entering into additional business combinations, acquisitions and partnerships, our business, financial condition and results of operations could be materially adversely affected if we are unable to integrate the operations of the acquired companies or partnerships. Our ability to integrate the operations of the acquired companies or partners will depend, in part, on our ability to overcome or address:

•	the difficulties of assimilating the operations and personnel of the acquired companies and the potential disruption of our ongoing business;
•	the need to incorporate successfully the acquired or shared technology or content and rights into our products, services and media properties;
•	the difficulties of establishing a new partnership, including the need to attract and retain qualified personnel and the need to attract customers and advertisers;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel or reduction of personnel; and
•	the difficulties of maintaining uniform standards, controls, procedures and policies.

In addition, completing acquisitions could require use of a significant amount of our available cash. Furthermore, we may have to issue equity or equity-linked securities to pay for future acquisitions, and any of these issuances could be dilutive to existing and future shareholders. Acquisitions and investments may also have negative effects on our reported results of operations due to acquisition-related charges, amortization of acquired technology and other intangibles, and/or actual or potential liabilities, known and unknown, associated with the acquired businesses or joint ventures. Any of these acquisition-related risks or costs could materially adversely affect our business, financial condition and results of operations.

Risks Related to Our Industry

The operating performance of computer systems and web servers is critical to our business and reputation.

Any system failure, including network, software or hardware failure, due to a computer virus or otherwise, that causes an interruption to our Internet offerings could result in reduced traffic on our websites and reduced revenues for our business. Substantially all of our communications hardware and some of our other computer hardware operations are located at our headquarters. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems.

Our websites could also be affected by computer viruses, electronic break-ins or other similar disruptive problems, such as those historically experienced by several leading websites. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our websites. Many of them have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. If we experience outages or service interruptions, user satisfaction would decrease, we would likely lose advertising revenue and our reputation and brands could be permanently harmed.

Our insurance policies may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems. In addition, there can be no assurance that our hosting provider will be able to provide sufficient services for us or that we would be able to engage satisfactory alternative service providers.

The growth of our business depends on the increased use of the Internet for communications, electronic commerce and advertising.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising. Our business may not develop if Internet usage does not continue to grow, particularly as a source of entertainment and as a vehicle for independent music distribution. Our success also depends on the efforts of third parties to develop the infrastructure and complementary products and services necessary to maintain and expand the Internet as a viable commercial medium. Our management believes that other Internet-related issues, such as security, privacy, reliability, cost, speed, ease of use and access, quality of service and necessary increases in bandwidth availability, contain flaws and may affect the amount and type of business that is conducted over the Internet, and may impact our ability to sell our products and services and ultimately impact our business results and prospects.

If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. As a result, our performance and reliability may decline. In addition, websites have experienced interruptions in service as a result of outages, system attacks and other delays occurring throughout the Internet network infrastructure. If these outages, attacks or delays occur frequently or on a broad scale or to our websites in the future, the usage of our products, services and websites, could grow more slowly or decline.

If the Internet fails to gain further acceptance as a medium for music and video distribution, we would have slower revenue growth than expected and could incur losses.

We compete with traditional means of music and video distribution, such as major record labels, independent record labels, radio and television along with other high-traffic websites, for artists, listeners, viewers and users. Distribution of music through the Internet is still in its infancy stages, and the industry is still convincing artists, listeners and viewers of its efficacy. Artists have historically relied on these traditional forms and may be reluctant or slow to adopt online music distribution. In addition, artists, listeners and viewers that use the Internet as a distribution medium may find online distribution to be less effective for promoting their music than traditional media. If we are unable to effectively attract artist uploads and traffic to our websites, in addition to lower artist revenues, our listener and viewer traffic will suffer, and our advertising revenues will be adversely affected.

We may be unable to respond to the rapid technological change in our industry.

Our product and service offerings compete in a market characterized by rapidly changing technologies, frequent innovations and evolving industry standards. A growing number of individuals access the Internet through devices other than personal computers, such as cell phones, personal digital assistants or television set-top devices. The low resolution, functionality and memory currently associated with some of these alternative devices might prevent or impede users from accessing our graphics-rich websites. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our offerings. We could incur substantial costs to modify our services or infrastructure to adapt to the changing technology environment.

New privacy and data security laws may require changes in our practices, and there is a potential for enforcement actions due to non-compliance.

Any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise seriously harm our business. There are, and will likely continue to be, an increasing number of laws and regulations pertaining to the Internet. These laws or regulations may relate to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. There is a trend toward more burdensome regulations and stiffer penalties, all of which could negatively impact our business. There is also a trend toward giving consumers greater information and greater control over how their personally identifiable information is used, and requiring notification where unauthorized access to such data occurs.

In addition, several jurisdictions, including foreign countries, have proposed and/or adopted privacy-related laws that restrict or prohibit unsolicited e-mail solicitations, commonly known as “spamming,” and that impose significant monetary and other penalties for violations. These laws may increase concern on the part of advertisers regarding advertising in our e-mail newsletters, and advertisers may seek to impose indemnity obligations on us in an attempt to mitigate any liability under these laws. Moreover, Internet service providers may increasingly block legitimate marketing e-mails in an effort to comply with these laws, in response to pressure from anti-spam advocacy groups or as a result of using overly aggressive e-mail filtering technologies.

In addition to impacting our business through decreased collection and use of user data, the enactment of privacy and data security laws may increase our legal compliance costs. While management believes that we comply with currently applicable laws, as such laws proliferate there may be uncertainty regarding their application or interpretation, which increases our risk of non-compliance. Even if a claim of non-compliance against us does not ultimately result in liability, investigating a claim may present a significant cost. Future legislation may also require changes in our data collection practices, which may be expensive to implement and may further increase the risk of non-compliance.

Data security laws are becoming more stringent in the US and abroad. Third parties are engaging in increased cyber-attacks against companies doing business on the Internet, and individuals are increasingly subjected to identity and credit card theft on the Internet. Although we seek to use what we consider to be industry standard security measures, there is a risk that we may fail to prevent such activities and that users or others may assert claims against our company. In addition, the FTC and state consumer protection authorities have brought a number of enforcement actions against US companies for alleged deficiencies in those companies’ data security practices, and they may continue to bring such actions. Enforcement actions present an ongoing risk of liability to us, could result in a loss of users and could damage our reputation. Moreover, several of the new state notification laws require companies to notify not only consumers affected by a data security breach, but also government regulators, thereby increasing the risk of costly and damaging enforcement actions.

We may face potential liability, loss of users and damage to our reputation for violation of privacy practices.

Our privacy policies generally prohibit the sale or disclosure to any third party of any member’s personal identifying information for marketing purposes, absent prior consent. Growing public concern about privacy and the collection, distribution and use of information about individuals may subject us to increased regulatory scrutiny and/or litigation. In the past, the FTC has investigated companies that have used personally identifiable information without permission or in violation of a stated privacy policy. If we are accused of violating the stated terms of any of our privacy policies, we may face a loss of users and damage to our reputation, we may be forced to expend significant amounts of financial and managerial resources to defend against these accusations and we may face liability exposure.

We may be liable if third parties misappropriate our users’ personal information.

Third parties may be able to hack into or otherwise compromise our network security or otherwise misappropriate our users’ personal information or credit card information. If our network security is compromised, we could be subject to liability arising from claims related to, among other things, unauthorized purchases with credit card information, impersonation or other similar fraud claims or other misuse of personal information, such as claims for unauthorized marketing purposes. In such circumstances, we also could be liable for failing to provide timely notice of a data security breach affecting certain types of personal information in accordance with the growing number of notification statutes. Consumer protection privacy regulations could impair our ability to obtain information about our users, which could result in decreased advertising revenues.

In general, we ask our websites’ users to “opt-in” to receive special offers and other direct marketing opportunities from us and our advertisers and partners. Our network also requests and obtains personal data from users who register to become members of the network. Registration as a member is required in order for users to have full access to the services offered by our network. Personal data gathered from members is used to personalize or tailor content to them and is provided, on an aggregate basis, to advertisers to assist them in targeting their advertising campaigns to particular demographic groups. Current and prospective advertisers evaluate our ability to provide user data to support targeted advertising. Privacy concerns may ultimately cause users to resist providing personal data. If we become unable to collect personal data from a sufficient number of our users, we may lose significant advertising revenues.

Changes in public acceptance of e-mail marketing and the perception of security and privacy concerns may indirectly inhibit market acceptance of the use of personal data. Our failure to implement industry-standard Platform for Privacy Preferences protocols, which enable websites to express their privacy practices in a standard format that can be retrieved automatically and interpreted by users, could discourage users from using our websites, products and services and from providing their personal data to our company. In addition, pending and recently enacted legislative or regulatory requirements that businesses notify consumers that their data may be used by or disclosed to marketing entities to direct product promotion and advertising to the consumer may heighten these concerns. Moreover, there appears to be a trend in newer privacy laws to treat a company’s affiliates as third parties for purposes of consumer disclosure or notification requirements, which further restricts our business and creates potential liability.

Our network also uses “cookies” to track user behavior and preferences. A cookie is information keyed to a specific server, file pathway or directory location that is stored on a user’s hard drive or browser, possibly without the user’s knowledge, but is generally removable by the user. Information gathered from cookies is used by us to tailor content to users of our network and may also be provided to advertisers on an aggregate basis. In addition, advertisers may themselves use cookies to track user behavior and preferences. A number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged the passage of laws directly or indirectly limiting or abolishing the use of cookies. Other tracking technologies we use, such as so-called “pixel tags” or “clear GIFs,” are also coming under increasing scrutiny by legislators, regulators and consumers. In addition, legal restrictions on cookies, pixel tags and other tracking technologies may make it more difficult for us to tailor content to our users, making our network less attractive to users. Similarly, the unavailability of cookies, pixel tags and other tracking technologies may restrict the use of targeted advertising, making our network less attractive to advertisers and causing us to lose significant advertising revenues.

The locations of our users expose us to foreign privacy and data security laws and may increase our liability, subject us to non-uniform standards and require us to modify our practices.

Our users are located in the US and around the world. As a result, we collect and process the personal data of individuals who live in many different countries. Privacy regulators in certain of those countries have publicly stated that foreign entities (including entities based in the United States) may render themselves subject to those countries’ privacy laws and the jurisdiction of such regulators by collecting or processing the personal data of those countries’ residents, even if such entities have no physical or legal presence there. Consequently, we may be held to be obligated to comply with the privacy and data security laws of certain foreign countries.

Our exposure to Canadian, European and other foreign countries’ privacy and data security laws impacts our ability to collect and use personal data, and increases our legal compliance costs and may expose us to liability. As such laws proliferate, there may be uncertainty regarding their application or interpretation, which consequently increases our potential liability. Even if a claim of non-compliance against us does not ultimately result in liability, investigating or responding to a claim may present a significant cost. Future legislation may also require changes in our data collection practices which may be expensive to implement.

In addition, enforcement of legislation prohibiting unsolicited e-mail marketing in the European Union without prior explicit consent is increasing in several European countries, including France, Germany and Italy, which activities could negatively affect our business in Europe and create further costs for our company.

Risks Related to our Capital Stock

Currently, there is no liquid trading market for our common stock or Series C Preferred Stock.

There is currently no liquid trading market for the common stock, and if no public trading market develops, our shareholders’ ability to sell their common stock and the price received for their common stock may be adversely impacted.

We do not expect to pay dividends on our common stock or the Series C Preferred Stock.

We have not paid any cash dividends with respect to our common stock or the Series C Preferred Stock, and it is unlikely that we will pay any dividends on our common stock or the Series C Preferred Stock in the foreseeable future.

There are potential adverse tax consequences from the payment of dividends on our stock.

Dividends received by shareholders who are residents of Canada for purpose of the Tax Act will be subject to US withholding tax. Based on current tax legislation, any such dividends will not qualify for a reduced rate of withholding tax under the Canada-United States Tax Convention.

Dividends received by US shareholders will not be subject to US withholding tax but will be subject to Canadian withholding tax. After giving effect to the conversion/continuance, we will be considered a US corporation for US federal income tax purposes. As such, dividends paid by us will be characterized as US source income thus not subject to US withholding tax. However, we will be considered to be a Canadian corporation for Canadian tax purposes, thus dividends paid by us to a US shareholder will be subject to a Canadian withholding tax. US shareholders generally would not be able to claim a credit for any Canadian tax withheld, but will be entitled to a deduction for the Canadian taxes paid.

Dividends received by shareholders that are neither Canadian nor US shareholders will be subject to US withholding tax and would also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of US withholding tax under any income tax treaty otherwise applicable to one of our shareholders, subject to examination of the relevant treaty.

CONVERSION AND CONTINUANCE

Background of the Conversion and Continuance

The board of directors of Fluid Nevada has determined that it is advisable to change the company’s domicile from Nevada to the federal jurisdiction of Canada. Management of Fluid Nevada has determined that a conversion will be the most effective means of achieving the desired change of domicile. The Nevada Revised Statutes allows a corporation that is duly incorporated, organized, existing and in good standing under Nevada law to convert into a foreign entity pursuant to a plan of conversion approved by the shareholders of the Nevada corporation. The shareholders will approve the conversion upon the effectiveness of the registration statement of which this information statement/prospectus is a part.

To effectuate the conversion/continuance, a Certificate of Conversion will be filed with the Secretary of State of Nevada and Articles of Continuance will be filed with the Director of Industry Canada. Upon the receipt of a Certificate of Continuance from the Director of Industry Canada, we will be continued as a Canadian company and will be governed by the Canadian Business Corporations Act. The assets and liabilities of the Canadian company immediately after the consummation of the conversion/continuance will be identical to the assets and liabilities of the Nevada company immediately prior to the conversion/continuance. The current officers and directors of Fluid Nevada will be the officers and directors of Fluid Canada, along with the four individuals named in this information statement/prospectus as nominees for election as directors. The change of domicile will not result in any material change to the business of Fluid Nevada and will not have any effect on the relative equity or voting interests of our shareholders. Each previously outstanding share, option and warrant of Fluid Nevada will become one share, option and warrant of the Canadian company, all on the same terms and conditions that existed prior to the conversion/continuance. The change in domicile will, however, result in changes in the rights and obligations of current Fluid Nevada shareholders under applicable corporate laws. For an explanation of these differences please see “Comparative Rights of Shareholders.” In addition, the conversion/continuance may have adverse tax consequences for shareholders. For a more detailed explanation of the circumstances to be considered in determining the tax consequences, please see “Material United States Federal Tax Consequences” and “Material Canadian Tax Consequences.”

Pursuant to Section 92A.120 of the Nevada Revised Statutes, the board of directors of Fluid Nevada has adopted resolutions approving the Plan of Conversion. The effect of this conversion will be to change the domicile of Fluid Nevada from the State of Nevada to the federal jurisdiction of Canada. Fluid Nevada will file with the Secretary of State of Nevada a Certificate of Conversion and will file (i) a Notice of Registered Office, (ii) a Notice of Directors, and (iii) Articles of Continuance with the Director of Industry Canada. The conversion/continuance shall become effective upon receipt of a Certificate of Continuance from the Director of Industry Canada.

Reasons for the Change of Domicile

Our board of directors believes that continuing into Canada is in the best interests of Fluid Nevada and its shareholders because they believe that the conversion/continuance will provide us with a number of benefits including:

•	Expanded access to the Canadian capital markets and investors. We expect this will result in a more favorable financing environment than is currently available to Fluid Nevada as a US corporation; and
•
An improved profile among Canadian investors and within the Canadian investment dealer community. We believe our profile will be improved, in part, because we understand several of our shareholders are Canadian and we will be a Canadian company.

In addition to the potential benefits described above, the conversion/continuance may impose some moderate costs on us and may expose our shareholders to some risk in terms of potentially greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against our continued company following the consummation of the conversion/continuance. Please see the section titled “Risk Factors” for a more comprehensive discussion regarding the risk factors of the conversion/continuance. There are also differences between the laws of the State of Nevada and the laws of Canada. Please see the section titled “Comparative Rights of Shareholders” for a more comprehensive discussion regarding our shareholders’ rights before and after the proposed conversion/continuance. Our board of directors has determined that the potential advantages of the conversion/continuance outweigh the risks and costs.

Following the continuance/conversion, we expect to be a foreign private issuer, as such term is defined under the Securities Exchange Act of 1934. Following the conversion/continuance, we estimate that approximately 51% - 65% of our outstanding voting securities will be directly or indirectly held of record by persons who are not residents of the United States. If our proposed initial public offering in Canada is consummated, more of our common shares will be held by Canandians.

Although our board of directors evaluated variations in the basic structure of the conversion/continuance, our board of directors believes that, based on advice from management and its professional advisors, the proposed structure of our continued company, as a Canadian corporation, is the best structure to provide the advantages which we are seeking, without substantial operational or financial risks. Consequently, our board of directors did not consider any alternative to the conversion/continuance. No assurance can be given, however, that the anticipated benefits of the conversion/continuance will be realized.

Effective Time of the Conversion

The conversion/continuance will become effective upon:

•	The approval of the Plan of Conversion and other resolutions by the shareholders of Fluid Nevada;
•	The delivery of duly executed articles of conversion to the Secretary of State of the State of Nevada in accordance with Section 92A.205 of the Nevada Revised Statutes; and
•	The issuance of a Certificate of Continuance by the Director of Industry Canada.

We anticipate that shareholder action will be taken and the Certificate of Continuance and Articles of Continuance will be filed promptly after the effectiveness of the registration statement of which this information statement/prospectus forms a part.

Conditions to the Consummation of the Conversion

The board of directors of Fluid Nevada has adopted and approved the Plan of Conversion. The only other material actions required to consummate the conversion are the approval of the shareholders of Fluid Nevada in accordance with Section 92A.120 of the Nevada Revised Statutes, the filing of the Certificate of Conversion with the Secretary of State of Nevada and the filing of Articles of Continuance with the Director of Industry Canada and the receipt of a Certificate of Continuance.

Amendments to Charter in Connection with Conversion/Continuance

The Articles of Continuance of Fluid Canada, attached to this Information Statement/Prospectus as Exhibit D, will have several differences from the Articles of Incorporation of Fluid Nevada. In connection with the conversion/continuance, the authorized share capital of our company will be amended to increase the authorized capital from 100,000,000 common shares to an unlimited number of common shares, and to remove from the authorized capital the Series A and Series B Preferred Stock. The authorization of the Series A and Series B Preferred Stock are being removed because Series A and Series B Preferred Stock are no longer issued and outstanding, and the maximum authorized share capital is being removed to conform the company’s share capital with typical practice for corporations governed by the CBCA.

Exchange of Share Certificates

No exchange of certificates that, prior to the effective time of the conversion/continuance, represented shares of Fluid Nevada common stock or preferred stock is required with respect to the conversion/continuance and the transactions contemplated by the conversion plan. After the effective time of the conversion, we will mail to each record holder of certificates that immediately prior to the effective time of the conversion represented shares of Fluid Nevada common stock and/or preferred stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Fluid Nevada stock, together with a properly completed letter of transmittal, we will issue in exchange a share certificate of Fluid Canada and the stock certificate representing shares in the Fluid Nevada will be cancelled.

Stock Options and Warrants

As of the effective time of the conversion/continuance, all warrants and options to purchase shares of Fluid Nevada common stock granted or issued prior to the effective time of the conversion will become warrants and options to purchase shares in Fluid Canada as continued under the Canada Business Corporations Act.

Shares Being Registered

At the date of this information statement/prospectus, there were [_______] shares of our common stock and [_______] shares of our preferred stock issued and outstanding. Upon approval of the plan of conversion by the shareholders and the completion of the necessary procedures under the Nevada Revised Statutes and Canada Business Corporations Act, these shares will be issued and registered as common shares and preferred shares, as applicable, of Fluid Canada. See “Description of Securities.”

Recommendation of the board of directors

The board of directors has unanimously approved the Plan of Conversion described in this information statement/prospectus. In reaching its decision, the board reviewed the fairness to Fluid Nevada and its shareholders of the proposed conversion/continuance and considered, without assigning relative weights to, the following factors:

•
the belief of the board of directors that the conversion/continuance may provide new financing opportunities for our company and improve our profile among Canadian investors and within the Canadian investment dealer community; and

•	the belief that there will be minimal or no tax consequences to Fluid Nevada from the proposed conversion/continuance.

Without relying on any single factor listed above more than any other factor, the board of directors, based upon its consideration of all such factors taken as a whole, concluded that the plan of conversion is fair to Fluid Nevada and its shareholders.

DISSENTERS’ RIGHTS

Under Section 92A.120 of the Nevada Revised Statutes, the approval of the board of directors of a company and the affirmative vote of the holders of at least a majority-in-interest of its outstanding shares are required to approve and adopt a plan of conversion. Our board of directors has approved and adopted our plan of conversion by unanimous written consent, and we expect our shareholders to approve the conversion after the effectiveness of the registration statements of which this information statement/prospectus is a part. If the conversion is completed, eligible holders of Fluid Nevada common stock that follow the procedures summarized below will be entitled to dissenters’ rights under Sections 92A.300 to 92A.500 of the Nevada Revised Statutes.

The following is a discussion of the material provisions of the law pertaining to dissenters’ rights under the Nevada Revised Statutes as set forth in Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, a copy of which is attached hereto as Appendix E. You should read Appendix E in its entirety. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect their dissenters’ rights. Failure to properly demand and perfect dissenters’ rights in accordance with Sections 92A.300 to 92A.500 of the Nevada Revised Statutes will result in the loss of dissenters’ rights.

Eligible Fluid Nevada shareholders who wish to assert dissenters’ rights must not consent to or approve the conversion proposal and must follow the steps set forth in the dissenters’ notice described below.

When the conversion/continuance is authorized by the shareholders, Fluid Nevada will send a written dissenters’ notice to all eligible shareholders who provided timely notice of their intent to demand payment for their shares and who did not consent to the conversion/continuance, within 10 days after effectuation of the conversion/continuance. The notice will:

•	state where the demand for payment must be sent and where and when certificates for Fluid Nevada shares are to be deposited;
•	inform the holders of shares not represented by certificates to what extent the transfer of shares will be restricted after the demand for payment is received;
•	supply a form for demanding payment;
•	set a date by which we must receive the demand for payment, which may not be less than 30 or more than 60 days after the date the notice is delivered; and
•	be accompanied by a copy of Sections 92A.300 through 92A.500 of the NRS;

An eligible shareholder to whom a dissenters’ notice is sent must, by the date set forth in the dissenter’s notice:

•	demand payment;
•	certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
•	deposit his or her certificates in accordance with the terms of the dissenter’s notice.

Eligible shareholders who do not demand payment or deposit their certificates where required, each by the date set forth in the dissenter’s notice, will not be entitled to demand payment for their shares under Nevada law governing dissenters’ rights.

Within 30 days after receipt of a valid demand for payment, we will pay each dissenter who complied with the procedures described by the Nevada dissenters’ rights statute the amount we estimate to be the fair value of the shares, plus accrued interest. The payment will be accompanied by:

•
our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that fiscal year, a statement of changes in shareholders’ equity for that fiscal year and the latest available interim financial statements, if any;

•	a statement of our estimate of the fair value of the shares;
•	an explanation of how the interest was calculated;
•	a statement of dissenters’ rights to demand payment under Section 92A.480 of the NRS; and
•	a copy of Sections 92A.300 through 92A.500 of the NRS.

An eligible dissenter may notify us in writing of the dissenter’s own estimate of the fair value of the shares and interest due, and demand payment based upon his or her estimate, less our estimated fair value payment, or reject the offer for payment made by us and demand payment of the fair value of the dissenter’s shares and interest due if the dissenter believes that the amount paid or offered is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated. A dissenter waives his right to demand such payment unless the dissenter notifies us of his demand in writing within 30 days after we made or offered payment for the dissenter’s shares.

If a demand for payment remains unsettled, we will commence a proceeding within 60 days after receiving the demand for payment and petition the court to determine the fair value of the shares of Fluid Nevada common stock and accrued interest. If we do not commence the proceeding within the 60-day period, we will be required to pay each dissenter whose demand remains unsettled the amount demanded.

Each dissenter who is made a party to the proceeding is entitled to a judgment:

•	for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by us; or
•	for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which we elected to withhold payment pursuant to Nevada law.

Under Nevada law, the fair value of shares of Fluid Nevada common stock means the value of the shares immediately before the consummation of the conversion, excluding any increase or decrease in value in anticipation of the conversion unless excluding such increase or decrease is inequitable. The value determined by the court for the Fluid Nevada common stock could be more than, less than, or the same as the conversion consideration, but the form of consideration payable as a result of the dissent proceeding would be cash.

The court will determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in the amounts the court finds equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

•	against us in favor of all dissenters if the court finds we did not substantially comply with the Nevada dissenters’ rights statute; or
•
against either us or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the dissenters’ rights provided under the Nevada dissenters’ rights statute.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

If a proceeding is commenced because we did not pay each dissenter who complied with the procedures described by the Nevada dissenters’ rights statute the amount we estimated to be the fair value of the shares, plus accrued interest, within 30 days after receipt of a valid demand for payment, the court may assess costs against us, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. The assessment of costs and fees, if any, may also be affected by Nevada law governing offers of judgment.

The foregoing summary of the material rights of eligible dissenting shareholders does not purport to be a complete statement of such rights and the procedures to be followed by shareholders desiring to exercise any available dissenters’ rights. The preservation and exercise of dissenters’ rights require strict adherence to the applicable provisions of Nevada law.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

General

The following sections summarize material provisions of US federal income tax laws that may affect our shareholders and us. Although this summary discusses the material US federal income tax considerations arising from and relating to the conversion/continuance, it does not purport to discuss all of the United States consequences that may be relevant to our shareholders, nor will it apply to the same extent or in the same way to all shareholders. The summary does not describe the effect of the US federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the income tax laws of the United States to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this information statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. You are strongly advised to consult with your own legal and tax advisors regarding the United States income tax consequences of the conversion/continuance in light of your particular circumstances.

United States Federal Income Tax Consequences

This portion of the summary applies to US holders who own our common stock as capital assets. US holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for US federal income tax purposes), and partnerships organized under the laws of the United States or any State thereof or the District of Columbia. Trusts are US holders if they are subject to the primary supervision of a US court and the control of one or more US persons with respect to substantial trust decisions. An estate is a US holder if the income of the estate is subject to US federal income taxation regardless of the source of the income. US holders who own interests indirectly through one or more non-US entities or carry on business outside the United States through a permanent establishment or fixed place of business, or US holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

This summary also describes certain US federal income tax consequences to Canadian holders following the conversion/continuance, who are specifically those persons resident in Canada who own our common stock as capital assets. The discussion is limited to the US federal income tax consequences to Canadian holders of their ownership and disposition of the common stock of the company as a result of the conversion/continuance and assumes the Canadian holders have no other US assets or activities.

This discussion is based on the Internal Revenue Code of 1986 (“Code”), as amended, adopted and proposed regulations thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, reports of congressional committees, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the US federal income tax consequences of the conversion/continuance. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. As indicated above, this discussion does not address all aspects of US federal income taxation that may be relevant to particular US holders in light of their personal circumstances or to US holders subject to special treatment under the US Internal Revenue Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a “functional currency” other than the US dollar, and persons subject to taxation as expatriates. Furthermore, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for US federal income tax purposes.

This summary does not address the US federal income tax consequences to a US holder of the ownership, exercise, or disposition of any warrants or options.

US Tax Consequences to the Company

While the conversion/continuance is actually a migration of the corporation from Nevada to Canada, for US federal income tax purposes, Fluid Canada will be treated as an United States corporation due to Section 7874(b) of the Code. Therefore, the conversion/continuance will be treated for US federal income tax purposes as a reorganization under Section 368(a)(1)(F) of the Code and, that both Fluid Nevada and Fluid Canada will be a “party to a reorganization” within the meaning of Section 368 of the Code. Accordingly, neither Fluid Nevada nor Fluid Canada will recognize any gain or loss as a result of the merger.

US Tax Consequences to US and Canadian Shareholders

The conversion/continuance should be treated by shareholders as the exchange by them, of their stock for stock of the Canadian company. The shareholders will not be required to recognize any US gain or loss on this transaction. A shareholder’s adjusted basis in the stock of Fluid Canada received in the exchange will be equal to such shareholder’s adjusted basis in the shares of Fluid Nevada surrendered in the exchange. A shareholder’s holding period in the shares of Fluid Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Fluid Nevada.

Shareholders exercising dissenters’ rights will recognize capital gain or loss with respect to their receipt of payment in cash of the fair value of their Fluid Nevada shares in the amount by which the fair value payment exceeds or is less than the basis in their Fluid Nevada shares.

Controlled Foreign Corporation Considerations

While we are certain US shareholders of Fluid Nevada own (directly or indirectly) at least 10% of the Fluid Nevada shares, the total combined ownership of all US shareholders is less than 50%. Therefore, the Controlled Foreign Corporation, or the CFC, rules under Code Sections 951 - 959 will not apply to Fluid Canada and its US shareholders immediately after the conversion/continuance. Any United States person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote of a foreign corporation, such as Fluid Canada, will be considered a “United States shareholder” under the CFC rules. If, in the future, “United States shareholders” (as defined above) own more than 50% of the total combined voting power of all classes of Fluid Canada stock entitled to vote or own more than 50% of the value of Fluid Canada stock, Fluid Canada will be considered to be a CFC for US tax purposes. In such situation, the “United States shareholders” would likely be subject to the effects of the CFC rules, and should consult with their tax advisors regarding their particular tax consequences.

Post-Conversion/continuance Sale of Fluid Canada Shares

A US shareholder who sells his or her shares of Fluid Canada will generally recognize capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the stock exceeds (or is exceeded by) such holder’s adjusted basis in the stock surrendered. If the US shareholder’s holding period for the Fluid Canada stock (which includes the holding period for the Fluid Nevada shares) is less than one year, the US shareholder will recognize ordinary income (or loss) on the sale of his or her stock.

Post-Conversion/continuance Dividends on Fluid Canada Shares

Any dividends received by US shareholders of Fluid Canada will be recognized as ordinary income by the shareholders for US tax purposes. Because Fluid Canada will be treated as a United States corporation for federal income tax purposes, such dividends will not be subject to US withholding tax. But Fluid Canada will be treated as a Canadian corporation for Canadian tax purposes, Canadian taxes will be withheld by Canada Customs & Revenue Agency on such dividends and will not be available as a foreign tax credits to the US shareholders. However, the US shareholder will be entitled to a deduction for the foreign taxes paid. The actual amount of reduction the deduction has on each US shareholder’s US income tax will depend on the effective US income tax rate of each US shareholder. Each US shareholder should consult with a tax advisor regarding the calculation of any available deduction of foreign taxes available in his or her particular tax consequences.

MATERIAL CANADIAN TAX CONSEQUENCES

General

The following sections summarize material provisions of Canadian federal income tax laws that may affect our shareholders and us. Although this summary discusses the material Canadian federal income tax considerations arising from and relating to the conversion/continuance, it does not purport to discuss all of the Canadian tax consequences that may be relevant to our shareholders, nor will it apply to the same extent or in the same way to all shareholders. The summary does not describe the effects of any provincial or local tax law, rule or regulation, nor is any information provided as to the effect of any other Canadian federal or foreign tax law, other than the income tax laws of Canada to the extent specifically set forth herein.

The tax discussion set forth below is based upon the facts set out in this information statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. The following does not address all aspects of taxation that may be relevant to you in light of your individual circumstances and tax situation. You are strongly encouraged to consult with your own legal and tax advisors regarding the Canadian income tax consequences of the conversion/continuance in light of your particular circumstances.

Canadian Income Tax Considerations

The following general summary is our understanding of the Canadian federal income tax consequences of the proposed conversion/continuance of Fluid Nevada to the federal jurisdiction of Canada as it applies to Fluid Nevada and to those individual Canadian resident shareholders to whom shares of the Nevada company constitute “capital property” for the purposes of the Income Tax Act (Canada) (the “Act”). This summary is not applicable to a shareholder that is a “specified financial institution,” to a shareholder an interest in which is a “tax shelter investment,” or to a “financial institution” for purposes off the “mark to market” rules, all as defined in the Act. This summary also describes the principal Canadian federal income tax consequences of the proposed conversion/continuance of Fluid Nevada to the federal jurisdiction of Canada to non-resident individual shareholders who do not carry on business in Canada or hold their Fluid Nevada shares as part of an adventure or concern in the nature of trade. This summary does not address all issues relevant to a shareholder in respect of whom Fluid Nevada is a “foreign affiliate” under the Act. Shareholders should consult their own Canadian tax advisors on the Canadian tax consequences of the proposed conversion/continuance.

This summary is based upon our understanding of the current provisions of the Act, the regulations thereunder in force on the date hereof (the “Regulations”), any proposed amendments (the “Proposed Amendments”) to the Act or Regulations previously announced by the Federal Minister of Finance and our understanding of the current administrative and assessing policies of the Canada Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations, which may differ significantly from those discussed herein.

Canadian Corporation

As a result of being granted articles of continuance to Canada, Fluid Canada will be deemed to have been incorporated in Canada from that point onwards, and not to have been incorporated elsewhere.

Deemed Disposition

As a result of the conversion/continuance to the federal jurisdiction of Canada, Fluid Canada will be deemed to have disposed of, and immediately reacquired, all of its assets at their then fair market value. Gains arising on the deemed disposition of taxable Canadian property (if any) are taxable in Canada (subject to exclusion by the Canada-United States income tax treaty). Pre-conversion/continuance accrued gains on a subsequent disposition by Fluid Canada are not subject to further Canadian tax. The effect of this provision is that Fluid Canada’s assets are re-stated for Canadian income tax purposes at their fair market value as at the time of conversion/continuance to Canada.

New Fiscal Period

We will be deemed to have a year-end immediately prior to our conversion/continuance to Canada. For Canadian income tax purposes, Fluid Canada will be able to choose a new fiscal year end falling within the 53 week period following the effective date of the conversion/continuance.

No Deemed Disposition

A shareholder will not realize a disposition of their Fluid Nevada shares on the conversion/continuance to Canada. For Canadian income tax purposes, the income tax cost of their Fluid Canada shares will be equal to the income tax cost of their Fluid Nevada shares. On a subsequent sale of Fluid Canada shares, a capital gain or loss will result equal to the proceeds of disposition less the income tax cost of their Fluid Canada shares and any related selling costs.

Paid-Up Capital Adjustment

The deemed disposition of Fluid Nevada’s assets will result in an increase or decrease in the income tax cost of certain of its assets. To the extent there is a downward adjustment in the income tax cost of Fluid Canada’s assets, a corresponding adjustment to the paid up capital of Fluid Canada’s shares will be made to insure their paid up capital does not exceed the difference between the adjusted income tax cost of its assets (as adjusted by the deemed disposition) and its outstanding liabilities. Any such decrease will be allocated pro-rata amongst Fluid Canada’s shares.

If an increase in the income tax cost of Fluid Canada’s asset values is realized, Fluid Canada may elect to increase the paid up capital of its shares prior to continuing to Canada. In the event Fluid Canada makes such an election, it will be deemed to have paid a dividend to its shareholders. Canadian shareholders that are deemed to have received such a dividend must include that dividend in income. In such a situation, the amount of the dividend will be added to the shareholders’ income tax cost of their Fluid Canada shares. Since the tax consequences would be detrimental to individual shareholders if we were to increase the income tax cost, we do not plan to make such an election.

Consequences of Conversion/continuance to Non-Resident Shareholders

On the conversion/continuance of Fluid Nevada to Canada, the income tax cost of a non-resident’s Fluid Canada shares will be equal to their fair market value at the time of conversion/continuance to Canada. A subsequent disposition of Fluid Canada shares by a non-resident shareholder will not be subject to tax in Canada provided his shares are not taxable Canadian property.

To the extent Fluid Canada pays or is deemed to have paid a dividend to a non-resident shareholder, such dividend is subject to a 25% withholding tax (subject to reduction by an income tax treaty between Canada and the non-resident shareholder’s country of residence).

COMPARATIVE RIGHTS OF SHAREHOLDERS

After the conversion/continuance, the shareholders of Fluid Nevada, a Nevada corporation governed by the Nevada Revised Statutes and the Articles of Incorporation and By-Laws of Fluid Nevada, will become shareholders of Fluid Canada, a Canadian company organized under and governed by the Canada Business Corporations Act (the “CBCA”), the Articles of Continuance and the By-Laws of Fluid Canada. Differences between the Nevada Revised Statutes and the CBCA, between Fluid Nevada’s present charter and By-Laws and the Articles of Continuance and By-Laws of Fluid Canada, will result in various changes in the rights of shareholders of Fluid Media Networks, Inc. It is impractical to describe all such differences, but the following is a description of some of the material differences. This description is qualified in its entirety by reference to the Nevada Revised Statutes and the CBCA and by the terms of the present charter and By-Laws of Fluid Nevada and the proposed Articles of Continuance and By-Laws of Fluid Canada.

	Nevada Revised Statutes	CBCA

Removal of directors
Generally, any one or more directors may be removed by the vote of not less than two thirds of the voting power of issued and outstanding shares entitled to vote. The directors may fill vacancies on the board.

Any director, or the entire Board, may be removed by a majority vote at a meeting of shareholders called for that purpose. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed, or, if not so filled, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors provided for in the articles.

Inspection of shareholders list
Any shareholder of record of a corporation who has held his shares for more than six months or any shareholder holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company’s stock ledger and make extracts therefrom. A company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the shareholder’s interest in the company.

A shareholder may examine the list of shareholders during normal business hours at the registered office of the corporation or where its central securities register is maintained, as well as at the meeting of shareholders for which the list was prepared.

Transactions with officers and directors
Contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if:

•   the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors;
•   the fact of the common directorship, office or financial interest is known to the shareholders, and they approve or ratify the contract or transaction in good faith by a majority vote of shareholders holding a majority of the voting power;
•   the fact of common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors for action; or
•   the contract or transaction is fair to the corporation at the time it is authorized or approved.

Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of disinterested directors may authorize, approve or ratify a contract or transaction.

A material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer, or in which the director or officer has a material interest in, is not invalid nor is the director or officer accountable to the corporation for any profit realized, if the director or officer has disclosed the nature and extent of his interest to the corporation, in writing or by requesting to have it entered in the minutes of a meeting of directors or a meeting of a committee of directors, and the contract or transaction has been approved by the directors. A director required to make such disclosure is not permitted to vote on any resolution to approve the contract or transaction unless the contract or transaction: (a) relates primarily to his or her remuneration as a director, officer, employee or agent of the corporation or an affiliate; (b) is for indemnity or insurance under section 124 of the CBCA; or (c) is with an affiliate.

Indemnification of officers and directors
A corporation may indemnify its directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees and amounts paid in settlement) and, provided that such individual, or indemnitee, acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. A corporation may indemnify its directors, officers, employees and agents against all reasonable expenses including amounts paid in settlement and attorneys’ fees in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper.

A corporation may indemnify a director or officer or former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity against costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual, in respect of a civil, criminal, administrative, investigative or other proceeding to which such person was a party by reason of being or having been a director or officer, if the person:
•   acted honestly and in good faith with a view to the best interests of the corporation (or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request); and
•   in the case of a criminal or administrative proceeding enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

Nevada law also provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either:

•   by the shareholders;
•    by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding;
•     if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
•      if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Notice and call of shareholder meetings
Unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the shareholders. Additionally, a notice of the meeting of shareholders shall be given not less than 10 nor more than 60 days before the meeting.

The directors shall call an annual meeting of shareholders to be held not later than 18 months after the date of its incorporation and subsequently not later than 15 months after holding the last preceding annual meeting, but no later than six months after the end of the corporation’s preceding financial year, and may at any time call a special meeting of shareholders. A notice of the time and place of a meeting of shareholders shall be sent not less than 21 days and not more than 60 days before the meeting. However, public companies are also subject to the requirements of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer, which provides for minimum notice periods greater than the minimum 21 day period provided by the CBCA.

Voting rights with respect to extraordinary corporate transactions
Approval of mergers, conversion, amendments to the articles of incorporation, and sales, leases or exchanges of all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of shareholders of the corporation surviving a merger is necessary if:
•   the merger does not amend the articles of incorporation of the surviving corporation;
•   each outstanding share immediately prior to the merger is to be an identical share after the merger;
•   the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and
•     the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

For certain fundamental changes, the approval of not less than two-thirds of the votes cast by shareholders is required. Fundamental changes include amendments to a corporation’s articles of incorporation to, amongst other things:
•   change its name;
•   vary any restrictions on the business that the corporation may carry on;
•   change the maximum number of shares that the corporation is authorized to issue or vary its stated capital or effect a stock split or consolidation;
•     create a new class of shares or vary the rights, privileges, restrictions or conditions of any shares;
•   vary restrictions on the issue, transfer or ownership of shares; and
•   constrain (or vary the constraint regarding) the issue or transfer of shares to persons who are not resident Canadians.

In addition, the approval of not less than two-thirds of the votes cast by shareholders is required to approve the corporation’s amalgamation (other than a “vertical short-form” or “horizontal short-form” amalgamation) or the corporation’s proposal to sell, lease or exchange all or substantially all of its property other than in the ordinary course.

Shareholders’ consent without a meeting
Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after taking the action, a written consent is signed by the shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where actions is authorized by written consent need a meeting of the shareholders be called or notice given.
Any action required or permitted to be taken at a meeting of the shareholders may be taken by a written resolution signed by all the shareholders entitled to vote on such resolution.

Shareholder voting requirements
Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business. A matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Under Nevada law, amendment of articles requires approval by a majority of the shares entitled to vote. Directors must be elected by a plurality of the votes cast at the election. Where a separate vote by a class or series required, a majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the shareholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

Unless the bylaws otherwise provide, a quorum of shareholders is present for a meeting, irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. It is common practice for the by-laws of a company to provide for a quorum of shareholders to be deemed present when as little as 5% of the issued and outstanding share capital entitled to vote is present in person or represented by proxy. Except where the CBCA requires approval by a special resolution, requiring approval by a two-thirds majority of the votes cast by the shareholders who voted on a resolution, a simple majority of the votes cast by the shareholders who voted on a resolution is required to approve any resolution properly brought before the shareholders. Even where the shares of a class or series do not otherwise carry the right to vote, separate class or series voting is required on a proposal to amend a corporation’s articles of incorporation to, among other things, vary the rights or restrictions attaching to the class or another class which impacts on the first class or increase or decrease the maximum number of authorized shares of such class or increase the maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class.

In addition, a class vote is required if the corporation proposes to sell, lease or exchange all or substantially all of the property of the corporation if such class is affected by the sale in a manner different from the shares of another class.

Moreover, shares that would not otherwise have voting rights are granted voting rights with respect to, amongst other things, the approval of certain amalgamations or of the sale, lease or exchange of all or substantially all of the property of the corporation.

Anti-takeover provisions
Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders of record, at least 100 of whom are residents of Nevada, and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquirer from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquirer provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquirer’s shares at a meeting called at the request and expense of the acquirer. If the voting rights of such shares are restored, shareholders voting against such restoration may obtain payment for the “fair value” of their shares. The Nevada statute also restricts a “business combination” with “interested shareholders,” unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes:

•   any merger with an “interested shareholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested shareholder;
•   any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an “interested shareholder” having an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or representing 10% or more of the earning power or net income of the corporation;
•   the issuance or transfer of shares of the corporation or its subsidiaries, having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to the “interested shareholder”
•   the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested shareholder;”
•    certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the “interested shareholder;” or
•     the receipt by an “interested shareholder” of the benefit, except proportionately as a shareholder, of any loans, advances or other financial benefits.

An “interested shareholder” is a person who beneficially owns 10% or more of the outstanding shares of the corporation, or an affiliate or associate and at any time within the last 3 years immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation. A corporation to which this statute applies may not engage in a “combination” within three years after the interested shareholder acquired its shares, unless the combination or the interested shareholder’s acquisition of shares was approved by the board of directors before the interested shareholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met.

There is no provision under the CBCA law similar to the Nevada Acquisition of Controlling Interest Statute. However, the CBCA provides as follows with respect to compulsory acquisition on a takeover:

Subject to compliance with the relevant provisions of the CBCA, if an offeror offers to purchase all of the shares of a corporation under a take-over bid which, within 120 days of the date of the bid, is accepted by holders of not less than 90% of the shares of any class of shares to which the bid relates (other than those held by or on behalf of the offeror or an affiliate or associate thereof), then the offeror is entitled to acquire the shares held by the dissenting offerees. In such a case, and subject to compliance with the relevant provisions of the CBCA, dissenting offerees have the option of either tendering their shares to the offeror on the same terms as shares were tendered to the bid or demanding payment of the fair value of their shares.

Appraisal rights; dissenters’ rights
Subject to certain conditions, any shareholder is entitled to dissent from, and obtain payment of the fair market value of his or her shares in the event of any of the following corporate actions:

•   consummation of a conversion or plan of merger to which a Nevada corporation is a constituent entity;
•   consummation of a plan of exchange to which the Nevada corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his or her shares are to be acquired in the plan of exchange;
•    any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or
•   any corporate action not described above that will result in the shareholder receiving money or scrip instead of fractional shares.

A shareholder who is entitled to dissent and obtain payment may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or her or the domestic corporation.

Subject to certain conditions, shareholders may dissent if, among other things, the corporation resolves to:

•    amend its articles to vary any provisions restricting or constraining the issue, transfer or ownership of shares of such shareholder’s class;
•   amend its articles to vary any restriction on the business that the corporation may carry on;
•   amalgamate otherwise than under a vertical or horizontal short-form amalgamation;
•   be continued into another jurisdiction;
•   sell, lease or exchange all or substantially all of its property; or
•   carry out a “going-private” or “squeeze-out” transaction.

In addition, holders of any class or series of shares entitled to vote on a proposal to amend a corporation’s articles of incorporation for which class voting would be required, may dissent if the corporation’s articles are amended as proposed.

Dissenting shareholders who comply with the requirements set out in the CBCA are entitled to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents.

Statutory oppression remedy	The Nevada Revised Statutes do not provide a statutory oppression remedy.
A “complainant” (which includes a security holder, director, officer and any other person who, in the discretion of the court is a proper person to make an application) may apply to a court for relief for acts or omissions by a corporation, directors, or other affiliates that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of such persons. The court may issue an order:

•   restraining the conduct complained of;
•   appointing a receiver or receiver-manager;
•   to regulate a corporation’s affairs by amending its articles or by-laws or creating or amending an unanimous shareholder agreement;
•   directing an issue or exchange of securities;
•   appointing directors in place of or in addition to all or any of the directors then in office;
•      directing a corporation, subject to repurchase restrictions related to the solvency of the corporation, or any other person to purchase securities of a security holder;
•   directing a corporation or any other person to pay to a security holder any part of the money paid by the security holder for securities;
•   varying or setting aside a transaction or contract to which a corporation is a party and compensating the corporation or any other party to the transaction or contract;
•   requiring a corporation, within a time specified by the court, to produce to the court or an interested person financial statements in the form required to be produced at an annual shareholders’ meeting or an accounting in any other form the court may determine;
•      compensating an aggrieved person;
•      directing rectification of the registers or other records of a corporation;
•      for the liquidation and dissolution of the corporation;
•   directing an investigation to be made of the corporation or any of its affiliated corporations; and
•   requiring the trial of any issue.

Derivative Actions
Only shareholders have the right to bring derivative actions under Nevada law. To exercise this right, the shareholder must set forth with particularity in the complaint the efforts of the shareholder to secure from the board of directors and, if necessary, from the other shareholders, such action as the shareholder desires, and the reasons for the shareholder’s failure to obtain such action or the reasons for not making such effort.

A “complainant” (which includes a security holder, director, officer and any other person who, in the discretion of a court, is a proper person to make an application) may apply to the court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which such entity is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of such entity.

Among other things, the court must be satisfied that it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

The Articles of Continuance of Fluid Canada, attached hereto as Appendix C, will have several differences from the Articles of Incorporation of Fluid Nevada. In connection with the conversion/continuance, the authorized share capital of Fluid Nevada will be amended to (i) increase the authorized capital from 100,000,000 shares of common stock to an unlimited number of common shares and from 10,000,000 shares of preferred stock, issuable in series, to an unlimited number of Series C preferred shares and to (ii) remove from the authorized capital of the company the Series A and Series B Preferred Stock.

As stated above, under the Nevada Revised Statutes, unless the By-Laws provide otherwise, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at all meetings of the shareholders of Fluid Nevada. Under Fluid Nevada’s By-Laws, quorum requirements for shareholders’ meeting are the same as under the statute. Under the CBCA, unless the By-Laws otherwise provide, a quorum of shareholders is present for a meeting, irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Under Fluid Canada’s proposed By-Laws, a quorum for a meeting of shareholders is two shareholders present in person or by proxy.

Under Fluid Nevada’s By-Laws, vacancies in the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office. Under Fluid Canada’s proposed By-Laws, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of minimum or maximum number of directors or from a failure of the shareholders to elect the number or minimum number of directors provided for in the articles.

As under the Nevada Revised Statutes, under Fluid Nevada’s By-laws, shareholders must be provided with written notice of each meeting of shareholders not fewer than ten and not more than 60 days before the date of the meeting. In contrast, under Fluid Canada’s proposed By-Laws, as under the CBCA, shareholders must be provided with written notice not less than 21 days and not more than 60 days before the date of the meeting.

EFFECT OF THE CONVERSION/CONTINUANCE

The conversion/continuance will not operate to prejudice or affect the continuity of our company, affect the property of our company or render defective any legal or other proceedings instituted or to be instituted by or against our company or any other person.

ACCOUNTING TREATMENT

The conversion/continuance of our company from Nevada to the federal jurisdiction of Canada represents, for US accounting purposes, a recapitalization transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost, in accordance with the guidance for transactions between entities under common control in Statement of Financial Accounting Standards No. 141, Business Combinations. The historical comparative figures of Fluid Canada will be those of Fluid Nevada.

Upon the effective date of the conversion, we will be subject to the applicable securities laws of Canada. We expect to qualify as a foreign private issuer in the United States. Before our conversion/continuance in Canada, we prepared our consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”) in the United States. As a Canadian issuer, we may be required to prepare our annual and interim consolidated financial statements in accordance with Canadian GAAP. In such circumstances, for purposes of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP.

ELECTION OF DIRECTORS

Presently, there are only three members of our board of directors. In order to comply with various regulatory and organizational requirements, the board of directors has nominated four persons to serve as members of our board of directors. We expect our shareholders to approve the election of the following persons, effective as of the completion of the conversion/continuance:

Lorne Abony, age 37, is the Co-Founder and Chief Executive Officer of FUN Technologies Inc. (TSX/AIM: FUN). FUN is one of the world’s leading online casual gaming providers and its shares are publicly listed on the Alternative Investment Market (“AIM”) of the London Stock Exchange and the Toronto Stock Exchange. Mr. Abony was previously the Co-Founder and former President of Petopia.com, an online pet food and supply destination that was sold to Petco in 2000. Mr. Abony practiced corporate and securities law at Aird & Berlis in Toronto. Mr. Abony holds an M.B.A. from Columbia Business School, an L.L.B./J.D. from the International Law Center at the University of Windsor and a BA with distinction from McGill University. Mr. Abony was Chairman and a director of our predecessor, Fluid Audio, until the completion of the merger of Fluid Audio into Freedom 20 on February 14, 2007.

Marc Arseneau, age 41, is the founder, President and Chief Executive of Kangaroo Media Inc. (TSX:KTY). Kangaroo Media Inc. markets Kangaroo TV, a handheld audio video device that allows sport events spectators to access exclusive content not available to other spectators, including real time information and statistics. Prior to founding Kangaroo Media Inc. in 2001, Mr. Arseneau was the founder of DeltaVision, a private company doing business in the security systems sector, which he sold in 1998.

André Brosseau, age 45, is Deputy Chairman, President and a director of Loewen, Ondaatje, McCutcheon Limited and its parent company, LOM Bancorp Limited. Prior to 2006, Mr. Brosseau held various senior executive positions at CIBC World Markets Inc., including Head of Canadian Cash Equities and Co-head of Global Cash Equities, Co-head of Canadian Equities and Head of Canadian Sales and Trading. Mr. Brosseau currently serves on the boards of Kangaroo Media Inc., a TSX-listed company that provides exclusive on-site interactive content at sporting events, Aptilon Inc., a TSX Venture Exchange-listed company providing e-sales and marketing solutions to the pharmaceutical, biotechnology and medical device industries, and Production Enhancement Group, Inc. a TSX-listed energy services company. Mr. Brosseau is also the founding Co-Chair of Toronto-based Company Theatre, a not-for-profit organization that supports new directors and actors. Mr. Brosseau received a Bachelor of Science and a Master of Science from the Université de Montreal.

Alain Rhéaume, age 55, is a founder and Managing Partner for Trio Capital Inc., a private equity fund. He has over 30 years experience in finance management and company direction. He worked for the Ministry of Finance of the Gouvernement du Québec from June 1974 to 1996, acting from 1988 to 1992 as Associate Deputy Minister, financial policies and operations, and from 1992 to 1996 as Deputy Minister. He then joined Microcell Telecommunication Inc. as Executive Vice President and Chief Financial Officer. He was subsequently promoted to President and Chief Executive Officer of Microcell SCP, from 2001 to 2003, and President and Chief Operating Officer of Microcell Solutions Inc., from 2003 to 2004. While Mr. Rhéaume was an officer of Microcell Telecommunications Inc., it instituted proceedings under the Companies' Creditors Arrangement Act (Canada). On March 18, 2003, the Superior Court of the Province of Québec approved Microcell's Plan of Reorganization and of Compromise and Arrangement. Prior to joining Trio Capital Inc. in 2006, Mr. Rhéaume was Executive Vice President of Rogers Wireless Inc., and President of Fido Solutions Inc. (a division of Rogers Wireless Inc.). He has served on several private and public company boards since 1989, and is a member of the board of directors of Quebecor World Inc. (NYSE: IQW, TSX: IQW), a world leader on providing high-value, complete marketing and advertising solutions to retailers. Mr. Rhéaume holds a Licence in Business Administration from Université Laval.

PROCEDURAL MATTERS

General

This information statement/prospectus is being furnished to our shareholders in connection with certain actions to be taken by our shareholders with respect to the conversion/continuance described in this information statement/prospectus. The approximate date of mailing this information statement/prospectus to our shareholders is [_______], 2007.

After careful consideration, the board of directors has determined that the conversion/continuance is in the best interests of Fluid Nevada and Fluid Nevada’s shareholders and has unanimously adopted the plan of conversion enclosed herewith as Appendix B and approved the conversion/continuance of Fluid Nevada from Nevada to Canada in accordance with such plan. In addition, the board of directors unanimously approved the nomination of Lorne Abony, Marc Arsenau, André P. Brosseau and Alain Rhéaume as directors of the company. We expect shareholder action to take place with respect to these measures upon the effectiveness of the registration statement of which this prospectus is a part.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Record Date

The board has set the close of business on [_______], 2007, as the record date for the action by written consent. The only holders entitled to vote by written consent will be holders of shares of record as of [_______], 2007 or transferees of such shares who produce proper evidence of ownership of such shares before [_______], 2007 and request that their name be included on the list of shareholders entitled to vote by written consent.

Required Vote

As of [_______], 2007, the record date, [_______] shares of common stock and [_______] shares of Series C Preferred Stock of Fluid Nevada were issued and outstanding. Each share of common stock has the right to one vote on each matter that properly comes before the shareholders. Each share of Series C Preferred Stock is entitled the number of votes equal to the number of shares of common stock into which such share of Series C Preferred Stock could be converted as of the record date. The consents of the holders of common stock will be counted together with the consents of the holders of the Series C Preferred Stock and not separately as a class. Fractional votes by the holders of Series C Preferred Stock shall not be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward).

To approve the conversion/continuance, it must be approved by at least a majority-in-interest of the shares eligible to vote by written consent. In addition, the election of directors must be approved by a majority-in-interest of the shares eligible to vote by written consent. Shareholder action will be taken by a majority-in-interest of our voting securities upon the effectiveness of the registration statement of which this information statement/prospectus is a part. Our directors and executive officers collectively beneficially own approximately 44% of our aggregate voting power, each of whom has indicated that they will vote in favor of the proposals at the time of shareholder action.

Interests of Certain Persons in the Transaction

The directors (and nominees for director) and executive officers of Fluid Nevada collectively beneficially own approximately 44% of the aggregate voting power of Fluid Nevada. These shareholders, together with certain other shareholders, will take written action with respect to the proposal.

BUSINESS OF FLUID MEDIA NETWORKS, INC.

Overview

We are a leading diversified digital music services company providing products and services to emerging artists, as well as their fans and advertisers, in the digital music industry. We have developed a proprietary technology platform and multi-faceted revenue model that we believe is designed to allow us to capitalize on the trends impacting the digital music industry.

Currently, we derive revenues from three primary channels:

•	Artist Services — providing a comprehensive set of tools and features to help emerging artists find and reach their audience, gain exposure and advance their commercial aspirations;

•	Advertising and Sponsorship — providing advertising and promotional exposure through our interactive entertainment offerings; and

•	Sales and Licensing — facilitating the sales and licensing of artist-produced content and the licensing of our technology applications.

The following chart summarizes the products and services offered by our company in connection with our primary revenue channels.

ARTIST SERVICES	ADVERTISING AND SPONSORSHIP	SALES AND LICENSING

• Recording Contracts
• Music Sales
• Streaming Royalties
• Free CDs
• Online Radio/Video Play
• Merchandise Sales
• CD and DVD Duplication
• Concert Tours
• Terrestrial Radio Promotion
• Online Promotion
• Competitions
• Community
	• Advertising/Sponsorship • Branding/Promotion • Music Licensing • Research Services • Affiliate Programs	• Free Online Radio/Video • CDs • Non-DRM Downloads • DRM Downloads • Royalties • Competitions • Community • Artist Merchandise • Concert Tickets

In order to further diversify our revenue streams and increase advertising and promotional exposure of our product and service offerings, we have partnered with recognized entertainment brands. We hold the exclusive worldwide license to the American Idol Underground brand and an exclusive sublicense for American Idol Magazine. Our flagship offering, American Idol Underground (www.americanidolunderground.com, www.idolunderground.com), is an online multi-channel radio network featuring music and other content from emerging artists. See “— Artist Services — American Idol Underground.” For the year ended December 31, 2006, over 90% of our revenues were derived from the sale of “American Idol”-related products and services, and from our advertising and sponsorship activities in connection with “American Idol.”

The brand awareness of American Idol has enabled us to establish credibility as a developer and producer of interactive entertainment offerings. While brand recognition has been the initial catalyst for our success to date, our management believes that our extensive content and artist database, scalable technology platform and broad distribution network will enable us to expand our participation in the digital music services industry. Our current online radio promotion capabilities, combined with our partnerships, including partnerships with iTunes, Sony, Best Buy and Billboard, position us to provide emerging artists, as well as their fans and advertisers, with products and service efficiency that, our management believes, is not otherwise available.

In addition to American Idol Underground, it is our intention to launch our own private label, emerging artist website to be known as “Artist Underground.” Artist Underground will be based upon the American Idol Underground core functionality and will provide us with our own brand pursuant to which we can monetize the artist database we build through our platforms. See “— Artist Services — Artist Underground.”

While continuing to focus on innovative product development, our strategy includes a focus on the acquisition of distribution and advertising/sponsorship partners that will facilitate one or more of our three primary revenue channels. See “— Growth Strategy.” In addition, following the completion of our initial public offering in Canada, we will seek to acquire companies and technologies in the digital music services industry that will complement our existing products and services.

Artist Services

For the year ended December 31, 2006, our Artist Services activities represented approximately 28% of our consolidated revenues.

American Idol Underground

On March 11, 2005, we entered into a license agreement (the “Fremantle Media License Agreement”) with Fremantle Media North America, Inc. (“Fremantle Media”), the owner of the American Idol brand and the co-producers of the American Idol television show, to obtain the exclusive worldwide right to develop an English-language online radio network utilizing the American Idol brand.

Our flagship offering, American Idol Underground, is an online multi-channel radio network where emerging artists can have their music and other content heard and fans can discover new artist talent. American Idol Underground was officially launched in October 2005. The American Idol Underground website currently offers 13 online radio channels ranging from pop and rock to rap and spoken word.

We believe that American Idol Underground provides a compelling value proposition to emerging artists by offering the potential for broad distribution of their content without the costs associated with traditional entertainment marketing and distribution. Aspiring artists pay $25 to upload a track to the website for exposure by us of their songs on the selected channel. The fee guarantees that a song will be played at least 200 times to users who log onto the site for free, select their desired musical category, listen and then rate the songs. The more popular a song, the more often it is played and the more visibility it achieves in its category. The artists whose submissions receive the highest ratings by users receive prizes, which include cash, as well as gift certificates, promotional campaigns and “spin credits,” our medium of exchange that provides the holder with a set number of online radio plays for their songs. The various artistic categories have annual or semi-annual grand prizes, as well as a significant number of more frequent smaller prizes. Spin credits are used by us as a means of measuring music upload-related revenue. Between 2005 and 2006, the total number of spin credits issued by American Idol Underground increased by 1,706%.

We believe that American Idol Underground allows online entertainment consumers to have the opportunity to discover “the next big thing” before it becomes the next big thing. The success of popular audience participation programs (American Idol, Big Brother and Who Wants to be a Millionaire) and ring tones have demonstrated the desire of many entertainment consumers to personally interact with their preferred entertainment brands. Our audience feedback system, which includes rating, voting, e-commerce, fan clubs, email-a-friend and contact-this-artist features, provides consumers with a number of methods to interact with various art forms, emerging artists and other fans. In addition to user feedback, American Idol Underground also utilizes industry feedback panels comprised of over 50 recognized industry professionals, including successful artists, producers and writers, who provide expert reviews free of charge.

In August 2006, we launched our “Live Mic” feature on American Idol Underground. Through the Live Mic service, aspiring artists are able to submit their music for airplay to American Idol Underground using only a telephone (without the need for recording equipment or a computer). Live Mic was co-developed with the audio/media software development firm Oddcast, Inc. and was designed to be a lower cost mass market consumer application.

Under the Fremantle Media License Agreement, we acquired our exclusive rights for an initial term of three years, expiring March 8, 2008, in consideration of the payment of a 25% royalty on our gross income from all revenue streams derived from our use of the American Idol brand (including music upload fees, promotions, subscriptions and advertising sponsorships) less an administrative fee of up to 5% of all revenue, subject to a guaranteed minimum payment in each year of the initial term of $300,000, $500,000 and $600,000, respectively. In 2008, we have the right to renew the license for an additional year for a guaranteed payment of $800,000, provided that we have paid the guaranteed payment for the third year of the term of the agreement through the payment of royalties. In 2009, we have the right to renew the license for a second additional year for a guaranteed payment of $1.0 million, provided that we have paid the guaranteed payment for the fourth year of the term of the agreement through the payment of royalties. All prior years’ minimum payments under the Fremantle Media License Agreement have been paid to date. We also have a first right of refusal under the agreement to develop American Idol Underground in languages other than English.

Pursuant to the terms of the Fremantle Media License Agreement, Fremantle Media is obligated to, among other things, use best endeavors to promote American Idol Underground, including the provision of “above-the-fold” placement on the American Idol website homepage in the form of promotional banners. As a result of Fremantle Media’s promotion, we have been introduced to prospective advertisers and American Idol Underground has been promoted during American Idol’s television broadcasts.

Artist Underground

In addition to American Idol Underground, in the third quarter of 2007 we intend to launch our own private label emerging artist website, Artist Underground, which will also use our core technology platform for delivering content to consumers based on preferences and ensuring guaranteed rotations and ratings for emerging artists who have uploaded content. See “— Technology.”

We anticipate that Artist Underground will have a more comprehensive set of functionalities than any other emerging artist platform, including American Idol Underground. One of the differentiating features of Artist Underground will be our patent-pending royalty micro-payment system that will allow both artists and fans to earn money. Artists will earn a micro-payment (for example, $0.01) for every request through the platform’s “On Demand” feature and fans will earn money by accurately rating Artist Underground artists and by recommending tracks to other fans who ultimately purchase the recommended tracks.

During the first quarter of 2007, we launched the first phase of our Artist Underground brand in partnership with the online video advertising and promotional firm Desksite. We and Desksite have partnered to develop a custom video player, known as Artist Underground Video, around the Artist Underground brand. Artist Underground Video allows emerging artists to submit their videos to be seen at our www.artistunderground.com website and throughout Desksite’s broad online video distribution network. In light of the increasing online popularity of User-Generated Content, or UGC, our management believes that the distribution of videos of emerging artists is both a valuable service to artists and a method for increasing licensing revenues to us. In particular, Desksite’s unique video application provides advertisers with the ability to pre-screen the content around which their advertisements appear.

Although definitive terms have not been concluded, it is anticipated that under a revenue sharing agreement with Desksite, we will receive content licensing fees (which we will, in turn, share with our emerging artists) derived from advertising sales around our emerging artist videos.

Through our partnership with Desksite, our management believes that we are well positioned to tap into the online video advertising market. Our Artist Underground brand will also be used to launch our iTunes retail music distribution partnership. See “— Sales and Licensing — Retail and Business Consumers.”

iTunes, Audio Lunchbox and Billboard

In July 2006, we formed a distribution partnership with iTunes pursuant to which the audio and video content of emerging artists who have uploaded content to our network of websites are distributed via the iTunes music store in North America, Europe and Australia. Currently, it is virtually impossible for unsigned artists to be able to distribute their content on iTunes. Our partnership with iTunes therefore represents a distribution and marketing opportunity for our emerging artists. See “— Sales and Licensing — Retail and Business Consumers.” The integration of iTunes distribution represents the first service we offer to artists that directly compensates them with royalties. While a number of our emerging artists already have content in the iTunes music store (through our relationship with iTunes), we intend to formally launch the iTunes partnership in the third quarter of 2007.

We also have partnered with digital music destination Audio Lunchbox. With over two million non-Digital Rights Management (Digital Rights Management, known as “DRM,” refers to the technology that creates conditions governing how some digital media files can be used and shared and is typically encoded in a digital file to make it non-transferable) digital music tracks, Audio Lunchbox has the second largest digital music database on the Internet. Under the partnership, certain of our designated artists will receive premium promotion on the Audio Lunchbox digital music destination website. See “— Sales and Licensing — Retail and Business Consumers.”

In March 2007, we agreed to partnership terms with Billboard whereby we will license the Billboard name and trademark to create an emerging artist destination website to be called “Billboard Unsigned.” Like American Idol Underground, Billboard Unsigned will provide emerging artists, as well as their fans and advertisers, with an integrated online community in which to interact. The proposed term of the agreement with Billboard is four years, with a mutual option for two-year renewal. We will be required to make a minimum guaranteed payment to Billboard in each of the initial four years, and revenues derived under the agreement will be shared by the parties. Billboard will be required to promote Billboard Unsigned on the www.Billboard.com website and in Billboard Magazine and to use commercially reasonable efforts to integrate and promote top artists from Billboard Unsigned as performers at Billboard conferences. We will be required to promote Billboard Unsigned to our existing database of artists. Data collected on Billboard Unsigned will be co-owned by us and Billboard. We intend to use a portion of the net proceeds of our initial public offering in Canada to initiate this project.

Best Buy

In April 2007, we entered into a vendor agreement with Cowtown Digital, LLC, a music distribution company whose primary focus is the management of retail music distribution for Best Buy. Pursuant to the agreement, it is intended that our multi-access format CDs be carried in Best Buy stores whereby selected artists from our emerging artists platforms will have their music featured on music compilations. It is intended that Best Buy will distribute physical CD compilations under the Artist Underground brand which will be produced by Innovative Diversified Technologies, Inc. d.b.a. DiskFaktory (“DiskFaktory”). See “— Artist Services — DiskFaktory.”

DiskFaktory

We own a 10% interest in DiskFaktory, a leading provider of custom CD duplication services. DiskFaktory specializes in providing audio CD, data CD and DVD duplication services and targets the “short run consumer” (consumers who produce less than 1,000 copies). Through our relationship with DiskFaktory, we intend to provide artists with CD and DVD duplication services.

Advertising and Sponsorship

To date, our management has successfully executed a strategy of partnering with recognized entertainment brands, such as American Idol, iTunes, Billboard and Sony. The two-fold benefits of this strategy are that (i) advertisers and sponsors will pay a premium to be associated with recognized entertainment brands, and (ii) emerging artists are attracted to companies which are partnered with major brands as they believe it will provide credibility and maximize the awareness of their art.

Although the primary focus of our advertising and sponsorship activities is the generation of advertising and sponsorship revenue, a secondary objective is maximizing awareness of our offerings within the emerging artist community.

For the year ended December 31, 2006, our Advertising and Sponsorship activities represented approximately 68% of our consolidated revenues. The American Idol magazine is published by magazine publisher Corporate Sports Marketing Group, Inc., or CSM, and is distributed through Cingular Wireless stores, Regis Salons, and other distribution outlets, including newsstands and traditional subscription.

One of our core strengths in the advertising and sponsorship area has been our ability to provide unique multi-media and brand interaction capabilities. In February 2006, with Fremantle Media’s approval, we acquired an exclusive advertising sales sublicense for American Idol Magazine, the official magazine of American Idol, from CSM. As a result of the acquisition of the sublicense, we gained control of the magazine’s advertising inventory, which has resulted in a unique cross-selling opportunity. Whereas a 30-second television commercial on American Idol currently costs over $700,000, advertisers that are interested in associating themselves with the American Idol brand at a more economical cost may do so through a dual American Idol Underground and American Idol Magazine promotional campaign. The initial term of the original magazine license between CSM and Fremantle Media ended in June 2007. We are currently in discussions with Fremantle Media with respect to becoming the direct publishing licensee for the magazine following the termination of the CSM license term. There can be no assurances that we will continue to sublicense or license the magazine’s advertising inventory.

We have acquired advertising, sponsorship and promotional partners, including Cingular, American Apparel, Hewlett Packard, Sony and Fox TV, many of which have conducted innovative, integrated and comprehensive promotional programs with us. For example, in September 2006, we and Sony Media Software (“Sony”) entered into a multi-faceted partnership agreement providing for advertising, distribution and sponsorship components. Under the partnership agreement, Sony pays for conventional advertising on both American Idol Underground and in American Idol Magazine while also including American Idol Underground spin credits in the packaging for Sony Extreme Music Creator software, a product which is distributed by retail outlets such as Best Buy, Circuit City and Wal-Mart. In addition, Sony sponsors music contests on American Idol Underground where aspiring artists in designated contests have an opportunity to compete for Sony-sponsored prizes, including music creation software and a trip to Los Angeles to perform with other selected performers in a live showcase for press and industry executives.

Another example of an innovative promotional relationship we have entered into, with the additional benefit of raising the profile of our offerings in the emerging artist community, is the advertising, sponsorship and promotional partnership entered into with Alfred Publishing in March 2007. Under the partnership agreement, Alfred Publishing will advertise on American Idol Underground and in American Idol Magazine while we and Alfred Publishing will also co-sponsor an American Idol Underground music showcase where selected artists from the American Idol Underground website will have the opportunity to be featured. The agreement also provides that select Alfred Publishing sheet music books will include American Idol Underground promotional material and spin credits. Alfred Publishing will also be licensing our proprietary artist rating technology for our own non-American Idol emerging artist applications and artist showcases.

Sales and Licensing

Our sales and licensing strategy is directed at retail and business consumers as well as technology licensing partners. Our management believes that the evolution of digital content distribution has enhanced the ability for emerging artists to commercialize their content. Our management further believes that our ability to create a large database of quality emerging artist content will enable us to license such content to companies that are interested in obtaining it at an attractive price. We also earn revenue from licensing our proprietary patent-pending technology platform (which currently powers the American Idol Underground website) to third parties generally seeking to facilitate branded online entertainment activities. It is our management’s belief that we are positioned to capitalize on the popularity of UGC and the increasing fluidity of music distribution and consumption.

Given our stage of development, our sales and licensing strategy was the last of our three primary revenue streams to develop. However, our management believes that the scalability and operating margins associated with this revenue stream will ultimately represent a critical component of our revenue model. For the year ended December 31, 2006, our sales and licensing activities represented approximately 4% of our consolidated revenues.

Retail and Business Consumers

To further our growth strategy, in July 2006, we entered into distribution agreements with each of iTunes S.a.r.l., Apple Computer, Inc. and Apple Computer Australia Pty Limited pursuant to which audio and video content of certain of our artists is distributed via the iTunes music stores in Europe, North America, and Australia, respectively. Pursuant to the partnership, we aggregate audio and video content from our emerging artist network which, in turn, is offered for sale through iTunes. As a content aggregator, we perform a role similar to a record label. The sales revenue generated by the music sales are shared by iTunes, our company and the emerging artist. The initial term of each of the agreements ends on October 1, 2009, subject to automatic renewals for additional three-year periods.

As discussed above, in March 2007 we partnered with digital music destination Audio Lunchbox. Under the partnership, in exchange for promotion via our media network, certain of our designated artists will receive premium promotion on the Audio Lunchbox website.

A further example of our recent sale and licensing efforts is our April 2007 agreement with Robbins Brothers Corporation (“Robbins Bros.”), a retailer of engagement rings. Under the agreement, we will produce a CD compilation of love songs featuring a select group of our emerging artists which will be offered as a free promotional incentive to targeted customers and distributed through Robbins Bros. retail outlets. We intend to commercially release the CD through both digital and physical channels. Robbins Bros. will also license tracks from the CD for our radio commercials.

Technology Licensing Partners

In March 2006, we entered into an exclusive partnership with SINA Corporation (“SINA”), an online media company, pursuant to which we agreed to create a co-branded Chinese language emerging artist portal to be integrated into SINA’s online news and content website, www.sina.com. It is intended that the portal will include many of the features offered on American Idol Underground. The original term of the agreement was for one year, and the parties have agreed to defer the launch of the SINA portal. Given the size of the Chinese market, our management believes that our relationship with SINA has the potential for growth and geographic diversification and demonstrates the broad application potential of our proprietary technology. We intend to use a portion of the net proceeds of our initial public offering in Canada to implement the proposed arrangements.

Growth Strategy

To date, we have benefited considerably from our exclusive online radio license in respect of the American Idol brand. While we remain committed to maximizing the commercial viability of our American Idol association, our management believes that the vast commercial opportunities resulting from the current state of UGC and digital music distribution far exceed the potential of any single brand.

In an effort to achieve our objective to be the market leader in the music services industry, focusing on the provision of diversified digital music products and services, we intend to utilize a four-part growth strategy as follows:

Innovative Product Development

We intend to continue our strategy of developing online content producer communities powered by our core proprietary technology. We intend to launch our Artist Underground website in the third quarter of 2007. One of the differentiating features of Artist Underground will be our patent-pending royalty micro-payment system that will allow both artists and fans to earn money — artists will earn a micro-payment (for example, $0.01) for every request through the platform’s “On Demand” feature and fans will earn money by accurately rating Artist Underground artists and by recommending tracks to other fans who ultimately purchase the recommended tracks. We believe that the development and enhancement of our products and services will increase the our ability to attract new artists and meet the needs of specific segments within the emerging artist community.

Strategic Acquisitions

The digital music services industry is highly fragmented and our management believes that acquisition opportunities are available to our company. We intend to selectively consider the acquisition of businesses that complement our existing portfolio of products and services and that satisfy certain acquisition criteria, including that such businesses: (i) are market leaders; (ii) have a committed, entrepreneurial management team; and (iii) are profitable and/or have historical growth coupled with a clear path to profitability. Our management anticipates that such acquisitions will allow us to gain a presence in new or complementary markets, to expand our overall market presence and artist base and to realize additional sources of revenue.

Brand Licensing

We intend to continue to seek to enter into partnerships which allow us to leverage established entertainment brands in order to maximize consumer awareness of our products and services and to exploit the power of such brands to reach new segments of the emerging artist community. For example, we have agreed to partnership terms with Billboard pursuant to which we will acquire the exclusive right to utilize the Billboard brand through an online emerging artist platform similar to American Idol Underground. In addition to being integrated into the Billboard website, it is intended that the platform will be advertised in Billboard Magazine and promoted at Billboard’s various annual music-related conferences.

International Expansion

Although our initial marketing focus has been in North America, it is our management’s intention to expand our marketing efforts globally. In particular, the popularity of online entertainment outside of North America leads our management to believe that a significant international market exists for our various products and services.

We have identified the 15 countries with the highest Internet penetration rate in an effort to establish a clear path for our international expansion. Although currently less than 10% of our website users access our network from outside of North America, our core technology platform was designed to accommodate an integrated global audience that will be able to access our services via a multi-language site network.

Asia represents a substantial potential market for us with almost 400 million Internet users.  Through our partnership with SINA, we currently intend to launch our first international expansion efforts focused on China in the fourth quarter of 2007. We anticipate pursuing similar opportunities in other international markets.

Technology

Although the brand recognition of the American Idol Underground website has generated valuable exposure for us, our management believes that the long-term prospects of our company will be far more affected by the commercial and consumer efficiencies derived from our technology applications than from our association with any individual brand.

Our core platform is based on Microsoft’s .NET technology, communications and database systems that are housed on a redundant infrastructure. An advanced, multi-tiered, service-oriented architecture approach enables us to streamline the development, deployment and management of applications and content delivery. This methodology also increases development and operational efficiency, which ultimately reduces costs and allows us to take advantage of new opportunities as they emerge.

Our core technology platform includes the following distinct features:

•	a proprietary system for delivering artist content to consumers based on preferences and ensuring guaranteed rotations;

•	a customizable security setting that controls the number of times an individual user can vote in a given time period or specific event;

•	a weighted ratings system that negates or minimizes the impact of fraudulent ratings;

•	a competition system that allows users multiple methods of competing against each other on an invitation or blind pool basis;

•	a Karaoke-style application that can be utilized from any telephone (see “— Artist Services — American Idol Underground”); and

•	a customizable user interface that facilitates private labeling and launching of third party websites utilizing our core technology platform.

We have a full-time technology team of seven individuals who are dedicated to software development, platform maintenance and quality assurance. In addition, we have five freelance development consultants available to us, on an as-needed basis.

Intellectual Property

As referred to above under “— Technology,” we have developed a proprietary system for delivering artist content to consumers based on preferences and ensuring guaranteed rotations and ratings for the artist who has uploaded content. We have filed several patent applications which cover specific core aspects of our technology. We also have filed several intent to use trademark applications covering trademarks that we may use or develop in the future, including a trademark application for our “multi format access” method of media distribution. Multi format access refers to a newly created method for maximizing the distribution of recorded media. This method permits our consumers to purchase music in physical CD, MP3 and, once launched by us, ringtone formats at one set price. We intend to actively protect the intellectual property which we use or develop in the future. All of our key employees and consultants sign invention assignment agreements in favor of our company.

On March 11, 2005, we entered into the Fremantle Media License Agreement with Fremantle Media, the owner of the American Idol brand and the co-producers of the American Idol television show, to obtain the exclusive worldwide right to develop an English-language online radio network utilizing the American Idol brand. Currently, our primary businesses rely on this license of the American Idol brand. We have exclusive rights to this license for an initial term of three years, expiring March 8, 2008. For more information on this license, see “—Artist Services—American Idol Underground.”

We do not own the master recordings or musical compositions (or copyright therein) of any of the emerging artists that submit UGC to our websites, including American Idol Underground. We require artists to grant us a non-exclusive right to publicly perform the recordings and compositions through our website network. Artists grant us these rights pursuant to an Artist Submission Agreement entered into between the artist and our company. We permit artists to terminate the agreement at any time so as to minimize a barrier for artists to sign up for the service.

In connection with the American Idol Underground website, we have ownership rights of the user data with respect to any artist who specifically opt-in to receive communications from us. Fremantle Media also has ownership rights of the user data for the American Idol Underground website.

Competition

Our competitive position within the marketplace is driven by a brand-agnostic platform distribution strategy whereby we will partner with major brands, such as American Idol and Billboard, to create platform solutions that seek to maximize exposure for both artists and music fans. Our competitive position is also driven by offering a comprehensive suite of tools for both artists/musicians and music fans and connecting these artists with the fans through community-building applications. We aim to offer a comprehensive (one-stop-shop) platform for any artist looking to promote and/or distribute their musical works and for any fan of music looking to listen, buy, or discover new music.

The emerging and independent artist services sector of the digital music industry is highly fragmented, with no dominant participant. We consider our competitors to be any company or entity whose business model focuses primarily on providing products and services to emerging or independent artists. Our management believes that our current major competitors include: GarageBand.com, Pure Volume.com, SoundClick.com, CornerBand.com, CD Baby, K.Solo.com and BroadJam.com.

Our direct competitors also include several small companies, most of which are focused on retail and e-commerce, principally helping independent artists sell their music. Although certain social networking sites like MySpace also attract emerging artists and their fans, their primary focus (in particular, in the case of MySpace) on an advertising-based revenue model specifically limits the level of artist services that they can provide.

We do not consider well-known digital music services, such as iTunes, Rhapsody and Napster, to be competitors as their models focus on the sale of DRM music to consumers as opposed to on the promotion of emerging artists or the provision of a diversified mix of digital music services.

Government Regulation

We are subject to the data security laws of the United States. One such law, the CAN-SPAM Act of 2003 (“CAN-SPAM”), became effective in the United States on January 1, 2004. CAN-SPAM imposes complex and often burdensome requirements in connection with the sending of commercial e-mail messages. The language of CAN-SPAM contains ambiguities, and courts to date have provided little if any guidance on interpreting CAN-SPAM.

Under CAN-SPAM, a commercial e-mail message is any e-mail message the primary purpose of which is the commercial advertisement or promotion of a commercial product or service (including content on an Internet website operated for a commercial purpose). CAN-SPAM permits e-mail marketers to send unsolicited commercial e-mail as long as it contains all of the following elements:

•	an opt-out mechanism;
•	a valid subject line and header (routing) information;
•	the legitimate physical address of the mailer; and
•	a label if the content is adult.

If a user opts out, a sender has ten days to cease sending spam but they are not required to remove the address. The legislation also prohibits the sale or other transfer of an e-mail address after an opt-out request.

Depending on how the law is interpreted, CAN-SPAM may impose burdens on our e-mail marketing practices, on joint marketing initiatives that we undertake with our business partners, and on features of our services. CAN-SPAM also limits our ability to launch innovative viral marketing campaigns designed to promote our business. In addition, many legislators have endorsed the concept of a “Do-Not-E-Mail Registry;” if such a registry were to be adopted, it could have a detrimental effect on our ability to continue our e-mail marketing practices as well as advertisers’ willingness to participate in e-mail marketing.

The US Federal Trade Commission (the “FTC”) has issued a final rule regarding CAN-SPAM, which took effect on March 28, 2005, establishing criteria for determining whether the primary purpose of an e-mail message is commercial for purposes of compliance with CAN-SPAM. In adopting the final rule, the FTC rejected pro-business interpretations of the “primary purpose” standard that had been proposed by marketing companies, and the final rule has imposed further burdens on our business. To date, however, the FTC has rejected the creation of a “Do-Not-E-Mail Registry.”

Under CAN-SPAM, the US Federal Communications Commission (the “FCC”) regulates commercial e-mail and certain text messages sent to wireless devices. On August 4, 2004, the FCC issued an order prohibiting the sending of commercial messages to certain wireless devices without express prior authorization from the recipient. This additional FCC regulation has increased the burdens on our e-mail marketing practices, on joint marketing initiatives that we undertake with our business partners, and on features of our services.

In addition, the FTC and state consumer protection authorities have initiated a number of enforcement actions against US companies for alleged deficiencies in those companies’ data security practices, and they may continue to bring such actions. Enforcement actions, which may or may not be based upon actual cyber attacks or other breaches in such companies’ data security, present an ongoing risk of liability to our company, could result in a loss of users and could damage our reputation. Moreover, several of the new state notification laws require companies to notify not only consumers affected by a data security breach, but also government regulators, thereby increasing the risk of costly and damaging enforcement actions.

Several jurisdictions, including foreign countries, have proposed and/or adopted privacy-related laws that restrict or prohibit unsolicited e-mail solicitations, commonly known as “spamming,” and that impose significant monetary and other penalties for violations. These laws may increase concern on the part of advertisers regarding advertising in our e-mail newsletters, and advertisers may, among other things, seek to impose indemnity obligations on us in an attempt to mitigate any liability under these laws.

On February 20, 2006, the Directive on the retention of communication data was adopted in the European Union, or EU. The EU member states have 36 months to ensure national laws comply with the Directive. The Directive will require all “providers of publicly available communication services” to store and retain communications data for law enforcement purposes for up to 24 months. The data covered by the Directive will include Internet access records, e-mail addresses, and, possibly, data relating to chat rooms. The data must be kept for a minimum of six months from the date of the communication and individual member states can extend the retention period up to twenty-four months. If applicable to us, this Directive may require significant expenditures in order to ensure compliance.

Except as described above, we are not aware of any existing or probable government regulations that will have a material affect on our business, and we do not require government approval for any of our principal products or services.

Employees

We currently have twelve full-time employees and 5 consultants. With our current operations, we have no plans to substantially increase our personnel at this time. None of our employees are represented by any collective bargaining agreement, and our management believes that our relationship with our employees is good.

Facilities

Our place of business is located at 5813-A Uplander Way, Culver City, California 90230. We lease approximately 2,632 square feet of general office space at this location. The lease expires on March 31, 2008.

Enforceability of Civil Liabilities Against Foreign Persons

While we are presently a Nevada corporation with a California headquarters, after the conversion/continuance, we will be a corporation organized under the laws of the federal jurisdiction of Canada. After the conversion/continuance and upon the election of the director nominees named in this information statement/prospectus, a majority of our directors will reside outside of the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in the US courts against these persons in any action, including actions based upon the civil liability provisions of US federal or state securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of the financial condition and results of operations should be read in conjunction with our audited and unaudited financial statements contained elsewhere in this information statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this information statement- prospectus, particularly under “Risk Factors.”

Except as expressly indicated or unless the context otherwise requires, as used in this discussion, “we,” “us,” “our,” or “the Company,” we mean Fluid Media Networks, Inc., a Nevada corporation, or prior to May 17, 2007, Fluid Media Networks, Inc., a Delaware corporation, as the context requires in each case, parent of its wholly owned subsidiary, Fluid Audio Media, LLC, a limited liability company formed under the laws of the State of Delaware.

The following management’s discussion and analysis of the financial condition and results of operations of our company contains certain expectations and projections regarding our future performance discussed which are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties. You should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could vary materially from those anticipated for a variety of reasons. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

History

Our predecessor, Fluid Audio Network, Inc. (“Fluid Audio”) was incorporated in the State of Delaware on September 20, 2004. On February 14, 2007, Fluid Audio entered into a merger agreement with Freedom 20, a Delaware corporation incorporated on June 27, 2006 for the purpose of pursuing a business combination. Concurrently with the execution of the merger agreement, Fluid Audio purchased all of the issued and outstanding shares of Freedom 20 for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of Fluid Audio. Freedom 20 subsequently effected a short-form parent-subsidiary merger, following which the separate existence of Fluid Audio was terminated and Freedom 20, the surviving entity, changed its name to “Fluid Media Networks, Inc.” The transaction was accounted for as a reverse merger, with Fluid Audio deemed to be the acquiror for accounting purposes. Accordingly, our historical financial information will be that of Fluid Audio for reporting purposes. As at December 31, 2006 and February 14, 2007, Freedom 20 had no material assets or liabilities.

On May 17, 2007, Fluid Media Networks, Inc., then a Delaware corporation, consummated a corporate reorganization whereby (i) Fluid Media Networks, Inc. transferred all of its business operations to a wholly-owned Delaware subsidiary in exchange for all of the capital stock of that subsidiary, and (ii) changed its place of incorporation from Delaware to Nevada.

Executive Overview

We are a diversified digital music services company providing products and services to emerging artists, as well as their fans and advertisers, in the digital music industry. We derive revenues from three primary channels: (1) Artist Services; (2) Advertising and Sponsorship; and (3) Sales and Licensing.

Revenue Recognition

Our revenues are derived from Internet advertising services and artist services fees. We recognize revenue from our online sales of spin cards and corporate advertising (including banner, buttons and email) whereby revenue is recognized in the period(s) in which our obligation is fulfilled. All sales are negotiated at arm’s length, with unrelated, third parties.

In accordance with Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” we apply the following four characteristics in determining whether revenue that exists can be recognized: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) seller’s price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured.

We recognize revenue for non-cash sponsorship sales, or barter transactions, in accordance with APB 29, Accounting for Non-Monetary Transactions, whereby revenue is recorded at the fair value of the assets acquired or relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

We believe that EITF 99-17, Accounting for Advertising Barter Transactions, does not apply to our barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of our barter contracts, something other than advertising is either received or relinquished.

Barter transactions are becoming a smaller percentage of our revenue. For the three months ended March 31, 2007, of the $691,563 in total revenue, revenue derived from barter transactions amounted to $354,116. Of that amount, $178,714 was recognized from online (website) transactions and $175,402 was recognized from offline (magazine) transactions, leaving $337,448 in revenue derived from cash sales. By comparison, for the three months ended March 31, 2006, of the $1,230,386 in total revenue, revenue derived from barter transactions amounted to $807,850. Of that amount, $713,568 was recognized from online (website) transactions and $94,282 was recognized from offline (magazine) transactions, leaving $422,536 in revenue derived from cash sales. For the years ended December 31, 2006 and 2005, total bartered revenue comprised 61% and 83% of total revenue, respectively, or $2,617,003 and $222,852, on revenue of $4,299,667 and $267,674, respectively.

The following section provides details about our barter transactions.

AmericanIdolUnderground.com

For the three months ended March 31, 2007, the amount of revenue recognized from bartered sponsorships for contest prizes on American Idol Underground was $178,714 and is shown within Advertising/sponsorship on our unaudited consolidated statement of operations. The offset was considered a marketing expense and is shown within Sales and marketing. For the three months ended March 31, 2006, the amount of revenue recognized from bartered sponsorships for contest prizes on American Idol Underground was $501,885.

For the fiscal year ended December 31, 2006, the amount of revenue recognized from bartered sponsorships for contest prizes was $950,861 and is shown within Advertising/sponsorship, on our Consolidated Statement of Operations. The offset was considered a marketing expense, shown within Sales and marketing.

In addition, most sponsors advertised our website, accepting payment in the form of spin cards—enabling the user to upload a song for free (avoiding the $25 fee). For the three months ended March 31, 2007, there were no revenues derived from such advertising during the period. For the three months ended March 31, 2006, the amount of revenue recognized from this service for advertising exchange was $211,683 and is shown within Advertising/sponsorship on our unaudited consolidated statement of operations. The offset was considered an advertising expense shown within Sales and marketing. For the fiscal year ended December 31, 2006, the amount of revenue recognized from this service for advertising exchange was $1,040,350 and is shown within Artist services, on our Consolidated Statement of Operations. The offset was considered an advertising expense, shown within Sales and marketing.

In March 2006, Fox Interactive Media (“FIM”) entered into a barter agreement with us. The agreement called for us to, among other things, develop a customized, feature-rich application (“microsite”) to FIM’s specifications and to provide digital music content to be streamed from the microsite. In exchange, FIM would deliver over 40 million impressions (valued at $163,660), promoting the microsite and would mention our website three times, during the American Idol Show (valued at $150,000).

The agreement with FIM also outlined a revenue sharing agreement between us and FIM. FIM hosted this microsite on the American Idol website (www.americanidol.com) and delivered the banners and on-air mentions, during the month April 2006. For the three months ended March 31, 2006, no revenues were recognized in respect of this agreement. For the fiscal year ended December 31, 2006, the amount of revenue recognized from this contract was $313,660 and is shown within Advertising/sponsorship, on our Consolidated Statement of Operations. The offset was considered an advertising expense, shown within Sales and marketing.

American Idol Magazine
For the three months ended March 31, 2007, we had seven contracts that involved barter relating to the American Idol magazine — five for goods and promotional services, one for distribution and one for part-payment of the Fremantle Media license fee. Each barter counterparty received advertising space in the magazine at no charge and we reserved for ten full pages in connection therewith. Each barter counterparty received advertising space in the magazine at no charge and we reserved for each issue ten full pages in connection therewith. For the three months ended March 31, 2006, we had three contracts that involved barter relating to the American Idol Magazine - two for distribution and one for part-payment of the Fremantle Media license fee. Each barter counterparty received advertising space in the magazine at no charge and we reserved for each issue four full pages in connection therewith. The amount recorded as revenue and cost for these transactions was determined by calculating the average price of comparable advertisements.

The barter transactions involving goods and promotional services for the three months ended March 31, 2007 were attributable to five sponsorship agreements. The arrangements required seven free pages in the magazine. For the three months ended March 31, 2007, the amount of revenue recognized from these transactions was $119,321, and is shown within Advertising/sponsorship on our unaudited consolidated statement of operations. The offset was charged to Cost of revenue.

The distribution deals were made to increase exposure of the magazine and help support our ad rates. One deal is with Cingular Wireless and the other is with Regis Corporation (hair salons). From both, the magazine receives in-store placement, throughout the United States in most of the counterparty’s retail stores. For the three months ended March 31, 2007 and March 31, 2006, the amount of revenue recognized from these transactions was $21,989 and $50,328, respectively, and is shown within Advertising/sponsorship on our unaudited consolidated statement of operations. The offset was charged to Cost of revenue. For the fiscal year ended December 31, 2006, the amount of revenue recognized from these distribution deals was $166,616 and is shown within Advertising/sponsorship, on our Consolidated Statement of Operations. The offset was charged to Cost of revenue.

The non distribution related barter transaction for the three months ended March 31, 2007 and March 31, 2006 was attributable to the American Idol licensing agreement. The arrangements required two free pages in each edition of the magazine in addition to a cash payment. For the three months ended March 31, 2007 and March 31, 2006, the amount of revenue recognized from this form of licensing fee was $34,092 and $43,954, respectively, and is shown within Advertising/sponsorship on our consolidated statement of operations. The offset was charged to the Fremantle Media operating license.

For the fiscal year ended December 31, 2006, the amount of revenue recognized from this form of licensing fee was $145,516 and is shown within Advertising/sponsorship, on our Consolidated Statement of Operations. The offset was charged to Fremantle Operating License.

Three Months Ended March 31, 2007 and 2006

Net loss for the three months ended March 31, 2007 and March 31, 2006 was $3,635,032 and $2,071,209, respectively. We have used cash in operations in the amount of $1,574,241 and $849,768 for the three months ended March 31, 2007 and March 31, 2006, respectively, primarily to develop our business, promote the launch of our services and build a revenue stream. There is doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate sufficient customers who will purchase our products and use our services and our ability to generate revenues.

Total Revenue, Expenses and Net Losses

Total revenue for the three months ended March 31, 2007 decreased to $691,563 from $1,230,386 for the same period during 2006. Revenue decreased primarily due to a shift in our strategy and resource deployment to more long-term diversification initiatives that are aimed at reducing our reliance on revenue derived from our association with the American Idol brand. We also reduced spending on external marketing campaigns to focus more on viral marketing initiatives. Of the overall $538,823 decrease in revenue, $539,062 related to online activities, which was offset by a minor increase related to offline activities attributable to the American Idol Magazine. A predominately larger percentage of our revenue has been derived from Advertising and sponsorship activities as the following table illustrates:

	Three Months Ended March 31, 2007 (unaudited)%		Three Months Ended March 31, 2006 (unaudited)%

Artist Services	$3,790	1%	$255,055	21%
Advertising/sponsorship	687,773	99%	975,331	79%

Total revenue	$691,563		$1,230,386

Until June 2007, we held the advertising sublicense for the American Idol Magazine from Corporate Sports Marketing Group, Inc. (“CSM”). The initial term of the original license between CSM and Fremantle Media ended in June 2007. We are currently in discussions with Fremantle Media with respect to becoming the direct publishing licensee for the magazine. There can be no assurances that we will be able to license the magazine’s advertising inventory. For the three months ended March 31, 2007, revenue and expenses derived from the sublicense amounted to $463,435 and $972,487, respectively, representing 67% and 141% of our total revenue, respectively. For the three months ended March 31, 2006, revenue and expenses derived from the sublicense amounted to $463,196 and $581,852 respectively, representing 38% and 47% of our total revenue, respectively.

Cost of Revenue

Costs of revenue include all direct costs incurred in selling products. We do not separate sales of different product lines into operating segments due to the similarity between our online and offline properties and the interrelated decisions management makes when operating them. Management bases this decision, in part, on SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.”

Our cost of revenue for the three months ended March 31, 2007 decreased to $312,792 from $407,762 for the same period during 2006. The decrease in cost of revenue is primarily attributable to reduced hosting costs related to maintaining our technology infrastructure. We switched hosting providers in the fourth quarter of 2006 which resulted in lower monthly hosting fees. The difference between total revenue and cost of revenue is gross profit. Gross profit for three months ended March 31, 2007 decreased to $378,771 from $822,624 for the three months ended March 31, 2006. These decreases were primarily attributable to the aforementioned reduced hosting costs related to maintaining our technology infrastructure.

Operating Expenses

Operating expenses for the three months ended March 31, 2007 decreased to $2,614,701 from $2,886,515 for the same period during 2006. This was primarily attributable to decreases in selling, general and administrative expenses and research and development costs of $589,392 and $47,146, respectively. These decreases were offset by an increase in depreciation and amortization expense of $349,586. Depreciation and amortization expense increased primarily due to amortization expenses associated with the American Idol advertising rights. Selling, general and administrative expenses decreased due to reduced spending on external marketing campaigns and promotions. Research and development costs decreased due to less reliance by us on outside business consultants and services.

Interest Expense

Interest expense for the three months ended March 31, 2007 increased to $1,402,840 from $6,571 for the same period during 2006. The increase of $1,396,269 was due primarily to the conversion of our shares of Series C and Series D Preferred Stock into shares of common stock in connection with our reverse merger transaction completed on February 14, 2007, and interest expense related to $2.6 million of convertible debentures issued on January 31, 2007.

Net Loss

As a result of increased depreciation and amortization expense and interest expense, offset by decreases in selling, general and administrative expenses and research and development costs, net loss for the three months ended March 31, 2007 increased to $3,635,032 as compared to $2,071,209 for the same period during 2006. Per share loss amounts for the three months ended March 31, 2007 and March 31, 2006 were $(0.72) and $(0.45), respectively.

We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover operating costs. Failure to generate sufficient revenues may have a materially adverse effect on our business, financial condition and results of operations.

Fiscal years ended December 31, 2006 and 2005

We have incurred substantial losses from inception of $9,379,068 and $3,084,264 through December 31, 2006 and 2005, respectively. We have used cash in operations in the amount of $4,454,139 for the fiscal year ended December 31, 2006, primarily to develop our business, promote the launch of our services, and build a revenue stream. There is doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate sufficient customers who will purchase our products and use our services and our ability to generate revenues.

Total Revenue, Expenses and Net Losses

Total revenue for the year ended December 31, 2006 increased to $4,299,667 from $267,674 for the fiscal year ended December 31, 2005. This increase is primarily related to the implementation of our Artist Services network and advertising income. To date, we have generated most of our revenue from advertising fees. We believe that we will continue to do so for the foreseeable future.

Cost of revenue

Costs of revenue include all direct costs incurred in selling products. We do not separate sales of different product lines into operating segments due to the similarity between our online and offline properties and the interrelated decisions management makes when operating them. We base this decision, in part on SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” The difference between total revenue and costs of revenue is gross profit. Our cost of revenue for the year ended December 31, 2006 increased to $1,655,131 from $91,134 for the fiscal year ended December 31, 2005. Gross profit for the year ended December 31, 2006 increased to $2,644,536 from $176,540 for the fiscal year ended December 31, 2005. These increases are primarily attributable to being in full operation for the entire twelve months of 2006 compared to only three months in 2005.

Operating Expenses

Operating expenses for the year ended December 31, 2006 increased to $8,456,674 from $2,970,864 for the fiscal year ended December 31, 2005. This increase in selling and general and administrative expenses was directly attributable to the increase in marketing and promotion expenses, office administration, payroll and associated taxes, and payments on our American Idol license agreements. We expect these costs to increase as we continue to implement our business plan.

Of total operating expenses, those related to sales and marketing and general and administrative activities increased from $2,316,272 for the year ended December 31, 2005 to $6,575,810 for the year ended December 31, 2006. The increase was primarily attributable to the following: (i) salaries and payroll taxes increased from $770,217 in 2005 to $1,603,453 in 2006, primarily due to an increase in the number of employees and contractors; (ii) marketing and promotion costs increased from $775,679 in 2005 to $3,659,747 in 2006. The primary reason for the increase was advertising and promotion of American Idol Underground, which was launched in October 2005. As the service was launched in the third quarter of 2005, the year ended December 31, 2005 captured less than three months of marketing and promotion costs for American Idol Underground while the year ended December 31, 2006 captured a full twelve months of marketing and promotion costs related thereto; (iii) cash prizes and purchased awards/prizes increased from $100 in 2005 compared to $128,683 in 2006, primarily due to the significantly higher number of contests operated by us to create awareness for American Idol Underground; (iv) employment placement fees increased from $8,724 in 2005 to $91,760 in 2006, primarily due to increased use of third-party employment services for acquiring new employees and contractors; and (v) insurance costs increased from $38,716 in 2005 to $138,950 in 2006, primarily due to increased health benefits costs and increased premiums for our directors’ and officers’ and general liability insurance policies.

Net Loss

As a result of increased spending in marketing expense, office administration, payroll and licensing fees, Net loss for the year ended December 31, 2006 increased to $5,992,575 as compared to $2,792,681 in the year ended December 31, 2005. Per share loss amounts for the years ended December 31, 2006 and December 31, 2005 were $1.46 and $0.66, respectively. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues may have a materially adverse effect on our business, financial condition and results of operations.

Liquidity and Capital Resources

Introduction
As we continue to implement our business plan, our management anticipates that both cash generated from operations and used in operations will increase as our business expands. This expansion is primarily dependent on the increased revenue from our artist services and advertising and sponsorship channels. Other than with respect to a debenture issued by our predecessor, Fluid Audio, on May 29, 2006, which requires us to maintain free cash and near cash reserves of not less than $200,000 (which reserve amounts will increase if our proposed initial public offering in Canada is consummated), there are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on our short-term or long-term liquidity. We have no material commitments for capital expenditures.

Operations

Cash used in operating activities for the three months ended March 31, 2007 increased to $1,574,241 as compared to $849,768 in the three months ended March 31, 2006. This increase was primarily attributable to building an administrative infrastructure and positioning our company in the marketplace through advertising and promotional activities.

Cash used in operating activities for the year ended December 31, 2006 increased to $4,454,139 as compared to $2,280,781 in the year ended December 31, 2005. This increase was attributable to the costs associated with launching a name branded website, specifically relating to the costs associated with building an administrative infrastructure, advertising, and promotional activities.

Investments

Net cash used in investing activities for the three months ended March 31, 2007 decreased to $278,813 from $1,199,854 in the three months ended March 31, 2006. Investments made for the three months ended March 31, 2007 were primarily limited to an additional investment in Innovative Diversified Technologies, Inc. d.b.a. (“DiskFaktory”) of $250,000. Investments made in the three months ended March 31, 2006 were primarily limited to an acquisition of advertising rights for $1,100,000.

Net cash used in investing activities for the year ended December 31, 2006 increased to $2,041,980 as compared to $267,996 in the year ended December 31, 2005. This increase is primarily attributable to the capitalization of the acquisition of advertising rights in the American Idol Magazine ($1,100,000), an investment in an affiliate ($625,000), and the capitalization of internal development costs associated with our website.

Financing

Net cash provided by financing activities was $2,162,187 and $2,189,297 for the three months ended March 31, 2007 and 2006, respectively.

During the three months ended March 31, 2007, we raised our operating and investment capital through the sale of 12% unsecured convertible debentures. The gross proceeds from this sale were $2,600,000 and the related agent commissions and expenses were $229,080. The principal and accrued interest for these debentures are due to mature on January 31, 2008. The debentures bear interest at a rate of 12% calculated and compounded annually, accruing until maturity or upon conversion. The holders of the debentures will have the right to elect to receive the accrued interest either in cash separately or to accumulate it to the debentures.

The debentures are convertible into securities of our company upon the occurrence of certain “Liquidity Events,” as described below. The number of the securities into which the debentures will be converted is equal to the principal amount of the debentures, plus accrued and unpaid interest, divided by (x) 90% of the initial public offering price per share if the Liquidity Event is the consummation of an initial public offering of our stock, or (y) 90% of the equivalent price per share for any other Liquidity Event. We will use our commercially reasonable efforts to cause a Liquidity Event to occur on or prior to July 31, 2007. If a Liquidity Event does not occur by the close of business on or prior to July 31, 2007, the debentures will be convertible into the number of securities obtained by applying the formula set forth above, multiplied by 1.1.

In addition to the commissions disclosed above, the brokers in the debenture offering received warrants to purchase up to 7% of the aggregate number of securities that are issuable upon conversion of all the debentures sold in the offering. These warrants are exercisable for a period of 12 months following the date of completion of a Liquidity Event at an exercise price equal to 50% of the Liquidity Event price per security.

For purposes of the debentures, a “Liquidity Event” means our obtaining a listing or quotation of our shares of common stock (or, in the event that we undergo a corporate reorganization whereby we become a wholly-owned subsidiary of another company, the common shares of such successor company) on Toronto Stock Exchange or the TSX Venture Exchange and, at our option, in addition thereto, Nasdaq or the Alternative Investment Market of the London Stock Exchange, by way of an initial public offering or any other transaction which provides holders of our shares of common stock with comparable liquidity that such holders would have received if such listing or quotation was obtained, including by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of our assets, exchange of assets or similar transaction or other combination with a reporting issuer or a reporting company, with the result that, after giving effect to the occurrence of such Liquidity Event, the securities issued upon conversion of the debentures and exercise of the warrants issued to the brokers will become freely-tradable by the holders thereof under applicable securities laws in Canada (subject to usual control person restrictions).

During the three months ended March 31, 2006, we raised our operating capital through the sale of convertible redeemable Series C Preferred Stock for total gross proceeds of $2,028,000. The related agent commissions and expenses were $61,067.

Net cash provided by financing activities for the year ended December 31, 2006 increased to $6,484,410 as compared to $2,656,387 in the year ended December 31, 2005. This growth is attributable to three successful rounds of financing totaling $4,832,611, a line of credit of $100,000, a $1,000,000 convertible debenture, and collection of $250,000 from stock subscription receivable.

2007 Outlook

The focus of our management for 2007 will be the redeployment of our core technology and the execution of our growth strategy. We intend to launch a minimum of five new emerging artist platforms during 2007. In addition, we will begin acquiring businesses whose product and service sets compliment ours. As a by-product of the foregoing, we plan to achieve our objective of reducing our reliance on revenue derived from our association with the American Idol brand.

On April 11, 2007, the our board of directors unanimously approved, and stockholders holding a majority of the shares of common stock outstanding and beneficially owned approved, the issuance and sale of shares of common stock by way of an initial public offering in Canada. In connection with the proposed offering, the board and the shareholders also approved a corporate reorganization of whereby:

(i)
We formed a wholly-owned subsidiary under the laws of the State of Delaware (the “US Subsidiary”) and transfer all of our current business operations to the US Subsidiary in exchange for all of the capital stock of the US Subsidiary; and

(ii)	The place of our incorporation changed from Delaware to Nevada as part of an overall plan to ultimately change our place of incorporation to Canada.

On May 17, 2007, we consummated these transactions and became a company organized under the laws of Nevada. All business operations formerly conducted by us are now conducted by the US Subsidiary. We do not anticipate that this transaction will have a significant effect on our financial statements, as we will prepare such financial statements in accordance with Canadian generally accepted accounting principles, which, as applied to our business, in all significant respects conform with US generally accepted accounting principles.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “variable interest entities.”

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 153, an amendment of APB No. 29, “Accounting for Nonmonetary Transactions” (“APB 29”). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do no have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. SFAS 153 states that the Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the board believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance and the provisions of SFAS 153 are to be applied prospectively. We adopted SFAS 153 in 2006, which did not significantly impact our overall results of operations or financial position.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company adopted SFAS 155 on January 1, 2007, which did not have a significant impact on the Company’s results of operations or financial condition.

In September 2006, the SEC staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on the Company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements or (ii) recording the cumulative effect as adjustments to the carrying values of assets and liabilities with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is required to adopt SAB 108 by the end of 2007 and does not expect adoption to have a significant impact on the Company’s results of operations or financial condition.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106, and 132R” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or a liability in its statement of financial position and recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Under SFAS 158, the Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of 2007. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. The Company is required to adopt SFAS 157 effective at the beginning of 2009. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In February 2007, FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), that provides companies with an option to report selected financial assets and liabilities at fair value. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 157.  The Company is currently evaluating the potential impact of the adoption of SFAS 159 on its future consolidated financial statements.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections, which replaces APB 120, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements. We have evaluated the impact of SFAS 154 and do not expect the adoption of this statement to have a significant impact on our statement of income or financial condition.

In June 2006, the FASB issued FASB Interpretation Number (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB statement No. 109” (“FIN 48”). The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes”. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We are required to adopt FIN 48 effective at the beginning of 2008. We are evaluating the impact this statement will have on our future consolidated financial statements.

Critical Accounting Policies

Basis of Presentation - Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, after eliminating inter-company transactions and balances. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. All adjustments considered necessary for fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results for a full year. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in Fluid Audio’s Annual Report for the year ended December 31, 2006 on Form 10-KSB filed April 2, 2007 and Current Report on Form 8-K filed February 21, 2007, as amended on March 8, 2007. Accordingly, the historical financial information of the Company will be that of Fluid Audio for reporting purposes. As at December 31, 2006 and February 14, 2007, Freedom 20 had no material assets or liabilities.

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to impairment of equipment and fixtures, intangible assets, deferred tax assets and fair value computation of options using Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

We use estimates to determine the values to be booked in our Deferred Revenue and Deferred Expense accounts from barter transactions. Those estimates follow the requirements of Statements of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets” (“SFAS 153”), whereby unrealized revenue (Deferred Revenue) and unrealized expense (Deferred Expense) is recorded at either the fair value of the assets acquired or the assets relinquished, whichever is more readily determinable.

Website Development Costs

The Company capitalizes website development costs in accordance with Emerging Issues Task Force (“EITF”) No. 00-2, “Accounting for Web Site Development Costs,” and Statements of Position (SOP) No. 98-1, ”Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized. Any additional costs for upgrades and enhancements which result in additional functionality are capitalized. Capitalized website development costs are amortized over the shorter of five years or the remaining license period for which a particular website is based upon. Management believes that its core technology, utilized in its current websites, has an expected useful life that is longer than the remaining term of its licensing agreement and that this core technology will provide a common, technological base for other websites the Company may choose to develop.

The development costs capitalized for the year ended December 31, 2006 were $297,929, of which $268,514 was placed into service and $29,415 remained in development. For the three months ended March 31, 2007, cost capitalized were $28,813, of which $0 was placed into service and total capitalized costs of $58,228 remained in development as at March 31, 2007.  As of March 31, 2007, remaining unamortized website development costs will be amortized over a weighted-average period of 4 years. Total amortization expense for website development costs for the three months ended March 31, 2007 and 2006 was $41,053 and $9,641, respectively.

Management applies significant judgment when determining whether products under development are technologically feasible or whether it is probable that they will result in additional functionality. These judgments include assessments of our development progress and expected performance. Additionally, the future realizability of capitalized software costs is subject to regular review by management, who consider expected future benefits. The estimates of expected future benefits include judgments about growth in demand for our products, performance by our strategic partners and fair values for related services. Changes in these estimates could require us to write down the carrying value of these capitalized amounts and could materially impact our financial position and results of operations.

Revenue Recognition

The Company’s revenues are derived from Internet advertising services and artist services fees. The Company recognizes revenue from its online sales of spin cards and corporate advertising (including banner, buttons and email), whereby revenue is recognized in the period(s) in which the Company’s obligation is fulfilled. All sales are negotiated at arm’s length, with unrelated, third parties.

In accordance with United States Securities Exchange Commission (“SEC”) Staff Accounting Bulletins (“SAB”) No. 104, “Revenue Recognition” (“SAB 104”), the Company considers the following four characteristics in determining whether revenue exists that can be recognized: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) seller’s price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured.

The Company recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with SFAS 153, whereby revenue is recorded at the fair value of the assets acquired or the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

The Company believes that EITF No. 99-17, “Accounting for Advertising Barter Transactions” (“EITF 99-17”), does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of the Company’s barter contracts, something other than advertising is either received or relinquished.

For the three months ended March 31, 2007, of the $691,563 in total revenue, revenue derived from barter transactions amounted to $354,116. Of that amount, $178,714 was recognized from online (website) transactions and $175,402 was recognized from offline (magazine) transactions, leaving $337,447 in revenue derived from cash sales.

For the three months ended March 31, 2006, of the $1,230,386 in total revenue, revenue derived from online (website) barter transactions amounted to $807,850. Of that amount, $713,568 was recognized from online (website) transactions and $94,282 was recognized from offline (magazine) transactions, leaving $422,536 in revenue derived from cash sales.

Deferred Revenue and Deferred Expenses

According to the Company’s revenue recognition policies, costs and revenue to be recognized in future periods are held in these deferred accounts until contract obligations are met.  Accordingly, the Company’s deferred revenue and deferred expenses were $621,151 and $773,245, respectively, as of March 31, 2007. Deferred revenue and deferred expenses were $194,049 and $185,005, respectively, as of December 31, 2006.

Accounting for Stock-based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payments” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS 123(R) requires companies to estimate the fair value of share-based awards to employees and directors on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statements of operations. Stock-based compensation is attributed to expense using the straight-line single option method. SFAS 123(R) requires that forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimated. Because forfeitures are immaterial, the Company is currently providing for forfeitures as they occur.

During the three months ended, March 31, 2007, the Company recognized $135,357 as compensation expense in connection with the grant of stock options in February 2007 to certain of its employees to an aggregate of up to 222,170 shares of its common stock. A total of 32,000 options were granted fully-vested and the remaining 190,170 options will be vested over four years in equal, monthly amounts.

During the three months ended March 31, 2007, the Company recognized $5,523 as compensation expenses in connection with stock option grants in July 2006 to certain of its employees to an aggregate of up to 168,000 shares of its common stock. These options vest over a two year period.

During the three months ended March 31, 2007, the Company recognized $114,844 as compensation expense in connection with stock option grants in February 2007 to a Board member to purchase up to 50,000 shares of common stock.

The Company accounts for stock awards under SFAS No. 123 (R), “Shared-Based Payments” (“SFAS 123 (R)”), and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, based on the fair value at the dates that the shares were vested.

The Company determines fair value of share-based payment awards using the Black-Scholes model, which is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the expected term of the awards, and actual and projected employee stock option exercise behaviors. The Company estimates its expected volatility by industry comparables of peer companies. The Company estimated its expected term by estimating the average expected length of employment.

The following assumptions were used in the Black-Scholes pricing model when valuing the options granted in 1st quarter of 2007: 49% for expected volatility, from 2 to 5 years expected term, 0.0% for expected dividend rate, from 4.71% to 4.85% risk-free interest rate, and $4 per share for underlying stock price.

Advertising Costs

Advertising costs are expensed as incurred and are included in the Sales and Marketing expenses in the accompanying unaudited consolidated statement of operations. Advertising costs, shown within Sales and Marketing expenses included in the Company’s unaudited consolidated statement of operations, were $106,631 and $959,927 for the three months ended March 31, 2007 and 2006, respectively. Advertising costs include barter transaction costs of $0 and $338,800 for the three months ended March 31, 2007 and 2006, respectively.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On January 1, 2007, the Company adopted the Financial Accounting Standards Board’s (“FASB”) Interpretation Number 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarified the accounting for uncertainty in an enterprise’s financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires management to evaluate its open tax positions that exist on the date of initial adoption in each jurisdiction. The Company did not have any unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing FIN 48.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the quarter. The Company’s effective tax rate differs from the federal statutory rate primarily due to losses sustained for which no tax benefit has been recognized.

As of March 31, 2007, the Company had a valuation allowance equal to its total net deferred tax assets due to the uncertainty of ultimately realizing tax benefits of approximately $5,060,361. The Company will be filing income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Once returns are filed, time limitations on examinations of returns filed will start running. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Recently Issued Accounting Standards

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company adopted SFAS 155 on January 1, 2007, which did not have a significant impact on the Company’s results of operations or financial condition.

In September 2006, the SEC staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on the Company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements or (ii) recording the cumulative effect as adjustments to the carrying values of assets and liabilities with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is required to adopt SAB 108 by the end of 2007 and does not expect adoption to have a significant impact on the Company’s results of operations or financial condition.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106, and 132R” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial position and recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Under SFAS 158, the Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of 2007. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. The Company is required to adopt SFAS 157 effective at the beginning of 2009. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In February 2007, FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), that provides companies with an option to report selected financial assets and liabilities at fair value. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 157.  The Company is currently evaluating the potential impact of the adoption of SFAS 159 on its future consolidated financial statements.

Investment in Affiliate at Cost

In 2006, the Company purchased a 7.25% interest in DiskFaktory, a privately-held provider of custom CD duplication services, for $625,000. The Company accounts for the investment under the cost method as required by APB No. 18, “The Equity Method of Accounting for Investments in Common Stock” (APB 18). APB 18 requires that “other-than-temporary” impairments be recognized when they occur. Further, FASB Staff Position (FSP) No. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (as amended) provide guidance as to the meaning of other-than-temporary impairment and is applicable to “cost-method” investments. These pronouncements require cost-method investment to be assessed for impairment generally when an impairment indicator is present. Should the investment be considered more than temporarily impaired, the investment will be written down to fair value, as a deduction against current period income. During the three months ended March 31, 2007, and prior, an impairment charge was not recognized on this investment.

On March 7, 2007, the Company made an additional investment of $250,000 bringing the total investment in this entity to $875,000. This additional investment purchased 487,091 additional, newly issued shares bringing the Company’s total percentage ownership to 10.1%.

The Company has evaluated it’s investment in DiskFaktory under the guidelines promulgated under FASB Interpretation Number (FIN) No. 46, “Consolidation of Variable Interest Entities,” which explains how to apply the controlling financial interest criterion in ARB 51 to variable interest entities. The Company has determined that its investment (10.1%) did not meet the requirements for consolidating the affiliated company’s statement of financial position or results from operations due to the fact that the Company neither absorbs a majority of the entity’s expected losses nor receives a majority of its expected residual returns.

Classification of Preferred Stock

In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," and Topic D-98 and Accounting Series Release 298, because the Company's Preferred Stock contains a conditional obligation to redeem for cash, they are classified on the unaudited consolidated balance sheet between Liabilities and Equity under Convertible Redeemable Preferred Stock.

MANAGEMENT

The following table sets forth the name, position and term of directorship, as applicable, of each of Fluid Nevada’s directors, executive officers and director nominees.

Name	Position with the Company	Principal Occupation (if different than position with the Company)	Director Since

Justin F. Beckett	President, Chief Executive Officer and Director	--	October 2004

Michael D. Raeford, Jr.	Chief Strategic Officer	--	--

Dragan Kovacevic	Chief Information Officer	--	--

James Williams	Chief Technology Officer	--	--

David J. Williams	Chief Financial Officer	--	--

Michael L. Cassara	Senior Vice-President	--	--

Steve Parks	Vice-President of Operations	--	--

William Stephney	Director	Chief Executive Officer, Joseph Music, Inc. and Joseph Media LLC	May 2007

Hank L. Torbert	Director	Managing Partner, Avondale Ventures, LLC	April 2005

Lorne Abony	Nominee for Director	President and Chief Executive Officer, FUN Technologies Inc.	--

Marc Arseneau	Nominee for Director	President & CEO, Kangaroo Media Inc.	--

André P. Brosseau	Nominee for Director	Deputy Chairman and President, Loewen, Ondaatje, McCutcheon Limited	--

Alain Rhéaume	Nominee for Director	Managing Partner, Trio Capital Inc.	--

Management Biographies

The following are brief profiles of our executive officers, directors and director nominees, as well as a description of each individual’s principal occupation within the past five years.

Justin F. Beckett, age 44, is the founder of Fluid Audio and our President and Chief Executive Officer. Prior to founding Fluid Audio in 2004, Mr. Beckett founded and served as the Chief Executive Officer of SkillJam Technologies Corporation which was subsequently sold to FUN Technologies Inc. (TSX/AIM: FUN), from 2001 to 2004. From 2001 to 2003, Mr. Beckett was a consultant to Visutel Technologies and in 2000 Mr. Beckett founded Music Gaming, Inc., which in 2001 was sold to Intermix/MySpace (AMEX: IMEX). In 2002 Mr. Beckett co-founded Measurematics, Inc. Prior to his focus on Internet-based consumer product applications, Mr. Beckett was an Executive Vice President and principal of Sloan Financial Group, a diversified financial services firm. Mr. Beckett serves on the board of directors of Kangaroo Media Inc. (TSX: KTV), the new media industry’s premier provider of innovative, personalized audiovisual solutions for on-site sporting events. Mr. Beckett received his Bachelor of Arts degree from Duke University.

Michael D. Raeford, Jr., age 29, is our Chief Strategic Officer and began developing the Fluid Media concept with Justin F. Beckett in 2003 and formally joined us as our Chief Metrics Officer in 2005. Prior to joining us, Mr. Raeford served as the Chief Metrics Officer of SkillJam Technologies Corporation which was subsequently sold to FUN Technologies Inc. (TSX/AIM: FUN), from 2001 to 2005. Mr. Raeford was a co-founder and served as a research analyst at Music Gaming, Inc. from 2000 to 2001 and was an associate analyst with Sloan Financial Group from 1998 to 2000. Mr. Raeford has partnered with our founder and Chief Executive Officer for ten years and our company represents the duo’s fifth Internet venture together. Mr. Raeford received his Bachelor of Business Administration degree from North Carolina Central University.

Dragan Kovacevic, age 49, has served as our Chief Information Officer since March 2007. Mr. Kovacevic is a Software Architect and Developer with more than 20 years of professional experience in managing software and IT Operations. Prior to joining us, Mr. Kovacevic was an Architect Consultant for the Microsoft Consulting Services division where he was responsible for a broad range of solution architecture and design functions as well as software development and delivery. >From 2001 to 2005, he was the Director of Software Development and Chief Information Officer at Edulink Systems Inc., where he was responsible for developing and implementing various efficiency-related IT infrastructural initiatives. Mr. Kovacevic was the Software Development Architect lead for Pearson Education from 1993 to 2001. Mr. Kovacevic received a Bachelor of Science and Masters degree in electrical engineering from the University of Zagreb.

James Williams, age 36, has served as our Chief Technology Officer since 2004. Prior to joining us, Mr. Williams served as the Director of Technology for Oemtec from 2003 to 2004 and E-Site from 2001 to 2002. He also served as a Consulting Software Architect for Visutel in 2003. Mr. William’s experience includes founding iKennect and developing a wireless, public access portal in partnership with Nortel Networks for the Mandalay Bay Hotel and Resort in Las Vegas, the creation of the “Free-DSL” platform for Winfire and subsequent management of a nationwide DSL network, and the release of Cybermedia’s award winning First Aid ‘98. Mr. Williams received a Bachelor of Science degree from California State University Dominguez Hills.

David J. Williams, age 46, has served as our Chief Financial Officer since February 2006. >From 1999 to 2005, Mr. Williams founded and operated Professionals Online Network, Inc., an online executive outplacement service. Prior thereto, Mr. Williams served as Chief Financial Officer for Networks Telephony Corporation, a voice over Internet telephony developer, from 1997 to 1999. He also held management roles in manufacturing, retail, distribution, and pension fund management, for both mature and entrepreneurial companies. Mr. Williams received a Bachelor of Music from Northern Illinois University and obtained a Juris Doctorate degree from Southwestern University School of Law, Los Angeles. Mr. Williams also holds a certification as a Certified Public Accountant (CPA) and a Certified Management Accountant (CMA).

Michael L. Cassara, age 39, has served as our Senior Vice President in charge of Business Development since 2006. From 2003 to 2006, Mr. Cassara operated a boutique executive recruiting firm specializing in executive level sales personnel for traditional and new media companies. Prior thereto, Mr. Cassara served as the Partnership Marketing Manager at Brand Sense Marketing overseeing NASCAR’s Youth Initiative, namely the All-American Soap Box Derby program. Mr. Cassara has also held lead sales roles for Cox Enterprises’ Internet Sales Division (Cox Interactive Sales) and Netcom On-Line’s Internet Sales Divisions. Mr. Cassara’s entrepreneurial experience includes founding, raising capital for, and operating as Chief Executive Officer for Titan Games, a mail-order company specializing in computer games from 1992 to 1995 and for ClicVU, Inc., an Internet advertising and e-mail solutions provider from 1999 to 2002. Mr. Cassara graduated in 1990 from the University of Southern California’s Business School with a Bachelor of Science.

Steve Parks, age 40, has served as our Vice President of Operations since 2005 and is primarily responsible for managing our platform development and product launch efforts. From 2002 to 2005, Mr. Parks held the position of Vice President of Operations for SkillJam Technologies where he was responsible for oversight of the company’s general operations, including integration management following the sale of SkillJam Technologies to Fun Technologies Inc. (TSX/AIM:FUN) in 2004. Mr. Parks has more than 10 years of online operations experience, including four years with CNET, where he was involved in the successful launch of the company’s www.download.com website. Mr. Parks received a BA from the University of California at Santa Cruz.

William Stephney, age 45, is the founder of Stepsun Music (founded in 1992), a joint venture initially with Tommy Boy Records and later with Interscope Records. Mr. Stephney is also the founder of Joseph Media, a production and consulting firm specializing in media and telecommunications, with clients including Berenson & Company, the U.S. Department of Health & Human Services, Platinumtel Wireless, MTV Networks, Chris Rock Productions and the Institute For American Values. In 1989, Mr. Stephney served as the President of Def Jam Records and was key to the career development of LL Cool J, the Beastie Boys, Public Enemy, Slick Rick and 3rd Bass. Mr. Stephney is a former trustee of the National Urban League and served on the board of directors for the National Fatherhood Initiative. In 2006, Mr. Stephney was inducted into the Minority Media Telecommunications Council Hall of Fame.

Hank L. Torbert, age 35, has served as a director of the Company since 2005. Mr. Torbert is the founder and Managing Partner at Avondale Ventures, LLC, a media and communications private equity firm. Prior to founding Avondale in 2006, Mr. Torbert served as Executive Vice President and Chief Operating Officer of Broadcast Capital, Inc., a media-focused private equity firm. Mr. Torbert served as a Vice President of the Financial Sponsor Group, Middle Market Banking at JPMorgan Chase Bank from 2002 to 2004, where he was a member of a four-person team that covered the firm's top tier middle market private equity clients. Prior thereto, Mr. Torbert was a senior associate in the Equity Capital Markets Group at JPMorgan Chase Bank where he completed over $100 billion in transactions in the media and telecommunications industry. Prior to joining JPMorgan Chase Bank in 1999, Mr. Torbert worked at AIG Capital Partners. Mr. Torbert received a Bachelor of Arts degree, Master of International Finance and an Masters of Business Administration from Columbia University.

Director Nominees

Lorne Abony, age 37, is the Co-Founder and Chief Executive Officer of FUN Technologies Inc. (TSX/AIM: FUN). FUN is one of the world’s leading online casual gaming providers and its shares are publicly listed on the Alternative Investment Market (“AIM”) of the London Stock Exchange and the Toronto Stock Exchange. Mr. Abony was previously the Co-Founder and former President of Petopia.com, an online pet food and supply destination that was sold to Petco in 2000. Mr. Abony practiced corporate and securities law at Aird & Berlis in Toronto. Mr. Abony holds an M.B.A. from Columbia Business School, an L.L.B./J.D. from the International Law Center at the University of Windsor and a BA with distinction from McGill University. Mr. Abony was Chairman and a director of our predecessor, Fluid Audio, until the completion of the merger of Fluid Audio into Freedom 20 on February 14, 2007.

Marc Arseneau, age 41, is the founder, President and Chief Executive of Kangaroo Media Inc. (TSX:KTY). Kangaroo Media Inc. markets Kangaroo TV, a handheld audio video device that allows sport events spectators to access exclusive content not available to other spectators, including real time information and statistics. Prior to founding Kangaroo Media Inc. in 2001, Mr. Arseneau was the founder of DeltaVision, a private company doing business in the security systems sector, which he sold in 1998.

André Brosseau, age 45, is Deputy Chairman, President and a director of Loewen, Ondaatje, McCutcheon Limited and its parent company, LOM Bancorp Limited. Prior to 2006, Mr. Brosseau held various senior executive positions at CIBC World Markets Inc., including Head of Canadian Cash Equities and Co-head of Global Cash Equities, Co-head of Canadian Equities and Head of Canadian Sales and Trading. Mr. Brosseau currently serves on the boards of Kangaroo Media Inc., a TSX-listed company that provides exclusive on-site interactive content at sporting events, Aptilon Inc., a TSX Venture Exchange-listed company providing e-sales and marketing solutions to the pharmaceutical, biotechnology and medical device industries, and Production Enhancement Group, Inc. a TSX-listed energy services company. Mr. Brosseau is also the founding Co-Chair of Toronto-based Company Theatre, a not-for-profit organization that supports new directors and actors. Mr. Brosseau received a Bachelor of Science and a Master of Science from the Université de Montreal.

Alain Rhéaume, age 55, is a founder and Managing Partner for Trio Capital Inc., a private equity fund. He has over 30 years experience in finance management and company direction. He worked for the Ministry of Finance of the Gouvernement du Québec from June 1974 to 1996, acting from 1988 to 1992 as Associate Deputy Minister, financial policies and operations, and from 1992 to 1996 as Deputy Minister. He then joined Microcell Telecommunication Inc. as Executive Vice President and Chief Financial Officer. He was subsequently promoted to President and Chief Executive Officer of Microcell SCP, from 2001 to 2003, and President and Chief Operating Officer of Microcell Solutions Inc., from 2003 to 2004. While Mr. Rhéaume was an officer of Microcell Telecommunications Inc., it instituted proceedings under the Companies' Creditors Arrangement Act (Canada). On March 18, 2003, the Superior Court of the Province of Québec approved Microcell's Plan of Reorganization and of Compromise and Arrangement. Prior to joining Trio Capital Inc. in 2006, Mr. Rhéaume was Executive Vice President of Rogers Wireless Inc., and President of Fido Solutions Inc. (a division of Rogers Wireless Inc.). He has served on several private and public company boards since 1989, and is a member of the board of directors of Quebecor World Inc. (NYSE: IQW, TSX: IQW), a world leader on providing high-value, complete marketing and advertising solutions to retailers. Mr. Rhéaume holds Licence in Business Administration from Université Laval.

Composition and Organization of our board of directors

Our board of directors is comprised of Messrs. Justin Beckett, Hank Torbert, and William Stephney. Each of Messrs. Torbert and Stephney is an “independent director” in accordance with Section 1.4 of the Canadian securities rule Multilateral Instrument 52-110-Audit Committees (“MI 52-110”). Upon the completion of the election of the director nominees, each of Messrs. Abony, Arseneau, Rhéaume, and Brosseau will also be an “independent director” in accordance with MI 52-110.

During the last full fiscal year of our predecessor, Fluid Audio, held eight meetings of our board of directors. Each such director still serving on our board of directors attended 100% of these meetings. We have unwritten policy requiring directors to regularly attend board of directors meetings and significantly contribute in the interest of the board of directors.

We do not have an Audit Committee at the present time. The entire board of directors functions as the Audit Committee. In addition, we do not have an “audit committee financial expert” or an entirely independent Audit Committee because of the difficulty encountered by small public companies in obtaining outside board members. After the election of directors as described in this information statement/prospectus, we intend to create an Audit Committee, with Hank Torbert, Marc Arsenau and Alain Rhéaume serving as independent members of the Audit Committee, and with the committee being chaired by Mr. Torbert, who brings several years’ experience overseeing complex financial institutions. While each member of Audit Committee will be will be “independent” and “financially literate,” we will not have an “audit committee financial expert” because we will be a Canadian corporation, and as such, we will instead follow the audit committee standards set forth in the applicable Canadian securities laws.

Our board of directors has not established either a Nominating or Compensation Committee. After the conversion/continuance, we intend to create a Compensation and Governance Committee, which will assist the board of directors in fulfilling its oversight responsibilities in relation to the selection, retention, compensation, benefits, severance and professional development of the directors, the chief executive officer, the chief financial officer and such other of our senior officers as the Compensation and Governance Committee may determine from time to time. The committee will consider the size, composition and structure of the board of directors and its committees and director nominations, orientation and continuing education. The Compensation and Governance Committee will also review our overall approach to governance, including matters involving actual or potential conflicts of interests and, on referral from the Audit Committee, matters relating to complaints received under a complaints procedure that we will establish. The committee will meet with senior management on an annual basis, and correspond with such senior management as necessary, to review performance goals and bonus plan performance targets.

The Compensation and Governance Committee will be required to meet at least once per quarter and will be comprised of three directors, at least two of whom will be “independent”. It is anticipated that upon completion of our proposed initial public offering in Canada, the Compensation and Governance Committee will be comprised of Hank L. Torbert, Lorne Abony and Marc Arseneau.

The full board of directors participated in the selection of Messrs. Abony, Arseneau, Brosseau and Rhéaume as nominees for election as members of our board of directors; however, as there is no ominating Committee, there were no standardized procedures for selection of these nominees. The full board of directors participates in the consideration of executive officer and director compensation. Management has provided advice to the board of directors with respect to director compensation. We intend to form a Compensation and Governance Committee and an Operations Committee promptly following the completion of the conversion/continuance and the election of directors as described herein.

Shareholders wishing to contact the board of directors or a specified member of the board should send correspondence to the Corporate Secretary, Fluid Media Networks, Inc., 5813-A Uplander Way, Culver City, California 90230. All communications so received from shareholders by the Secretary will be forwarded to the members of the board of directors, or to a specific board member if so designated by the shareholder. A shareholder who wishes to communicate with a specific board member should send instructions asking that the material be forwarded to the director.

Involvement in Certain Legal Proceedings

During the past five years none of our directors or executive officers (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Alain Rhéaume, a nominee for elections as a director of our company, previously served as Executive Vice President and Chief Financial Officer of Microcell Telecommunication Inc. He was subsequently promoted to President and Chief Executive Officer of Microcell SCP, and President and Chief Operating Officer of Microcell Solutions Inc. While Mr. Rhéaume was an officer of Microcell Telecommunications Inc., it instituted proceedings under the Companies' Creditors Arrangement Act (Canada). On March 18, 2003, the Superior Court of the Province of Québec approved Microcell’s Plan of Reorganization and of Compromise and Arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file. To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation paid by us for the fiscal year ended December 31, 2006 to our executives.

Name and Principal Position	Year	Salary	Bonus	Equity Awards	All Other Compensation[1]	Total

Justin F. Beckett President, Chief Executive Officer	2006	$106,000	$0	$0	$0	$106,000

Robert Buch Former Chief Operating Officer	2006	$100,000	$8,790	$0	$10,992	$119,782

David J. Williams Chief Financial Officer	2006	$111,227[2]	$4,500	$0	$10,555	$126,282

James Williams Chief Technology Officer	2006	$125,000	$0	$0	$9,975	$134,975

Michael D. Raeford, Jr. Chief Strategic Officer	2006	$100,000	$0	$0	$9,765	$109,765

__________________________
(1)	Includes standard, company-paid health insurance, monthly premiums, for all family members as all employees are entitled to receive.
(2)	Mr. Williams joined our company in February 2006. On an annualized basis, Mr. Williams’ salary for the year ended December 31, 2006 was $130,000.

Employment Agreements

The following sets forth the employment terms between us and certain of our executives:

Justin F. Beckett

Currently, we are a party to a consulting agreement dated January 1, 2005 with VIZX Corporation (“VIZX”), a company controlled by Mr. Beckett, whereby we contract for Mr. Beckett's services as President and Chief Executive Officer. Under the consulting agreement, VIZX is compensated at an annual base rate of $100,000. The term of the consulting agreement is indefinite and may be terminated by VIZX or us at any time, with or without cause (as defined in the consulting agreement). Under the consulting agreement, we may terminate VIZX: (a) in the event that Mr. Beckett becomes disabled for a period of 90 days or longer; (b) for “Company Cause” (as defined in the consulting agreement); or (c) without Company Cause. Upon a termination by us for Company Cause, VIZX will be entitled to receive all compensation and benefits earned and due through the effective date of termination and upon a termination by us without Company Cause, VIZX shall be entitled to receive all compensation and benefits earned though the effective date of termination, in addition to a severance payment equal to 18 months’ of VIZX’s compensation at the time of termination. VIZX may terminate the consulting agreement for “Constructive Termination” (as defined in the consulting agreement). Upon a termination of the consulting agreement for Constructive Termination, VIZX is entitled to receive all compensation and benefits earned and all reimbursements due through the effective date of termination, as well as a severance payment equal to 18 months’ of VIZX's compensation at the time of such termination. Upon a termination by VIZX without cause, VIZX will be entitled to receive all compensation and benefits earned and due through the effective date of termination.

Pursuant to the consulting agreement, in the event that the board of directors elects to sell our company and/or any technology related to our company, VIZX has the exclusive right for a period of 90 days to enter into negotiations with us to purchase our company and/or such technology. In the event that the parties are unable to reach an agreement within the 90-day period, we have the right to enter into negotiations with a third party; provided that we shall not enter into any agreement with such third party with terms more favorable than those last offered to VIZX. It is intended that VIZX’s exclusive right to enter into such negotiations will be terminated prior to the completion of our proposed initial public offering in Canada.

In connection with the completion of our proposed initial public offering in Canada, we intend to enter into an employment agreement with Justin F. Beckett, our President and Chief Executive Officer. It is expected that Mr. Beckett's base salary will be in the range of $250,000 to $300,000, with such amount to be definitively determined by the board of directors on the recommendation of the newly constituted Compensation and Governance Committee. It is anticipated that the agreement will contain such other terms as are typical for chief executive officers of similarly situated public companies.

David J. Williams, our Chief Financial Officer, is party to an employment agreement dated February 21, 2006 with us, as amended, pursuant to which he receives an annual base salary of $148,000, bonus payments of up to 20% of his base salary upon the achievement of certain criteria and company-paid benefits. The agreement imposes certain non-competition and non-solicitation obligations on Mr. Williams and can be terminated by either us or Mr. Williams at any time, for any reason. In connection with his employment, Mr. Williams received options to purchase up to 125,000 shares of common stock.

Dragan Kovacevic is party to an employment agreement with us, dated March 9, 2007, pursuant to which he serves as our Chief Information Officer, effective May 1, 2007. Under this agreement, Mr. Kovacevic’s compensation is $142,500 per year, payable bi-monthly, and he is also eligible for a bonus of up to 25% of such annual compensation, the terms of which will be mutually determined. Mr. Kovacevic shall also be granted 100,000 stock options. Mr. Kovacevic’s employment may be terminated by either Mr. Kovacevic or us at any time, and for any reason or for no reason. In the event that Mr. Kovacevic’s employment with us is terminated without cause, he will be entitled to receive a severance payment in the amount equal to three months of his annual salary in exchange for providing transitional management support during the three month period following his termination. During his employment with us, Mr. Kovacevic has agreed under the employment agreement not to do anything to compete with our present or contemplated business, nor to plan or organize any competitive business activity. Mr. Kovacevic has also agreed not enter into any agreement, which conflicts with his duties or obligations to us. Mr. Kovacevic will not during his employment or within one (1) year after it ends, without our express written consent, directly or indirectly solicit or encourage any employee, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter a relationship with us.

James Williams is party to an at-will employment agreement with us, dated April 15, 2005, pursuant to which he receives an annual salary of $125,000, plus certain benefits consisting of monthly premiums for standard, Company-paid health insurance, as is available to all employees of the Company. The agreement imposes certain non-competition and non-solicitation obligations on Mr. Williams. James Williams has received options to purchase up to 298,001 shares of common stock, 60,000 of which were forfeited in April 2007.

Michael D. Raeford, Jr. is party to an at-will employment agreement with us, dated April 15, 2005, pursuant to which he receives an annual salary of $100,000, plus certain benefits consisting of monthly premiums for standard, Company-paid health insurance, as is available to all employees of the Company.   The agreement imposes certain non-competition and non-solicitation obligations on Mr. Raeford. Mr. Raeford has received options to purchase up to 261,668 shares of common stock.

Robert Buch resigned on April 30, 2007. Prior to his resignation, Mr. Buch served as our Chief Operating Officer and was a party to an at-will employment agreement with us pursuant to which he received an annual salary of $100,000, plus certain benefits consisting of monthly premiums for standard, Company-paid health insurance, as is available to all employees of the Company. In 2006, Mr. Buch received a performance bonus in the amount of $8,750. Mr. Buch also is party to a Restricted Stock Purchase Agreement and Stock Restriction Agreement with us. The terms of these agreements are disclosed in the section titled “Certain Relationships and Related Party Transactions.”

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date

Justin F. Beckett (1)	0	0	-	-

Robert Buch	0	0	-	-

David J. Williams (2)	0	0	-	-

James Williams (3)	202,001	0	$ 0.26	12/31/15
	20,000	76,000	$ 0.30	6/30/16

Michael D. Raeford, Jr. (4)	169,668	0	$ 0.26	12/31/15
	15,000	57,000	$ 0.30	6/30/16

________________________

(1)
On February 6, 2007, Justin F. Beckett was granted options to purchase up to 42,170 shares of common stock at a price of $0.30 per share, which options vest in equal monthly increments over a four-year period. Unexercised options expire after ten years.

(2)
On February 6, 2007, David J. Williams was granted options to purchase up to 125,000 shares of common stock at an exercise price of $0.30 per share. A portion of these shares (25,000) were granted, fully-vested. The remaining shares vest over four years in equal, monthly amounts. Unexercised options expire after ten years.

(3)
James Williams received two option grants: (1) a fully-vested grant of 202,001 shares on January 1, 2006 with a strike price of $0.26, and (2) a grant on July 1, 2006 for 96,000 shares with a strike price of $0.30, that vest in equal, monthly amounts (4,000 shares) over two years. Unexercised options expire after ten years.

(4)
To date, Mr. Raeford has received three option grants: (1) a fully-vested grant of 169,668 shares on January 1, 2006 carrying a strike price of $0.26, (2) a grant dated July 1, 2006 for 72,000 shares with a strike price of $0.30, that vest in an equal, monthly amounts (3,000 shares), over two years. and (3) A grant for 20,000 shares, dated February 6, 2007, with shares vesting over a four year period, that carry a strike price of $0.30. Unexercised options expire after ten years.

Option Awards

All option grants were made to executives, pursuant to our 2005 Stock Incentive Plan describe below. For awards of options, with or without tandem SARs (including awards that subsequently have been transferred), the aggregate grant date fair value is computed in accordance with FAS 123(R). Should a fair value for an award exist, it is recognized over the periods during which vesting occurs. A recent valuation of these grants performed during our financial audit of our 2006 fiscal year. Though using the Black Scholes method of determining a fair value to attribute to these grants, the reliability is limited by the lack of a currently trading stock at the time each award was given. Significant assumptions were made to arrive at a current stock, or trading, price and, thereby, infer an appropriate volatility to base it on. Due to these limitations, we were unable to attribute a positive fair value for each of the above awards.

2005 Stock Incentive Plan

Our 2005 Stock Incentive Plan was adopted by our board of directors in July 11, 2005 and approved by our shareholders in July 11, 2005. Our 2005 Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants. The 2005 Stock Incentive Plan also allows for awards of stock purchase rights.

Share Reserve. The aggregate number of shares of common stock which may be delivered under the 2005 Stock Incentive Plan shall not exceed thirteen percent (13%) of the total number of our issued and outstanding stock. We have reserved a total of 821,839 shares of our common stock for issuance pursuant to the 2005 Stock Incentive Plan. As of December 31, 2006, options to purchase 659,669 shares of common stock were outstanding and 162,170 shares were available for future grant under this plan.

Administration. Our board of directors or a committee appointed by our board may administer our 2005 Stock Incentive Plan. Under our 2005 Stock Incentive Plan, the administrator has the power to determine the terms of the awards, including the service providers who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise.

Stock Options. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the stock option agreement subject to the following limitations:

•          Termination by Reason of Death. If a participant incurs a termination of employment due to death, any unexpired and unexercised option held by such participant shall, to the extent then vested and exercisable, thereafter be fully exercisable for a period of at least one hundred and eighty (180) days immediately following the date of such death or until the expiration of the option period, whichever period is the shorter.

•         Termination by Reason of Disability. If a participant incurs a termination of employment due to a disability, any unexpired and unexercised option held by such participant shall, to the extent then vested and exercisable, thereafter be fully exercisable by the participant for the period of at least one hundred and eighty (180) days immediately following the date of such termination of employment or until the expiration of the option period, whichever period is shorter, and the participant’s death at any time following such termination of employment due to disability shall not affect the foregoing. In the event of termination of employment by reason of disability, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Internal Revenue Code, such option will thereafter be treated as a non-qualified stock option.

•         Other Termination. If a participant incurs a termination of employment due to retirement, the termination of employment is voluntary on the part of the participant (and is not due to retirement), or the termination of employment is involuntary on the part of the participant (but is not due to death, disability or cause), any option held by such participant shall thereupon terminate, except that such option, to the extent then vested and exercisable, may be exercised for the period of at least thirty (30) days commencing with the date of such termination of employment or until the expiration of the option period whichever period is shorter. Unless otherwise provided in an agreement or determined by the committee, if the participant incurs a termination of employment with cause, the option shall terminate immediately. Unless otherwise provided in an agreement or determined by the committee, the death or disability of a participant after a termination of employment otherwise provided herein shall not extend the exercisability of the time permitted to exercise an option.

Change in Control Transactions. Our 2005 Stock Incentive Plan provides that in the event of our “change in control:”

•
any stock options and stock appreciation rights outstanding as of the date such change in control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant;

•
the restrictions applicable to any outstanding stock award shall lapse, and the stock relating to such award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

•	all outstanding repurchase rights of the company with respect to any outstanding awards shall terminate; and

•	outstanding awards shall be subject to any agreement of merger or reorganization that effects such change in control, which agreement shall provide for:

•	the continuance of the outstanding awards by the company, if the company is a surviving corporation;

•	the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary;

•	the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding awards; or

•	settlement of each share of common stock subject to an outstanding award for the change in control price (less, to the extent applicable, the per share exercise price).

In the absence of any agreement of merger or reorganization effecting such change in control, each share of common stock subject to an outstanding award shall be settled for the change in control price (less, to the extent applicable, the per share exercise price).

Plan Amendments. Our 2005 Stock Incentive Plan will automatically terminate in 2015, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate the 2005 Stock Incentive Plan provided such action does not impair the rights of any participant.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently have one equity compensation plan, namely our 2005 Stock Incentive Plan. A description of the material features of the 2005 Stock Incentive Plan is found under "Executive Compensation - 2005 Stock Incentive Plan." The following table sets forth information as of December 31, 2006 on securities authorized for issuance under this plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a) (c))
Equity compensation plan approved by security holders	__	__	__
Equity compensation plan not approved by security holders	659,669	$0.59	162,170

DIRECTOR COMPENSATION

Prior to the February 14, 2007 merger of our predecessor, Fluid Audio, with and into Freedom 20, we paid each director (other than Justin F. Beckett) eight hundred dollars for each board meeting attended by such director. During the period ended December 31, 2006, the board of directors met eight times and each meeting was attended by all directors. In addition, we also issued options to certain of our directors for their service as directors. The following table sets forth the compensation received by each person who was a director during 2006.

Name	Fees Earned or Paid in Cash	Options Awards(4)	Total

Hank Torbert (1)	$6,400	$135	$6,535

Lorne Abony (2)	$6,400	$270	$6,670

Avi Greenspoon	$800	$0	$800

Paul Pint (3)	$3,200	$135	$3,335

Justin F. Beckett	$0	$0	$0
_________________________
(1)	On July 28, 2006, Mr. Torbert received fully vested options to purchase 30,000 shares of common stock at a purchase price of $2.00 per share. Unexercised options expire after 2 years.
(2)	On July 28, 2006, Mr. Abony received fully vested options to purchase 60,000 shares of common stock at a purchase price of $2.00 per share. Unexercised options expire after 2 years.
(3)	On July 28, 2006, Mr. Pint received fully vested options to purchase 30,000 shares of common stock at a purchase price of $2.00 per share. Unexercised options expire after 2 years.
(4)	The grants were determined by the management team and the board of directors. The options were expensed using a standard Black Scholes calculation for determining the value of the options.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our voting securities as of July 3, 2007 with respect to (i) each of our directors; (ii) each of our executive officers; (iii) all of our executive officers and directors as a group; and (iv) each party known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, the mailing address for each party listed below is c/o Fluid Media Networks, Inc. at the address listed above. This table is based upon information supplied by current and former officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. As of the July 13, 2007, there were an aggregate amount of 10,167,126 voting securities issued and outstanding, consisting of (i) 8,981,326 shares of common stock and 1,185,800 shares of Series C Preferred Stock.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

	Common Stock		Series C Preferred Stock

	Amount and Nature of Beneficial Ownership**	Percent of Class	Amount and Nature of Beneficial Ownership**	Percent of Class

Justin F. Beckett CEO, Pres., and Chairman	3,251,162 (1)	35.95%	55,000	4.64%

David J. Williams Chief Financial Officer	39,583 (2)	*	0	--

James Williams Chief Technology Officer	238,001(3)	2.58%	0	--

Michael D. Raeford, Jr. Chief Metrics Officer	355,851 (4)	3.87%	0	--

Dragan Kovacevic Chief Information Officer	0	--	0	--

Hank T. Torbert Director	143,026 (5)	1.58%	0	--

William Stephney Director	0	--	0	--

Pinetree Capital, Ltd. 30E Lower Halcyon Heights Lascelles, St. James Barbados BBS10WI	846,757 (6)	9.26%	165,000	13.91%

AGF Funds, Inc. Toronto Dominion Bank Tower 66 Wellington Street West, 31st Floor Toronto, ON M5K 1E9	990,000 (7)	10.39%	550,000	46.38%

PFH Investments Limited 2 Sheppard Avenue East, Suite 700 Toronto, ON M2N 5Y7	666,667 (8)	6.91%	0	--

	Common Stock		Series C Preferred Stock

	Amount and Nature of Beneficial Ownership**	Percent of Class	Amount and Nature of Beneficial Ownership**	Percent of Class
Brad Greenspan 264 South La Cienega Blvd., Suite 1218 Beverly Hills, CA 90211	459,667 (9)	5.09%	0	--

GMP Securities 145 King Street Toronto, ON M5H 1J8	0	--	223,300	18.83%

Lorne Abony 122 Old Forest Hill Toronto, ON M5P 2R9	460,000	5.09%	0	--

Bob Buch 668 El Camino Real Atherton, CA 94027	498,114	5.55%	0	--

All Officers and Directors as a Group (5 people)	4,027,623 (10)	44.42%	55,000	4.64%

__________________

*	Represents less than 1%.
**
Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person. Excludes an indeterminable amount of shares of common stock issuable upon the conversion of the 12% unsecured convertible debentures issued on January 31, 2007.

(1)
Includes (i) 2,690,012 shares of common stock held by VIZX Corporation of which Mr. Beckett has voting and dispositive control, (ii) 500,000 shares of common stock held by Dorika Mamboleo, Mr. Beckett’s spouse, (iii) 55,000 shares of common stock issuable upon conversion of 55,000 shares of Series C Preferred Stock held by Mr. Beckett and (iv) 6,150 shares of common stock issuable upon exercise of vested options granted on February 6, 2007 at an exercise price of $0.30 per share held by Mr. Beckett. Excludes 36,020 shares of common stock issuable pursuant to options granted to Mr. Beckett on February 6, 2007, at an exercise price of $0.30, which options vest in equal monthly increments over a four year period. Unexercised options expire after ten years.

(2)
Includes 39,583 shares of common stock issuable upon the exercise of vested options granted on February 6, 2007 at an exercise price of $0.30 per share. Excludes 85,417 shares of common stock issuable pursuant to options granted February 6, 2007, to purchase common stock at an exercise price of $0.30 per share, which options vest in equal monthly increments over a four year period. Unexercised options expire after ten years.

(3)
Includes 202,001 shares of common stock issuable upon the exercise of vested options at a price of $0.26 per share and 36,000 shares of common stock (reflects forfeiture of 60,000 options in April 2007) issuable upon the exercise of vested options at a price of $0.30 per share. Unexercised options expire after 2 years.

(4)
Includes 169,668 shares of common stock issuable upon the exercise of vested options granted on January 1, 2006 at an exercise price of $0.26 per share; 42,000 shares of common stock issuable upon the exercise of options granted on July 1, 2006 at an exercise price of $0.30 per share; and 2,917 shares of common stock issuable upon the exercise of options granted on February 6, 2007 at an exercise price of $0.30 per share. Does not include 30,000 shares of common stock issuable upon the exercise of options granted on July 1, 2006, at an exercise price of $0.30 per share.  Options that were granted on July 1, 2006 vest at a rate of 3,000 shares per month until June 2008.  Does not include 17,083 shares of common stock issuable upon the exercise of options granted on February 6, 2007, at an exercise price of $0.30 per share, which options vest in equal monthly increments over a four year period.  Unexercised options expire after ten years.

(5)
Includes 30,000 shares of common stock issuable upon the exercise of vested options granted on July 28, 2006 currently exercisable at a price of $2.00 per share; 50,000 shares of common stock issuable upon the exercise of vested options granted February 1, 2007 at an exercise price of $2.00 per share. Unexercised options expire after ten years.

(6)	Includes 165,000 shares of common stock issuable upon conversion of 165,000 shares of Series C Preferred Stock.
(7)
Includes (i) 440,000 shares of common stock held by Jayvee, (ii) 424,930 shares of common stock issuable upon conversion of 424,930 shares of Series C Preferred Stock held by Mac & Co., (iii) 24,640 shares of common stock issuable upon conversion of 24,640 shares of Series C Preferred Stock held by GWL Growth Equity, and (iv) 100,430 shares of common stock issuable upon conversion of 100,430 shares of Series C Preferred Stock held by London Life Growth Equity, all of which are affiliates of AGF Funds, Inc. Excludes an indeterminable amount of common stock issuable upon the conversion of an aggregate amount of $270,000 Debentures. See “Item 3.02. Unregistered Sales of Equity Securities; The Debenture Offering.”

(8)
Includes (i) 500,000 shares of common stock issuable upon the conversion of a debenture in the principal amount of $1,000,000, at a conversion price of $2.00 per share, (ii) 166,667 shares of common stock issuable upon the exercise of certain warrants at a per share price of $2.00.

(9)	Includes 50,000 shares of common stock issuable upon conversion of certain warrants issued on November 21, 2006 at an exercise price of $1.50 per share.
(10)	Includes the shares of common stock listed in above footnotes (1) through (5).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Immediately prior to the consummation of the February 14, 2007 merger between our predecessor, Fluid Audio, and Freedom 20, we acquired an aggregate of 100,000 shares of Freedom 20’s common stock from Getting You There, Inc. for an aggregate purchase price of $1.00 and 82,500 shares of Fluid Audio Network, Inc.’s common stock. Subsequent to this transaction, we changed our name to Fluid Media Networks, Inc.

Justin F. Beckett, our President, Chief Executive Officer and a member of our board of directors, has made several loans and advances to our company since our inception. As of December 31, 2004, our predecessor, Fluid Audio, owed Mr. Beckett $304,843. As of December 31, 2005, Fluid Audio owed Mr. Beckett $54,011. During the year ended December 31, 2006, Fluid Audio borrowed a total of $257,562 from Mr. Beckett, comprised of cash loans, a direct vendor payment and a delayed payment of a monthly consulting fee. The interest rates charged on these short-term loans ranged from 6.75% to 12% per annum. In July 2006, 44,421 shares of Series C Preferred Stock (formerly Series E Preferred Stock) were issued to Mr. Beckett as partial repayment of such loans and advances. As at December 31, 2006, Fluid Audio owed Mr. Beckett $85,334 and such amount was repaid in full in cash on February 5, 2007. During May 2007 and June 2007, Justin F. Beckett, our President and Chief Executive Officer loaned us a total of $295,711. Interest accrues on these loans at an annual rate of 12%. The outstanding principal and all accrued interest shall be due and payable at the earlier of (1) the closing of an equity or debt financing in excess of $2,000,000 of (ii) July 30, 2007.

VIZX Corporation, a corporation controlled by Justin F. Beckett, our president and chief executive officer, is a party to common stock transfer agreements with each of Robert Buch, our former Chief Operating Officer, Karen Maddison and Michael Raeford, our Chief Strategic Officer, pursuant to which each individual grants to VIZX the following rights, among other things: (i) drag along right pursuant to which VIZX may require such individual to sell all or any portion of our stock owned by such individual in the event VIZX receives an offer from a third party to purchase all of the share capital of our company controlled by VIZX and such purchase is conditioned upon the sale of the securities held by such individual to such third party investor; and (ii) right of first refusal to purchase shares to be sold by such individual, excluding however, certain permitted transfers.

We, together with certain preferred shareholders, are a party to a Shareholders Agreement dated July 28, 2006, which provides, among other things, that: (i) the we will be prohibited from taking certain actions without the consent of holders holding 66 2/3% of the Series E Preferred Stock (the predecessor-in-interest to the Series C Preferred Stock); and (ii) the shareholders shall be entitled to pre-emptive rights, tag along rights, drag along rights and piggyback registration rights (subject to customary underwriter cutbacks).

Effective September 30, 2004, we entered into a Restricted Stock Purchase Agreement with Robert Buch, our former chief operating officer, pursuant to which Mr. Buch purchased forty-nine and five hundred seventy nine thousandths (49.579) shares of our common stock, at a price per share of $0.01, or 506,056 shares of common stock after giving effect to the subsequent forward stock split of our company. In addition, Mr. Buch was granted certain tag-along rights and anti-dilution protection. Upon the expiration of the anti-dilution period (as set forth in the agreement), we agreed to issue to Mr. Buch such number of shares of common stock such that the percentage of our capital stock held or controlled by Mr. Buch immediately following the expiration of the anti-dilution period (or with respect to a change of control, immediately prior to such change of control) shall equal five percent (5%). The anti-dilution period expired upon the consummation of our 12% unsecured convertible debenture offering on January 31, 2007. Upon conversion of these debentures and the securities issued in connection with such debentures, we will be obligated to issue to Mr. Buch such number of shares of common stock so that Mr. Buch will hold 5% of our issued and outstanding securities calculated on a fully-diluted basis. Notwithstanding anything herein to the contrary, if the securities issued to Mr. Buch pursuant to the anti-dilution provisions of the agreement (the “anti-dilution securities”) are not freely tradable by Mr. Buch (either by virtue of a lack of a public market, as a result of contractual restrictions or otherwise), Mr. Buch may elect to postpone the issuance of the anti-dilution securities until the earlier of (i) a change of control (ii) such time as the anti-dilution securities are freely tradable, or (iii) such other time as chosen by Mr. Buch; provided, however, that any postponement by Mr. Buch shall not result in an extension of the anti-dilution period nor the issuance of any additional securities.

On March 15, 2006, we entered into an agreement with Robert Buch, our former Chief Operating Officer pursuant to which Mr. Buch granted us the right, effective as of the termination date of Mr. Buch’s employment with us, to repurchase 260,600 shares of common stock held by him (the “Restricted Shares”) and all shares of common stock issued to him pursuant to that certain Restricted Stock Purchase Agreement by and between us and Mr. Buch, effective September 30, 2004 (the “RSPA Shares”), at a per share price of $0.01. Under the agreement, our repurchase option expires: (i) with respect to 8,986 shares of the Restricted Shares on a monthly basis with the option expiring in full on August 1, 2008; and (ii) with respect to the RSPA Shares in the same proportion as the Restricted Shares (i.e. if upon the issuance of the RSPA Shares, our repurchase right has expired with respect to 75% of the Restricted Shares, and 12 months remain until the repurchase right shall have expired with respect to all the Restricted Shares, our repurchase right will only apply to 25% of the RSPA Shares upon issuance and will expire ratably on a monthly basis over a 12 month period).  Our repurchase right will expire with respect to all Restricted Shares upon the consummation of a change of control or a termination of Mr. Buch’s employment with us without cause. The repurchase option is exercisable for a period of 60 days after the date of termination of Mr. Buch’s employment, provided that we may extend such period for up to one year after the termination date if the board reasonably determines that such extension is necessary to prevent a material adverse effect on our financial or operational status.   In connection with the consummation of the $2.6 million debenture offering on January 31, 2007, and based upon our recent plans to register shares of our common stock on the Toronto Stock Exchange, we determined that we became obligated to issue to Mr. Buch an additional 203,762.275 shares of our common stock.   On April 30, 2007, Mr. Buch resigned from his position with us.  Pursuant to the terms of our agreements with Mr. Buch, we repurchased from 211,704 shares of common stock from Mr. Buch at a per share purchased price of $0.01, for aggregate consideration of $2,117.

Since July 2005, the law firm of Goodmans LLP has served as our outside Canadian counsel, which has participated in the preparation of the registration statement of which this information statement/prospectus is a part. Avi Greenspoon, who served as a member of our board of directors prior to February 14, 2007, is a partner of Goodmans LLP. Aggregate fees billed by Goodmans LLP to us for legal services rendered since January 1, 2006 were C$152,716.59. As of July 1, 2007, we owed Goodmans LLP C$35,713 for fees billed on account of services rendered to us. There are no transactions or relationships between us and Mr. Greenspoon in which Mr. Greenspoon had or is to have a direct or indirect material interest other than those described herein.

It is contemplated that André Brosseau will be elected as a member of our board of directors upon the effective date of the conversion/continuance. Mr. Brosseau is the President, Deputy Chairman and a director of Loewen, Ondaatje, McCutcheon Limited (“LOM”), one of the agents of the proposed initial public offering of our shares of common stock in Canada.  LOM also acted as the lead agent in connection with the January 2007 offering of $2.6 million principal amount of convertible debentures by us. The agents of the proposed initial public offering are entitled to receive an amount equal to 6.5% of the gross proceeds of the offering, together with compensation options entitling the agents to subscribe for that number of shares of common stock equal to 6.5% of the aggregate number of shares sold pursuant to the offering. LOM’s syndicate position in the offering is 27.5%. Neither the price per share nor the gross proceeds of the offering have been determined as of the date hereof.

CHANGE IN CONTROL

The Merger

On February 14, 2007, our predecessor in interest, Fluid Audio Network, Inc. (“Fluid Audio”), entered into a Subscription Agreement (the “Subscription Agreement”) and a Plan and Agreement of Merger (the “Merger Agreement”) with Freedom 20, Inc., a Delaware corporation (“Freedom 20”).

On February 14, 2007, Freedom 20 entered into a Redemption Agreement (“Redemption Agreement”) with its sole shareholder, Getting You There, LLC, pursuant to which the Freedom 20 redeemed all of the issued and outstanding shares, an aggregate of 100,000 shares, of Freedom 20’s common stock, par value $0.0001 per share (the “Freedom 20 common stock”), in consideration of an aggregate payment consisting of $1.00 and 82,500 shares of the company’s common stock, $0.0001 per share (the “Fluid Media common stock”).

Concurrently with the execution and pursuant to the term of the Merger Agreement, Fluid Audio purchased 1 share of Freedom 20 common stock for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of Fluid Audio (the “Sale”). Following the sale and pursuant to the terms of the Merger Agreement, Freedom 20 effected a short-form parent-subsidiary merger of Fluid Audio with and into Freedom 20, pursuant to which the separate existence of Fluid Audio was terminated (the “Merger”), and Freedom 20, as the surviving entity, changed its name to “Fluid Media Networks, Inc.”

Under the Merger Agreement, at closing, shareholders of Fluid Audio received one share of Fluid Media common stock for each issued and outstanding share of Fluid Audio common stock. As a result, at closing, Fluid Media issued 5,964,818 shares of Fluid Media common stock, representing 100% of Fluid Media’s issued and outstanding common stock immediately following the Merger, 1,800,000 shares of Series A Preferred Stock, 1,044,124 shares of Series B Preferred Stock and 1,078,000 shares of Series C Preferred Stock, representing 100% of Fluid Media’s issued and outstanding Series A, B and C Preferred Stock immediately following the Merger.

The issuance of shares of Fluid Media common stock to holders of Fluid Audio’s capital stock in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act or state law.

Changes Resulting from the Merger

From the consummation of the Merger, we have been conducting Fluid Audio’s business as our sole line of business. We relocated our executive offices to 5813-A Uplander Way, Culver City, California 90230, and our telephone number is (310) 665-9878.

Changes to the Board of Directors

Immediately following the execution of the Subscription Agreement and pursuant to the terms of the Merger Agreement, Virginia K. Sourlis, Freedom 20’s sole director and its President and Secretary, resigned and appointed Justin F. Beckett and Hank Torbert as directors of Freedom 20, effective at the effective time of the Sale.

All directors hold office for one-year terms until the election and qualification of their respective successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The Merger was accounted for as a “reverse merger,” since the shareholders of Fluid Audio immediately prior to the Merger owned all of the outstanding shares of Fluid Media common stock immediately following the Merger. Fluid Audio was deemed to be the acquiror in the reverse merger.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 110,000,000 shares, including 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, $.0001 par value. As of the date hereof 8,981,326 shares of common stock and 1,185,800 shares of Series C Preferred Stock are issued and outstanding.

Common Stock

Voting Rights

All shares of Fluid Nevada’s common stock have equal voting rights, with one vote per share, on all matters submitted to the shareholders for their consideration. The shares of common stock do not have cumulative voting rights.

Dividends

Subject to the prior rights of the holders of any series of preferred stock which may be issued, holders of common stock are entitled to receive dividends, when and if declared by our board of directors, out of company funds legally available therefor.

No dividends on our common stock have been declared in the past, and we do not expect to declare any dividends on our common stock in the future.

Preemptive and Liquidation Rights

Holders of shares of our common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of our affairs, holders of the common stock will be entitled to share ratably in the assets available for distribution to our shareholders after the payment of all liabilities and after the liquidation preference of any preferred stock outstanding at the time.

Other
There are no sinking fund provisions applicable to the common stock. For information about the differences in law governing Fluid Nevada’s common stock and the Fluid Canada common shares, see “Comparative Rights of Shareholders.”

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, of which 1,300,000 shares have been designated Series C Preferred Stock and of which 1,185,800 shares are issued and outstanding. Under our articles of incorporation, our board of directors may issue shares of preferred stock in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as our board of directors may determine. This is commonly referred to as “blank check” preferred stock. Blank check preferred stock may make it more difficult for current management to be replaced since management may use the blank check preferred stock to defeat an unsolicited takeover by increasing the number of shares of common stock held by existing shareholders. For information about the differences in law governing Fluid Nevada’s Series C Preferred Stock and the Fluid Canada Series C Preferred Stock, see “Comparative Rights of Shareholders.”

Voting Rights

Unless otherwise required under law, holders of Series C Preferred Stock vote on an “as converted” basis together with the holders of common stock as a single class. Fractional votes by the holders of Series C Preferred Stock are not permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded upward).

Dividend, Redemption, Anti-Dilution Rights

Holders of Series C Preferred Stock are entitled 5% dividends, when and if declared by the board. We have not declared any dividends on our Series C Preferred Stock and do not expect to do so in the foreseeable future. At any time after the fifth anniversary of the original issue date of these securities and upon the approval of holders of a majority of the Series C Preferred Stock, holders of Series C Preferred Stock can cause us to redeem their shares in three annual installments by giving us written notice. We are required to issue to holders of Series C Preferred Stock additional shares of preferred stock based on a broad based weighted average adjustment in the event of an issuance of shares of common stock at a per share price that is less than the conversion price then in effect. Shares of the Series C Preferred Stock are subject to a limited adjustment to the conversion formula in the event that a liquidity event fails to occur within certain time periods.

Liquidation Rights

Holders of Series C Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of our company to holders of our common stock, the amount of $2.00 (approximately adjusted for stock splits, subdivisions, combinations, consolidations, etc.) for each share of Series C Preferred Stock held, plus an amount equal to all declared but unpaid dividends on such shares of Series C Preferred Stock (the “Series C Preference”). If the assets and funds available for distribution among the holders of Series C Preferred Stock shall be insufficient to permit the payment of the full Series C Preference, then the entire assets and funds of our company legally available for distribution to the holders of Series C Preferred Stock shall be distributed ratably based on the total Series C Preference due each holder. Following distribution of the Series C Preference, the remaining assets of the Company available for distribution to shareholders will be distributed ratably among the holders of common stock and Series C Preferred Stock.

Conversion Rights

Shares of Series C Preferred Stock are automatically converted into shares of common stock at a one-to-one ratio, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events, upon the listing of the Shares of Series C Preferred Stock or common stock on a public exchange, as defined, or the occurrence of an acquisition, merger, reverse merger, take over or liquidating event, as defined.
In the event that a liquidity event fails to occur by March 26, 2007, each share of Series C Preferred Stock will be convertible into 1.10 shares of Common Stock. A liquidity event is defined as (i) the listing of the our Series C Preferred Stock or common stock on any of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Market of the London Stock Exchange, or (B) a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of our assets, exchange of assets or similar transaction or other combination with an issuer listed on any of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Market of the London Stock Exchange.

Other

There are no sinking fund provisions in respect of the Series C Preferred Stock.

Registration Rights

Holders of Series C Preferred Stock warrants and parties to a shareholders agreement with us dated July, 28, 2006 have piggyback registration rights. GMP Securities L.P., NBCN Clearing Inc., ITF Wellington West Capital Markets Inc., CIBC World Markets, Inc. are holders of Series C Preferred Stock warrants. Except as set forth in the preceding sentence, we have not granted any registration rights.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock and preferred stock are not currently trading on any stock exchange and are not quoted on any quotation system or traded in any other manner in the public markets. We are not aware of any market activity in our stock since our inception through the date of this filing.

Holders

As of [_______], 2007, the record date of the shareholder actions, there were [_______] record holders of [_______] shares of our common stock.

Dividends

We have not paid any dividends on or stock in the past, and we do not intend to pay cash dividends on our common stock and preferred stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on the common stock and the preferred stock will rest solely within the discretion of the board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	We would not be able to pay our debts as they become due in the usual course of business; or
•
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Effective as of February 14, 2007, Freedom 20 dismissed Conner & Associates, PC (“Conner”) as its independent accountants. Conner had previously been engaged as the principal accountant to audit its financial statements. The reason for the dismissal of Conner is that, following the consummation of the merger on February 14, 2007 of our predecessor, Fluid Audio, with and into Freedom 20, (i) the former shareholders of Fluid Audio owned a majority of the outstanding shares of our common stock and (ii) Freedom 20’s primary business unit became the business previously conducted by Fluid Audio. It was more practical that Fluid Audio’s independent auditors be engaged, going forward.

The report of Conner on Freedom 20’s financial statements for the period from June 27, 2006 (inception) to June 30, 2006 did contain an adverse opinion or disclaimer of opinion, it was qualified or modified as to uncertainty, audit scope or accounting principles. The report contained a going concern opinion on the financials statements as of June 30, 2006 because Freedom 20 was a blank check company with no assets and the shareholder of the company was not legally obligated to fund the activities of the company.

The decision to change accountants was approved by Freedom 20’s board of directors on February 14, 2007.

From June 27, 2006 through February 14, 2007, there were no disagreements between Freedom 20 and Conner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Conner, would have caused it to make reference to the matter in connection with the firm’s reports.

Freedom 20 made available to Connor the contents of its current report on Form 8-K which announced the dismissal of such firm and requested it to furnish a letter addressed to the SEC as to whether it agreed or disagreed with, or wished to clarify the expression of our views, or wished to provide any additional information. A copy of Conner’s letter to the SEC is included as Exhibit 16.1 to this information statement/prospectus.

On January 11, 2007, we dismissed Stonefield Josephson, Inc. (“SJ”) as our independent auditors. The decision to dismiss SJ was approved by our board of directors. SJ had previously been engaged as the principal auditors to audit our financial statements. The report of SJ on our financial statements for the period from March 12, 2002 (inception) to December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. However, the report did express substantial doubt regarding Fluid Audio’s ability to continue as a going concern.

There were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)) during the period from March 12, 2002 (inception) to December 31, 2005, except for a material weakness in internal control communicated to us by SJ, which related to accounting adjustments proposed by SJ with respect to certain equity transactions and incorrect capitalization of a license agreement.

There were no disagreements between Fluid Audio and SJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of SJ, would have caused it to make reference to the matter in connection with the firm’s reports. A copy of SJ’s letter to the SEC is included as Exhibit 16.2 to this information statement/prospectus.

We have provided SJ with a copy of the disclosures we made in our current report on Form 8-K announcing SJ’s dismissal and requested SJ to furnish a letter addressed to the SEC stating whether it agreed with the statements made by us and, if not, stating the respects in which it did not agree. A copy of SJ’s letter to the SEC is included as Exhibit 16.2 to this information statement/prospectus.

The interim financial statements of the company as of and for any interim period during the years ended December 31, 2005 or 2006 have not been audited or reviewed by Stonefield Josephson, Inc.

On January 11, 2007, we engaged Singer Lewak Greenbaum & Goldstein LLP (“Singer”) as our new, independent registered public accounting firm. The appointment of Singer was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through September 30, 2006, we did not consult Singer regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Prior to engaging Singer, we had not consulted Singer regarding the application of accounting principles to any specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

LEGAL MATTERS

Goodmans LLP will opine as to certain legal matters with respect to the conversion/continuance.

EXPERTS

The financial statements referred to in this prospectus and elsewhere in the registration statement have been audited by Stonefield Josephson, Inc. (for the fiscal years ended December 31, 2005 and 2004) and Singer Lewak Greenbaum & Goldstein LLP (for the fiscal year ended December 31, 2006), independent registered public accounting firms, as indicated in their respective reports with respect thereto, and are included in reliance upon the authority of said firms as experts in giving said reports.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with those requirements, we presently file, and after the conversion/continuance will continue to file reports and other information with the Securities and Exchange Commission. After the conversion/continuance however, we will be a foreign private issuer and will file reports related to this new status including but not limited to the filing of annual reports on Form 20-F. After the conversion/continuance we will be exempt from the proxy rules and our officers, directors and principal shareholders will be exempt from the requirements of Section 16 of the Securities Exchange Act of 1934, as amended. Such reports and other information can be obtained through the Securities and Exchange Commission’s Web site. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, and other information that we file electronically with the Securities and Exchange Commission are available on this site. In addition, you may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.

You may request a copy of any of our filings, at no cost, by writing or telephoning us at the following address:

Fluid Media Networks, Inc.
5813-A Uplander Way
Culver City, California 90230

This prospectus does not contain all the information set forth in the registration statement of which it is a part and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The registration statement and any subsequent amendments, including exhibits filed as a part of the registration statement, are available for inspection and copying as set forth above.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Fluid Nevada Articles of Incorporation.

Under Fluid Nevada’s Articles of Incorporation, no director shall be personally liable to Fluid Nevada or its shareholders for monetary damages for any breach of a fiduciary duty while serving as a director. However, a director may be liable to the fullest extent provided by applicable law, (i) for breach of the director’s duty of loyalty to Fluid Nevada or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 78.138 of the Nevada Revised Statutes or (iv) for any transaction from which the director derived an improper personal benefit.

Also under Fluid Nevada’s Articles of Incorporation, Fluid Nevada shall indemnify, to the fullest extent permitted by 78.7502 of the Nevada Revised Statutes, each person that such section grants the corporation the power to indemnify, including any person who is or was serving as a director, officer, employee or agent of our company.

Fluid Nevada Bylaws.

Under the Fluid Nevada bylaws, Fluid Nevada shall, to the fullest extent authorized under the laws of the State of Nevada, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of Fluid Nevada or a predecessor corporation or a director or officer of another corporation, if such person served in such position at Fluid Nevada’s request. If a proceeding is initiated by a director or officer, Fluid Nevada shall indemnify such director or officer only if such proceeding was authorized by our board of directors. The indemnification provided under Fluid Nevada’s bylaws shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under Fluid Nevada’s bylaws, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue after such person has ceased to be a director and (iii) inure to the benefit of heirs, executors and administrators of a person who has ceased to be a director.

Nevada Revised Statutes.

Under the Nevada Revised Statutes (“NRS”), Fluid Nevada may indemnify any of its current or former directors and officers for any action to which such director or officer is a party or is threatened to be made a party. Indemnification shall not be permitted for directors or officers for any act or failure to act which constituted a breach of a fiduciary duty as a director or officer and involved intentional misconduct, fraud or a knowing violation of the law. To be indemnified, a director or officer must have acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of Fluid Nevada, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The NRS permits indemnification against expenses (including attorney’s fees), judgments, fines and settlements actually or reasonably incurred in connection with any action, suit or proceeding arising out of such capacity as a director or officer.

Fluid Canada Bylaws.

Under the Fluid Canada bylaws, Fluid Canada shall indemnify each current and former director and officer, and each individual who acts or acted at Fluid Canada’s request as a director or officer, or each individual acting in a similar capacity with another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with Fluid Canada or another entity in the capacity as a director or officer. However, individuals seeking indemnity must have acted honestly and in good faith, with a view to the best interests of Fluid Canada. In order to seek indemnity in a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual seeking such indemnity must have had reasonable grounds for believing that his or her conduct was lawful.

Canada Business Corporations Act.

Under the Canada Business Corporations Act, Fluid Canada may indemnify a current or former director or officer of Fluid Canada or another individual who acts or acted at Fluid Canada’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, investigative or other proceeding in which the individual is involved because of that association with Fluid Canada or the other entity, provided that (i) the individual acted honestly and in good faith with a view to the best interests of Fluid Canada or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at Fluid Canada’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual is entitled to indemnification from Fluid Canada if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and such individual has fulfilled the conditions set forth above.

Item 21. Exhibits

The following exhibits are furnished as exhibits to this information statement/prospectus:

Exhibit Number and Exhibit Title
2.1(3)	Contribution Agreement, dated as of May 17, 2007, by and between Fluid Media Networks, Inc., a Delaware corporation, and Fluid Media Networks USA, Inc., a Delaware corporation.
2.2(3)	Agreement and Plan of Merger, dated as of May 17, 2007, by and between Fluid Media Networks, Inc., a Delaware corporation, and FMN Merger Co., a Nevada corporation.
2.3(3)	Certificate of Ownership and Merger dated May 17, 2007 by and between Fluid Media Networks, Inc, a Delaware corporation, and FMN Merger Co., a Nevada corporation.
2.4(3)	Articles of Merger of Fluid Media Networks, Inc., a Delaware corporation, and FMN Merger Co., a Nevada corporation.
3.1(3)	Articles of Incorporation of FMN Merger Co., a Nevada corporation.
3.2(3)	Certificate of Amendment to Articles of Incorporation of FMN Merger Co., a Nevada corporation, changing the name of FMN Merger Co. to Fluid Media Networks, Inc.
3.3(3)	Bylaws of Fluid Media Networks, Inc., a Nevada corporation (f/k/a FMN Merger Co.).
4.1(2)	Form of common stock certificate of Fluid Media Networks, Inc.
4.2(3)	Certificate of Designation of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of FMN Merger Co. dated April, 2007.
4.3	Form of 12% Unsecured Convertible Debenture
5.1*	Opinion of Goodmans LLP.
10.1(2)	Lease of the registrant’s principal executive offices, as amended.
10.2(2)#	Agreement dated March 8, 2005 between Fremantlemedia North America, Inc. and Fluid Media Networks, Inc. (f/k/a Fluid Audio Networks, Inc.).
10.3(2)	Stock Restriction Agreement dated March 15, 2006, by and between Fluid Audio and Robert Buch.
10.4(2)	Stock Purchase Agreement dated September 30, 2004, by and between Fluid Audio and Robert Buch.
10.5(2)	Fluid Audio Stock Option Plan dated July, 2005.
10.6	Consulting Agreement, dated January 1, 2005, between Fluid Audio Network, Inc. and VIZX Corporation.
10.7	Employment Agreement, dated February 21, 2006, between Fluid Audio Network, Inc. and David Williams.
10.8	Employment Agreement, dated April 15, 2005, between Fluid Audio Network, Inc. and Michael Raeford.
10.9	Employment Agreement, dated January 1, 2007, between Fluid Audio Network, Inc. and Michael Cassara.
10.10	Employment Agreement, dated March 21, 2005, between Fluid Audio Network, Inc. and Steve Parks.
10.11	Employment Agreement, dated April 15, 2005, between Fluid Audio Network, Inc. and James Williams.
10.12	Employment Agreement, dated March 9, 2007, between Fluid Audio Network, Inc. and Dragan Kovacevic.
10.13	Stock Option Agreement between Fluid Media Networks, Inc. and Hank Torbert, dated as of February 1, 2007.
10.14	Stock Option Agreement between Fluid Media Networks, Inc. and Andre Brousseau, dated as of February 12, 2007.
16.1(2)	Letter from Conner and Associates, PC, dated February 14, 2007.
16.2(2)	Letter from Stonefield Josephson, Inc. dated February 14, 2007.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Stonefield Josephson, Inc.
23.2	Consent of Singer Lewak Greenbaum & Goldstein LLP.
24	Power of attorney (reference is made to the signature page hereto).

_______________
(1)	Incorporated by reference from the Company’s Registration Statement on Form 10SB (SEC File No.: 000-52118) filed with the Commission July 7, 2006.
(2)	Incorporated by reference from the Company’s Current Report on Form 8-K (SEC File No.: 000-52118) filed with the Commission on February 21, 2007.
(3)	Incorporated by reference from the Company’s Current Report on Form 8-K (SEC File No.: 000-52118) filed with the Commission on May 23, 2007.
* To be filed by amendment.
# Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(c)	to include any material information with respect to the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(a)           To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

(b)          To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(c)           For determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of the Company’s securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

(iv)           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, California on July 17, 2007.

FLUID MEDIA NETWORKS, INC.

By:	/s/ Justin F. Beckett Chief Executive Officer, President and Chairman

POWER OF ATTORNEY

We, the undersigned directors and officers of Fluid Media Networks, Inc. (the “Company”) severally constitute and appoint Justin F. Beckett with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which Justin F. Beckett may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the Plan of Conversion dated as of July 13, 2007, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Justin F. Beckett shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin F. Beckett Justin F. Beckett	Chief Executive Officer and President (principal executive officer and Director)	July 17, 2007

/s/ David J. Williams David J. Williams	Chief Financial Officer (principal accounting officer)	July 17, 2007

/s/ Hank Torbert Hank Torbert	Director	July 17, 2007

/s/ William Stephney William Stephney	Director	July 17, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and Shareholders
Fluid Media Networks, Inc. and Subsidiary
Culver City, California

We have audited the consolidated balance sheet of Fluid Audio Network, Inc. and subsidiary (collectively, the “Company”) as of December 31, 2006, and the related consolidated statements of operations, shareholders’ deficit and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fluid Audio Network, Inc. and subsidiary as of December 31, 2006, and the results of their operations and their cash flows for the year ended December 31, 2006, in conformity with US generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $9,379,068 as of December 31, 2006. The available cash as of December 31, 2006 might not be sufficient for year 2007 operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
April 26, 2007	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors
Fluid Audio Network, Inc.
Culver City, California

We have audited the accompanying balance sheets of Fluid Audio Network, Inc. (a development stage company) as of December 31, 2005 and 2004 and the related statements of operations, shareholders’ deficit and cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluid Audio Network, Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred net losses of $2,792,681 and $155,169 for the years ended December 31, 2005 and 2004, respectively, used cash for operations in the amount of $2,181,568, during the year ended December 31, 2005 and had an accumulated deficit of $3,084,264 at December 31, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc. Los Angeles, California
June 1, 2006	CERTIFIED PUBLIC ACCOUNTANTS

FLUID AUDIO NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$108,475	$120,184
Accounts receivable	18,415	—
Preferred stock subscription receivable	—	250,000
Other receivables	3,931	15,000
Deferred expenses	185,005	199,046
Prepaid expenses	11,422	3,948
Note receivable, short-term portion	4,483	41,969

Total current assets	331,731	630,147

Website development costs, net of amortization	370,534	162,064
Equipment and fixtures, net of depreciation	61,088	77,063
Investment in affiliate	625,000	—
Advertising rights	680,000	—
Note receivable, long-term portion	24,081	—
Loan origination costs	67,327	—
Internet URLs	—	10,433
Other assets	7,896	11,844

Total assets	$2,167,657	$891,551

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED BALANCE SHEETS (continued)

	December 31, 2006	December 31, 2005

Liabilities, Convertible Redeemable Preferred Stock, and Shareholders’ Deficit
Current liabilities:
Line of credit	$100,000	$—
Short-term loans from shareholders	335,334	54,011
Accounts payable	479,477	35,554
Accrued expenses	343,995	50,609
Accrued wages and fees	44,732	13,351
Accrued interest expense	42,374	—
Deferred revenue	194,049	234,802

Total current liabilities	1,539,961	388,327
Convertible debenture	1,000,000	—
Dividends payable	470,205	99,213

Total liabilities	$3,010,166	$487,540

Commitments and contingencies
Convertible redeemable preferred stock: (Note 11)
Series A Preferred Stock ($1.00 par value; 1,800,000 shares authorized; 1,800,000 and 1,800,000 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	$1,800,000	$1,800,000
Series B Preferred Stock ($1.75 par value; 1,500,000 shares authorized; 1,044,124 and 1,017,447 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	1,703,904	1,657,219
Series C Preferred Stock ($2.00 par value; 1,200,000 shares authorized; 1,084,980 and 0 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	2,006,791	—
Series D Preferred Stock ($2.00 par value; 500,000 shares authorized; 525,000 and 0 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	1,050,000	—
Series E Preferred Stock ($2.00 par value; 1,300,000 shares authorized; 1,078,000 and 0 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	1,975,721	—

Total convertible redeemable preferred stock	8,536,416	3,457,219

Shareholders’ deficit:
Common Stock, $.001 par value; 20,000,000 shares authorized, 4,272,338 and 4,773,219 shares issued and outstanding at December 31, 2006 and 2005, respectively	143	643
Additional paid-in-capital	—	30,413
Accumulated deficit	(9,379,068)	(3,084,264)

Total shareholders’ deficit	(9,378,925)	(3,053,208)

Total liabilities, convertible redeemable preferred stock, and shareholders’ deficit	$2,167,657	$891,551

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2006	Year Ended December 31, 2005

Revenue
Artist services	$1,193,770	$66,114
Advertising/sponsorship	3,102,272	201,560
Other revenue	3,625	—

Total revenue	4,299,667	267,674
Cost of revenue	1,655,131	91,134

Gross profit	2,644,536	176,540

Operating expenses:
Sales and marketing	4,486,810	1,231,067
General and administrative	2,089,000	1,085,205
Research and development	445,321	339,066
Fremantle operating license	980,516	300,000
Depreciation and amortization	455,027	15,526

Total operating expenses	8,456,674	2,970,864

Loss from operations	(5,812,138)	(2,794,324)
Other income (expense)
Interest expense	(185,226)	—
Interest income	6,389	4,303

Loss before provision for income taxes	(5,990,975)	(2,790,021)
Provision for income taxes	1,600	2,660

Net loss	$(5,992,575)	$(2,792,681)
Preferred stock dividends	(370,992)	(131,423)

Net loss attributable to common shareholders	$(6,363,567)	$(2,924,104)

Weighted average common stock, basic and diluted	4,367,839	4,398,788

Net loss per share attributable to common shareholders, basic and diluted	$(1.46)	$(0.66)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit

Balance at December 31, 2004	4,131,338	$2	$1,000	$(291,583)	$(290,581)
Issuance of common stock for services	641,881	641	128,627	—	129,268
Issuance of warrants to purchase Series B
Preferred Stock for offering cost	—	—	32,209	—	32,209
Accretion of discount on Series B
Preferred Stock	—	—	(32,209)	—	(32,209)
Accrued undeclared preferred stock dividends	—	—	(99,214)	—	(99,214)
Net loss	—	—	—	(2,792,681)	(2,792,681)

Balance at December 31, 2005	4,773,219	643	30,413	(3,084,264)	(3,053,208)
Repurchase of common stock	(552,724)	(552)	(82,357)	—	(82,909)
Stock-based compensation	—	—	56,053	—	56,053
Issuance of common stock for services	141,000	141	61,899	—	62,040
Issuance of warrants to purchase common stock with convertible debenture	—	—	2,615	—	2,615
Issuance of warrants to purchase common stock with loan from shareholder	—	—	51	—	51
Cancellation of common stock	(89,157)	(89)	89	—	—
Accrued undeclared preferred stock dividends	—	—	(68,763)	(302,229)	(370,992)
Net loss	—	—	—	(5,992,575)	(5,992,575)

Balance at December 31, 2006	4,272,338	$143	$—	$(9,379,068)	$(9,378,925)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2006	Year Ended December 31, 2005

Cash flows used in operating activities:
Net loss	$(5,992,575)	$(2,792,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	544,485	20,123
Write-off capitalized internet URLs	10,433	—
Revenue from barter transactions	(2,617,003)	(222,852)
Expenses relating to barter transactions	2,617,003	222,852
Write-off on other receivable	11,969	—
Amortization on loan origination costs	16,251	—
Series E Preferred Stock issued for consulting fees	1,640	—
Stock-based compensation expense	56,053	—
Issuance of common stock for services	62,040	129,268
Series A Preferred Stock issued for services	—	300,000
Interest expense from issuance of warrants	2,666	—
Interest expenses for accretion of preferred stock financing costs	59,419	—
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(18,415)	(15,000)
Other receivables	11,069	(41,969)
Prepaid expenses	(7,474)	(15,792)
Deferred expenses	14,041	(199,046)
Other assets	3,948	—
Increase (decrease) in liabilities:
Accounts payable	443,923	35,554
Accrued expenses	293,386	50,609
Accrued wages and fees	31,381	13,351
Accrued interest expense	42,374	—
Deferred revenue	(40,753)	234,802

Net cash used in operating activities	(4,454,139)	(2,280,781)

Cash flows used in investing activities:
Acquisition of advertising rights	(1,100,000)	—
Investment in affiliate	(625,000)	—
Website development costs	(297,929)	(166,662)
Purchase of equipment and fixtures	(19,051)	(92,589)
Internet URLs	—	(8,745)

Net cash used in investing activities	$(2,041,980)	$(267,996)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2006	Year Ended December 31, 2005

Cash flows provided by financing activities:
Preferred stock subscription receivable	$250,000	$(250,000)
Proceeds from loans from shareholders	507,562	54,500
Payments of principal on loans from shareholders	(137,398)	(5,332)
Proceeds from line of credit	100,000	—
Proceeds from convertible debenture	1,000,000	—
Payments on loan origination costs	(33,577)	—
Payments from note receivable	1,436	—
Proceeds from issuance of:
Series A Preferred Stock	—	1,200,000
Series B Preferred Stock	46,685	1,722,163
Series C Preferred Stock	2,028,000	—
Series D Preferred Stock	999,999	—
Series E Preferred Stock	2,065,519	—
Offering costs from issuance of:
Series B Preferred Stock	—	(64,944)
Series C Preferred Stock	(61,723)	—
Series E Preferred Stock	(199,184)	—
Repurchase of common stock	(82,909)	—

Net cash provided by financing activities	6,484,410	2,656,387

Net increase (decrease) in cash and cash equivalents	(11,709)	107,610
Cash and cash equivalents, beginning of period	120,184	12,574

Cash and cash equivalents, end of period	$108,475	$120,184

Interest expense and income taxes:
For the year ended December 31, 2006, $62,643 of interest expense and $800 of income taxes were paid. For the year ended December 31, 2005, there were no payments of interest expense and payments of $2,660 for income taxes.

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2006	Year Ended December 31, 2005

Supplemental Disclosures of Non-Cash Financing Activities:
Conversion of $300,000 of loan from shareholder into 300,000 shares of Series A Preferred Stock	$—	$300,000
Issuance of warrants to purchase 43,354 shares of Series B	$—
Preferred Stock as offering cost	$—	$32,209
Accretion of discount on Preferred Stock	$—	$(32,209)
Issuance of 32,354 shares of Series B Preferred Stock as offering costs	$—	$58,370
Accrued undeclared dividends on Preferred Stock	$(370,992)	$(99,214)
Issuance of 70,980 shares of Series C Preferred Stock as offering costs	$141,960	$—
Issuance of 25,000 shares of Series D Preferred Stock as offering costs incurred in connection with convertible debenture	$50,001	$—
Issuance of 44,421 shares of Series E Preferred Stock as partial payment of loans from shareholders	$88,841	$—
Issuance of warrants to purchase 70,980 shares of Series C Preferred Stock as offering cost	$34,504	$—
Issuance of warrants to purchase 71,980 shares of Series E Preferred Stock as offering cost	$35,397	$—
Issuance of warrants to purchase 166,667 shares of Common Stock with convertible debenture	$2,615	$—
Issuance of warrants to purchase 50,000 shares of Common Stock with loan from shareholder	$51	$—
Issuance of note receivable from other receivable	$30,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005

1. THE COMPANY AND NATURE OF OPERATIONS

Fluid Audio Network, Inc. (the ”Company”) is a music services company focused on serving the needs of emerging artists and their listeners via online and offline, media-based properties.

On March 15, 2002, the Company began its research and development activities, utilizing the expertise its founder acquired in prior, successful and progressive Internet properties. On September 20, 2004, the Company incorporated in the State of Delaware.

In March 2005, the Company entered into a multi-year licensing agreement with Fremantle Media North America, Inc. (“Fremantle Media”), licensors of the American Idol brand, granting the Company the exclusive right to use and exploit the American Idol TV show format, and related trademarks, over the Internet.

For the next several months, the Company focused on developing a suite of services for its launch of the AmericanIdolUnderground.com website. In October 2005, the website was launched and principal operations began.

Though partnerships were consummated and revenue was generated during the remaining two months of 2005, revenue had not reached a level of significance so that the Company was considered a development stage enterprise, through December 31, 2005.

In 2006, revenue continued to grow from the Company’s website. That growth was further augmented with the revenue earned from the Company’s first acquisition: the purchase of customer-related intangibles and advertising rights of the American Idol Magazine.

These financial statements have been prepared with the assumption that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities, in the normal course of business.

Going Concern Issue

The deficit accumulated by the Company through December 31, 2006 was $9,379,068. For the year ended December 31, 2006, the Company’s net loss from operations was $5,992,575 on revenue of $4,299,667 and cash used in operating activities amounted to $4,454,139.

These factors raise substantial doubt of the Company’s ability to continue as a going concern. The consolidated financial statements presented herein do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends to achieve success and profitability through on-going deployment of new and innovative services, successful promotional strategies, financial prudence, and strategic acquisitions. Management acknowledges that fundraising is an integral component of becoming successful and plans to make each raise through the sale of the Company’s equity in the public markets (see Note 15).

When these Notes refer to “we,” “us,” “our,” “the Company,” or “FAN,” we mean Fluid Audio Network, Inc., the Delaware corporation, parent of its wholly-owned subsidiary, Fluid Audio Media, LLC, a limited liability company formed under the laws of the State of Delaware and referred to as “FAM” in these Notes.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, after eliminating inter-company transactions and balances. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and reflect all normal, recurring adjustments that are, in the opinion of management, necessary to present fairly the consolidated financial position and consolidated results of operations for the periods presented.

Reclassifications

Certain reclassifications to prior year balances have been made, none of which affected results of operations, to present the consolidated financial statements on a consistent basis.

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to impairment of equipment and fixtures, intangible assets, deferred tax assets and fair value computation of options using Black-Scholes option pricing model. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

We use estimates to determine the values to be booked in our Deferred Revenue and Deferred Expense accounts from barter transactions. Those estimates follow the requirements of Statements of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets” (“SFAS 153”), whereby unrealized revenue (Deferred Revenue) and unrealized expense (Deferred Expense) is recorded at either the fair value of the assets acquired or the assets relinquished, whichever is more readily determinable.

Accounts Receivable

The Company’s accounts receivable are recorded at the invoiced amount and are non-interest bearing. The Company evaluates each open invoice on a monthly basis to determine whether an allowance for doubtful accounts is needed. The Company believed that no allowance was necessary at December 31, 2006 and 2005.

When determining that an invoice is potentially uncollectible, the Company views the creditworthiness and payment history of each customer with an outstanding invoice greater than 45 days. If determined uncollectible, a charge to the current period is taken and the receivable is assigned to a collection agency for further attempts at collection.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents are short-term, highly liquid investments with original or remaining maturities of three months or less when purchased.

Fair Value of Financial Instruments

The carrying amounts of FAN’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, line of credit, and accrued liabilities are recorded at approximate fair value because of their short maturities.

Loans from shareholders and convertible debenture are recorded at approximate fair value as they bear interest commensurate with their risk.

Fixed Assets

Depreciation of equipment, furniture and fixtures and computer software is provided for by the straight-line method over their estimated useful lives of three years. FAN assesses the recoverability of its fixed assets and by determining whether the undepreciated balance over the assets remaining life can be recovered through undiscounted forecasted cash flows. If undiscounted forecasted cash flows indicate that the undepreciated amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at a rate commensurate with the risk associated when achieving future discounted cash flows. Future cash flows are based on trends of historical performance and FAN’s estimate of future performances, giving consideration to existing and anticipated competitive and economic conditions.

Website Development Costs

FAN capitalizes website development costs in accordance with Emerging Issues Task Force (“EITF”) No. 00-2, “Accounting for Web Site Development Costs” and Statements of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized. The development costs capitalized for the year ended December 31, 2005 were $166,662. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. These costs are being amortized over a five-year period, which approximately coincides with our licensing agreement and options with Fremantle Media. Management believes that its core technology has an expected useful life that is longer than the remaining term of its licensing agreement and that this core technology will provide a common, technological base for other websites the Company may choose to develop.

The development costs capitalized for the year ended December 31, 2006 were $297,929, of which $268,514 was placed in service and $29,415 remained in development. These costs are being amortized over a four-year period to coincide with our licensing agreement and options, mentioned below. Total amortization expense for website development costs for the years ended December 31, 2006 and 2005 was $89,458 and $4,597, respectively.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management applies significant judgment when determining whether products under development are technologically feasible or whether it is probable that they will result in additional functionality. These judgments include assessments of our development progress and expected performance. Additionally, the future realizability of capitalized software costs is subject to regular review by management, who consider expected future benefits. The estimates of expected future benefits include judgments about growth in demand for our products, performance by our strategic partners and fair values for related services. Changes in these estimates could require us to write down the carrying value of these capitalized amounts and could materially impact our financial position and results of operations.

Revenue Recognition

FAN’s revenues are derived from Internet advertising services and artist services fees. FAN recognizes revenue from its online sales of spin cards and corporate advertising (including banner, buttons and email), whereby revenue is recognized in the period(s) in which FAN’s obligation is fulfilled. All sales are negotiated at arm’s length, with unrelated third parties.

In accordance with United States Securities Exchange Commission (“SEC”) Staff Accounting Bulletins (“SAB”) No. 104, “Revenue Recognition” (“SAB 104”), the Company considers the following four characteristics in determining whether revenue exists that can be recognized: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) seller’s price to the buyer is fixed or determinable, and 4) collectibility is reasonably assured.

FAN recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with SFAS 153, whereby revenue is recorded at the fair value of the assets acquired or the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

FAN believes that EITF No. 99-17, “Accounting for Advertising Barter Transactions” (“EITF 99-17”), does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of FAN’s barter contracts, something other than advertising is either received or relinquished.

For the year ended December 31, 2006, of the $4,299,667 in total revenue, revenue derived from barter transactions amounted to $2,617,003. Of that amount, $2,304,871 was recognized from online (website) transactions and $312,132 was recognized from offline (magazine) transactions, leaving $1,682,664 revenue derived from cash sales.

For the year ended December 31, 2005, total barter revenue was $222,852 and comprised 83% of total revenue whereas in 2006, total barter revenue comprised 61% or $2,617,003 of total revenue.

Deferred Revenue and Deferred Expenses

According to the Company’s revenue recognition policies, costs and revenue to be recognized in future periods are held in these deferred accounts until contract obligations are met. Accordingly, the

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company’s deferred revenue and deferred expenses were $194,049 and $185,005, respectively, as of December 31, 2006. Deferred revenue and deferred expenses were $234,802 and $199,046, respectively, as of December 31, 2005.

Accounting for Stock-based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payments” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS 123(R) requires companies to estimate the fair value of share-based awards to employees and directors on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statements of operations. Stock-based compensation is attributed to expense using the straight-line single option method. SFAS 123(R) requires that forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimated. Because forfeitures are immaterial, the Company is currently providing for forfeitures as they occur.

In August 2005, the Company recognized $129,268 as compensation expense in connection with the issuance of 641,881 shares of restricted common stock to a consultant. This grant contained a conditional repurchase option that was exercised by the Company in 2006 (see Note 12) which allowed the Company to repurchase a total of 552,724 of those shares in 2006, and accordingly the Company had recorded compensation expense with respect to the 89,157 shares which ultimately were retained by this consultant. The Company did not record any compensation expense under this award in 2006 because it has determined the amount to be insignificant. The Company accounts for stock awards under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” based on the fair value at the dates that the shares were vested.

Prior to 2006, the Company had not issued any stock options to employees or consultants for compensation. During 2006, the Company granted options to acquire 659,669 shares of common stock to certain employees and board members. The weighted-average grant-date fair value of options granted was $0.14 per share.

The Company determines fair value of share-based payment awards using the Black-Scholes model, which is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the expected term of the awards, and actual and projected employee stock option exercise behaviors. The Company estimates its expected volatility by industry comparables of peer companies. The Company estimated its expected term by estimating the average expected length of employment.

The Company engaged an outside appraiser to help determine its common stock fair value for 2006, which was generally determined to be $0.44. Throughout the year, the Company adjusted the $0.44 per share value for specific transactions and events that transpired during the year to arrive at a per share fair value at different points in time during 2006.

The following assumptions were used in the Black-Scholes pricing model when valuing the options granted in 2006: 49% for expected volatility, from 2 to 5 years expected term, from 0.0% to 5.0% for expected dividend rate, from 4.35% to 5.12% risk-free interest rate, and from $0.26 to $0.44 per share underlying stock price.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs are expensed as incurred and are included in Sales and marketing expenses in the accompanying consolidated statement of operations. Advertising costs, shown within sales and marketing expenses included in the Company’s consolidated statement of operations, were $2,550,992 for the year ended December 31, 2006 of which $1,653,950 originated through barter transactions. Total sales and marketing expenses included for the year ended December 31, 2005 were $196,392 of which $130,000 originated from barter transactions.

Recently Issued Accounting Standards

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which replaces Accounting Principles Board Opinion (“APB”) No. 120, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods’ consolidated financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition.

In December 2004, the FASB issued SFAS 153, which amended APB No. 29, “Accounting for Nonmonetary Transactions” (“APB 29”). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. SFAS 153 provides that the Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, SFAS 153 further provides that the Board believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 are to be applied prospectively. The Company adopted SFAS 153 in 2006, which did not significantly impact the Company’s overall results of operations or financial position.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact of SFAS 155, but believes that it will not have a material impact on the Company’s financial position, results of operations or cash flows. The Company adopted SFAS 155 on January 1, 2007.

In September 2006, the SEC staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on a company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements, or (ii) recording the cumulative effect as adjustments to the carrying values of assets and liabilities with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is required to adopt SAB 108 by the end of 2007 and does not expect adoption to have a significant impact on the Company’s results of operations or financial condition.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statement No. 87, 88, 106, and 132R” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Under SFAS 158, the Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of 2007. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. The Company is required to adopt SFAS 157 effective at the beginning of 2009. The Company is evaluating the impact this statement will have on its consolidated financial statements.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), that provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 157. The Company is evaluating the potential impact of the adoption of SFAS 159 on its future consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation Number (FIN) No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB statement No. 109” (“FIN 48”). The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company is required to adopt FIN 48 effective at the beginning of 2008. The Company is evaluating the impact this statement will have on its consolidated financial statements.

3. LOSS PER COMMON SHARE

The calculation of earnings per common share is based on the weighted-average number of common shares outstanding during the period. The calculation for diluted earnings per common share reflects the effect of all dilutive potential common shares that were outstanding during the period.

Because of the Company’s net loss, the following common stock equivalents are excluded from 2006 diluted earnings per share, as their effect is considered anti-dilutive: Preferred Stock convertible into 5,800,902 shares of common stock, warrants to purchase convertible redeemable Preferred Stock into 173,911 shares of common stock, stock options issued to employees and directors to acquire up to 659,669 shares of common stock, warrants to purchase up to 216,667 shares of common stock and a convertible debenture convertible into up to 500,000 shares of common stock.

Because of the Company’s net loss, the following common stock equivalents are excluded from 2005 diluted earnings per share, as their effect is considered anti-dilutive: Preferred Stock convertible into 2,817,447 shares of common stock, and warrants to purchase Preferred Stock convertible into 43,354 shares of common stock. In 2005, the fair value attributed to the warrants connected with Series B Preferred Stock of $32,209 was immediately amortized in a manner similar to a dividend.

4. INVESTMENT IN AFFILIATE AT COST

In 2006, the Company purchased a 7.25% interest in a privately-held entity for $625,000, which operates in a complimentary industry. FAN accounts for the investment under the cost method as required by APB No. 18, “The Equity Method Of Accounting for Investments in Common Stock” (“APB 18”). APB 18 requires that “other-than-temporary” impairments be recognized when they occur. Further, FASB Staff Position (“FSP”) No. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (as amended) provides guidance as to the meaning of other-than-temporary impairment and is applicable to “cost-method” investments. These pronouncements require cost-method investment to be assessed for impairment generally when an impairment indicator is present. Should the investment be considered more than temporarily impaired, the investment will be written down to fair value, as a deduction against current period income. During 2006, an impairment charge was not recognized on this investment.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

4. INVESTMENT IN AFFILIATE AT COST (continued)

The Company has evaluated this investment under the guidelines promulgated under FIN No. 46, “Consolidation of Variable Interest Entities,” which explains how to apply the controlling financial interest criterion in Accounting Review Bulletin 51 to variable interest entities. The Company has determined that its investment did not meet the requirements for consolidating the affiliated company’s statement of financial position or results from operations due to the fact that the Company neither absorbs a majority of the entity’s expected losses nor receives a majority of its expected residual returns.

5. ADVERTISING RIGHTS

In February 2006, FAN, through its wholly-owned subsidiary, FAM, purchased advertising rights for the American Idol Magazine in a sublicensing agreement from the original licensee, approved by the licensor, Fremantle Media. The cost of this investment was $1,100,000, plus all on-going production costs. The remaining term of the original license acquired in this transaction was 15 1/2 months at the acquisition date, February 18, 2006. However, the license offers the licensee the option to renew the license for an additional year and the Company intends to do so. The Company does not anticipate significant cost of renewing the license therefore, the Company is amortizing this investment over 27 1/2 months as follows:

2006	$420,000
2007	480,000
2008	200,000

$1,100,000

6. NOTE RECEIVABLE

The Company has one signed, promissory note made with a former employee. The terms of the note provide for 10% interest per annum interest over 120 months, with payments of $374 per month, starting in November 2006. As of December 31, 2005, the balance determined to be collectible was $41,979. In 2006, a more extensive examination of that balance was made from which $11,969 was determined to be non-attributable to the former employee and was, therefore, written-off. As of December 31, 2006, total payments of $1,436 were made on the note leaving a total of $28,564 owed to the Company. Of that amount $4,483 is due to be collected in 2007 and therefore classified as a current asset on the accompanying consolidated balance sheet. The remaining balance of $24,081 is classified as non-current.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

7. EQUIPMENT AND FIXTURES

A summary of the Company’s equipment and fixtures on December 31, 2006 and 2005, is as follows:

	2006	2005

Computer Hardware	$43,388	$34,291
Computer Software	25,819	25,819
Office Equipment	30,045	20,091
Furniture & Fixtures	12,388	12,388

	111,640	92,589
Less: Accumulated Depreciation	(50,552)	(15,526)

	$61,088	$77,063

Depreciation expense was $35,026 and $15,526 for the years ended December 31, 2006 and 2005, respectively.

8. LINE OF CREDIT

The Company obtained a $100,000 line of credit with Bank of America and uses it for working capital between rounds of financing. Interest payments are paid monthly, automatically deducted from the Company’s general checking account on the second of each month, for balance activity of the prior month. The term of this line of credit is monthly, auto-renewing, at a variable interest rate averaging approximately 13.9% per annum. There are no financial covenants associated with this line of credit.

9. CONVERTIBLE DEBENTURE

On May 29, 2006, the Company issued a convertible debenture (the “Debenture”) in the principal amount of $1,000,000 with interest payable quarterly at 15% per annum. The Debenture is due on May 29, 2009. The agreement provides that the interest rate of 15% will increase to 20% per annum with interest on unpaid principal and interest after the maturity date of the Debenture. In the event of any conversion of the Debenture, in whole or in part, prior to the payment of quarterly interest, interest is accrued up to the conversion date.

Broker’s fees incurred in connection with the issuance of the Debenture were paid in-full with the issuance of 16,667 shares of Series D Preferred Stock, which was later adjusted in accordance with the terms of an agreement between the Company and the holders of the Series D Preferred Stock to 25,000 shares of Series D Preferred Stock (see Note 11).

The Debenture holder has filed a UCC claim on all assets of the Company including all intangibles. The agreement provides for the Company to restrict from use $200,000 of cash at all times. The Company was granted a waiver for the month of December 2006. This restriction increases to $1,000,000 at such time the Company completes an initial public offering of its securities or certain reorganizations under a reverse merger.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005
9. CONVERTIBLE DEBENTURE (continued)

The Debenture is convertible in whole or in part at any time for the outstanding principal at the sole and exclusive option of the Debenture holder. The agreement originally provided for a conversion of debt to equity at a conversion price of $3.00 per share or up to 333,334 shares of common stock, being the per share price of the round of financing that preceded the Debenture issuance (Series D Preferred Stock). The Debenture’s conversion price was adjusted to $2.00 per share which is convertible into up to 500,000 shares of common stock in accordance with the terms of the Debenture.

The issuance of the Debenture also provided for the issuance of transferable warrants to the Debenture holder for the purchase of up to 166,667 shares of common stock at an exercise price of $3.00 per share (which was likewise subsequently reduced to $2.00 per share for the reasons described above). The value of these warrants was calculated by the Black-Scholes model and determined to be $2,615.

10. RELATED PARTY TRANSACTIONS

As of December 31, 2005, the Company owed Justin Beckett, the Company’s President and Chief Executive Officer and a shareholder, $54,011. During the year ended December 31, 2006, the Company borrowed a total of $257,562 from Mr. Beckett comprised of cash loans, a direct vendor payment and a delayed payment of a monthly consulting fee. The interest rates charged on these short-term loans ranged from 6.75% to 12% per annum.

Payments made during the year ended December 31, 2006 towards the balance owed to Mr. Beckett included $137,398 in cash and $88,841 worth of Series E Preferred Stock (at its issuance price). In November 2006, another shareholder made a $250,000 short-term loan to the Company. In addition to its 15% interest rate per annum, the terms of the loan provided for the issuance of warrants to purchase up to 50,000 shares of common stock at an exercise price of $1.50 per share. The loan matures on the earlier to occur of the closing of a merger of the Company or February 15, 2007 and was partially paid in 2007 (see Note 15). The value of the warrants was calculated by the Black-Scholes model and determined to be $51.

In August 2006, Mr. Beckett made a contribution of 89,157 shares of common stock to the Company. As a result, the Company recorded a contribution of $89 and retired the shares. Mr. Beckett was issued 820 shares of Series E Preferred Stock in satisfaction of consulting services for a total of $1,640.

The total amount owed to both shareholders at December 31, 2006 was $335,334. All but $125,000 of this amount due was paid to the shareholders in the first quarter of 2007 (see Note 15).

11. CONVERTIBLE REDEEMABLE PREFERRED STOCK

The Company has authorized Preferred Stock of 10,000,000 shares of which 1,800,000 shares are designated as Series A Preferred Stock, 1,500,000 shares as Series B Preferred Stock, 1,200,000 shares as Series C Preferred Stock, 500,000 shares as Series D Preferred Stock, and 1,300,000 shares as Series E Preferred Stock, leaving 3,700,000 authorized Preferred Stock as undesignated. The board of directors, without further action by the shareholders, has the authority to designate any authorized but undesignated Preferred Stock and to establish the rights, preferences and restrictions of such Preferred Stock.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

11. CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Pursuant to the terms of its agreement with the holders of the outstanding Series D Preferred Stock, the Company became obligated to issue to such holders an additional 175,000 shares of Series D

Preferred Stock in connection with the Company’s subsequent sale and issuance of shares of Series E Preferred Stock at a per share purchase price that was lower than the per share purchase price of the Series D Preferred Stock. As a result, the Company became obligated to issue an aggregate of 525,000 shares of Series D Preferred Stock, which is in excess of the authorized number of shares of Series D Preferred Stock.

In accordance with the terms and conditions of the Certificate of Designations for each of the Series C Preferred Stock and Series D Preferred Stock, the Company became obligated on December 1, 2006 to observe shareholders’ liquidity entitlement for the Company’s common stock at a ratio of 1.1:1 (instead of 1:1) because no liquidity event (as defined therein) had occurred on or before November 30, 2006.

All Preferred Shareholders are entitled to receive 5% cumulative and compounding dividends, when and if declared by the board of directors, prior and in preference to any dividends on common stock. For the years ended December 31, 2006 and 2005, the Company accrued dividends of $370,992 and $99,213, respectively, on all shares of Preferred Stock. There were no dividends accrued for prior to 2005. As of December 31, 2006, no dividends have been declared or paid.

In the event of liquidation or dissolution of the Company, Preferred Shareholders will be entitled to receive, on a pro rata basis but prior and in preference to any of the assets of the Company to the holders of the common stock, an amount per share equal to the issuance price per share, subject to adjustment for any stock, splits, stock dividends, combinations, recapitalizations or the like, plus any unpaid dividends. Shares of Preferred Stock automatically convert into shares of common stock on the receipt of a majority vote of the applicable series, on a one-to-one ratio which is subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events. Additionally, shares of Series A though Series D Preferred Stock are automatically converted into shares of common stock at a one-to-one ratio, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events, upon the closing of an underwritten equity offering of at least $5,000,000 as defined.

Shares of Series C and Series D Preferred Stock are also automatically converted into shares of common stock upon the Company becoming listed on a public exchange, as defined, and upon the occurrence of an acquisition, merger, reverse merger, take over or liquidating event, as defined.

Shares of Series E Preferred Stock are automatically converted into shares of common stock at a one-to-one ratio, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events, upon the listing of the Shares of Series E Preferred Stock or common stock on a public exchange, as defined, or the occurrence of an acquisition, merger, reverse merger, take over or liquidating event, as defined.

Subsequent to December 31, 2006, the Company consummated a reverse merger (see Note 15). As a result, the shares of Series C and Series D Preferred Stock were automatically converted into shares of common stock at that time.

If not converted into common stock previously, shares of Preferred Stock are redeemable at the holder’s option beginning five years after issuance for cash at the higher of the original issuance price (liquidation value) or the fair market value as determined by an independent third party, plus all accrued but unpaid dividends thereon.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

11. CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Preferred Shareholders are entitled to vote on all matters presented to the shareholders of the Company on a basis equal to the number of shares of the common stock then issuable upon conversion of the Preferred Shares.

In accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” and Topic D-98 and Accounting Series Release 298, because the Company’s Preferred Stock contains a conditional obligation to redeem for cash, they are classified on the consolidated balance sheet between Liabilities and Equity under Convertible Redeemable Preferred Stock.

Series A Preferred Stock

During 2005, a total of 1,800,000 shares of Series A Preferred Stock were issued. From this the Company received $1,200,000 in cash at its $1.00 per share issuance price. A total of 300,000 shares were issued as payment toward a debt owed to our President and Chief Executive Officer and 300,000 shares were issued to the Company’s Chairman of the board of directors as compensation for past services rendered. From these two transactions, a $300,000 reduction of debt was recognized and a $300,000 expense to compensation was recorded in the accompanying financial statements for the year ended December 31, 2005.

Series B Preferred Stock

During 2005, the Company received gross cash proceeds of $1,722,163 from the sale of shares of its Series B Preferred Stock. Offering costs of $64,944 were incurred for legal fees and agent expenses. Additionally, agents and brokers involved with the sale were issued 33,354 shares of Series B Preferred Stock, valued at $1.75 per share, or $58,370, and warrants to purchase up to 43,354 shares of Series B Preferred stock at an exercise price of $1.75 per share, valued at $32,209. The Company issued an aggregate of 1,017,447 shares of its Series B Preferred Stock in connection with this offering.

In November 2006, a total of 26,677 shares of Series B Preferred Stock were issued in connection with the exercise by warrant holders at an exercise price of $1.75 per share, yielding $46,685 of net proceeds to the Company.

Series C Preferred Stock

On February 8, 2006, the Company issued 1,084,980 shares of Series C Preferred Stock at $2.00 per share, raising $2,028,000 in gross proceeds. Offering costs of $61,723 were incurred for legal fees and agent expenses. Additionally, agents and brokers involved with the sale were issued 70,980 shares of Series C Preferred Stock, valued at $2.00 per share, or $141,960, and warrants to purchase up to 70,980 shares of Series C Preferred Stock at an exercise price of $2.00 per share. The fair value of these warrants was determined to be $34,504.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

11. CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Series D Preferred Stock

On May 4, 2006, the Company sold 333,333 shares of Series D Preferred Stock at $3.00 per share, raising $999,999 in gross proceeds. In connection with the financing, the Company agreed to adjust the conversion price of the Series D Preferred Stock in the event that a subsequent round of financing was completed at an offering price of less than $3.00 per share. Accordingly, as a result of the subsequent Series E Preferred Stock financing at a purchase price of $2.00 per share, the Series D conversion price was changed from $3.00 to $2.00 per share, and an additional 166,667 shares of Series D Preferred Stock were issued to the holders thereof.

The Company also issued 16,667 shares of Series D Preferred Stock for payment of broker’s fees associated with the issuance of the Debenture (see Note 9). Pursuant to the Company’s agreement to adjust the conversion price of the Series D Preferred Stock as aforesaid, the Company issued an additional 8,333 shares of Series D Preferred Stock to the holder thereof.

Series E Preferred Stock

On July 28, 2006, the Company issued 1,078,000 shares of Series E Preferred Stock for $2.00 per share, raising $2,065,519 in gross proceeds. In addition, $88,841 was credited to the amount owed to Mr. Beckett, as partial payment towards his purchase of 50,000 shares of Series E Preferred Stock at its $2.00 per share issuance price and $1,640 towards an unpaid consulting fee. The remaining $9,519 owed to the Company for this purchase was paid by Mr. Beckett in October 2006. Offering costs related to this offering for legal, commissions and agent expenses totaled $199,184. In addition to these fees, brokers associated with the sale were issued warrants to acquire up to 71,960 shares of Series E Preferred stock at an exercise price of $2.00 per share, which the Company values at $35,397.

12. SHAREHOLDERS’ DEFICIT, STOCK OPTIONS AND WARRANTS

Common Stock

The Company has authorized 20,000,000 shares of common stock.

In August 2005, FAN issued 641,881 fully-vested shares of common stock with a conditional repurchase right in exchange for services to be performed by a consultant over a three year period of time. In March and May 2006, the Company exercised its repurchase right in respect of 552,724 shares of common stock from the former consultant at a price of $0.15 per share, a price that was negotiated and agreed upon in August 2005, when the consultant was first engaged.

In August 2006, Mr. Beckett made a contribution of 89,157 shares of common stock to the Company which were then cancelled by the Company. The Company recorded this contribution at its par value of $89.

In December 2006, a total of 141,000 shares of common stock were issued. 41,000 of these shares were issued to a consultant for services rendered and 100,000 shares were issued under a liquidation damages clause associated with a failed merger. The 141,000 shares were valued at $62,040 and expensed in December 2006 when issued.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

12. SHAREHOLDERS’ DEFICIT, STOCK OPTIONS AND WARRANTS (continued)

Stock Options

Our 2005 Stock Incentive Plan (the ”Plan”) has authorized the grant of both incentive and non-qualified stock options, as well as stock appreciation rights and restricted stock, to officers,

employees, directors and consultants of the Company. At no time shall the total number of shares of common stock issuable upon the exercise of all outstanding options granted under the Plan, together with all other options and restricted stock then outstanding, exceed 30% of the then outstanding shares of common stock. The terms of the plan limit the reserved pool to 13% of the Company’s issued and outstanding stock.

The Plan is administrated by a committee designated by the Company’s board of directors. The committee has the authority to determine the specific terms of each award granted under the Plan, subject to certain IRS limitation to the extent the award is designated as an incentive stock option. However, options awarded to employees under the Plan must be fully vested within five years from the date of grant.

All options granted under the plan have been approved by the board of directors.

The following table summarizes stock option activity for the year ended December 31, 2006:

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Outstanding at January 1, 2006	—	—	—
Granted	659,669	$0.59	7.8 years
Exercised	—	—	—
Forfeited	—	—	—

Outstanding at December 31, 2006	659,669	$0.59	7.8 years

Exercisable at December 31, 2006	526,669	$0.66	7.4 years

Vested or expected to vest at December 31, 2006	659,669	$0.59	7.8 years

There were no stock option grants prior to 2006.

As of December 31, 2006, there was $34,977 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over 1.5 years. The total fair value of options vested during 2006 was $56,053.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

12. SHAREHOLDERS’ DEFICIT, STOCK OPTIONS AND WARRANTS (continued)

Warrants

In May 2006, in connection with the issuance of the Debenture (Note 9), the Company issued to the holder warrants to purchase up to 166,667 shares of common stock at an exercise price of $3.00 per share which was subsequently reduced to $2.00 per share as explained in Note 9. These warrants expire in May 2009. The Company accounted for these warrants by expensing the fair value at the $3.00 exercise price and expensing the difference for the modified fair value at the $2.00 exercise price.

In November 2006, in connection with amounts loaned to the Company by a shareholder (see Note 10), the Company issued to the lender warrants to purchase up to 50,000 shares of common stock at an exercise price of $1.50 per share. These warrants expire upon the earlier of (i) three years from the date of issuance, and (ii) a public listing of the Company. The Company accounted for these warrants by expensing the fair value at the $1.50 exercise price (see Note 10).

During 2005 and 2006, and in connection with the issuance of Preferred Stock (see Note 11), the Company issued brokers and dealers warrants to acquire up to the following:

43,354 shares of Series B Preferred stock at an exercise price of $1.75 per share
70,980 shares of Series C Preferred stock at an exercise price of $2.00 per share
71,960 shares of Series E Preferred stock at an exercise price of $2.00 per share

Of the 43,354 warrants issued to acquire shares of Series B Preferred Stock, warrants to acquire 26,677 shares were exercised in 2006 and the Company received cash proceeds of $46,685.

The warrants to acquire Series B Preferred stock expire in 2007 and warrants to acquire Series C and Series E Preferred Stock expire in 2008.

13. INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, “Accounting for Income Taxes,” using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current consolidated financial statements or tax returns.

The components of the income tax provision (benefit) for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005

Current	$1,600	$2,660
Deferred	—	—

Total	$1,600	$2,660

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

13. INCOME TAXES (continued)

Income tax expense (benefit) for the years ended December 31, 2006 and 2005 differed from the amounts computed applying the federal statutory rate of 34% to pre-tax income as a result of:

	2006	2005

Computed tax benefit	$(2,016,729)	$(948,607)
Non-deductible items	1,432	—
Change in valuation allowance	2,460,516	1,108,728
Return to provision	(98,850)	—
State and local income taxes, net of tax benefit	(344,769)	(162,781)

Total	$1,600	$2,660

Significant components of the Company’s deferred tax assets and liabilities for federal income taxes at December 31, 2006 and 2005 consisted of the following:

Deferred tax assets	2006	2005

Net operating loss carryforward	$3,739,861	$1,155,919
Deferred revenue	79,256	—
Accrued vacation	12,994	—
Equity compensation and interest	51,733	—
Valuation allowance	(3,884,660)	(1,155,919)
Current year state tax	816	—

Total deferred tax assets	—	—
Deferred tax liabilities
State tax	—	—

Net deferred tax assets/liabilities	$—	$—

As of December 31, 2006, the valuation allowance for deferred tax assets totaled $3,884,660. For the year ended December 31, 2006, the net change in the valuation allowance was an increase of $2,460,516.

As of December 31, 2006, the Company had net operating loss carryforwards for federal and state income tax purposes of $8,729,999 and $8,729,199, respectively. The net operating loss carryforwards expire through 2026. The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions due to a change in ownership.

The net deferred tax asset has been completely offset by a valuation allowance, as its realization is not reasonably assured.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

14. COMMITMENTS AND CONTINGENCIES

Operating Lease — Rent

The Company leases office and equipment, under non-cancellable operating lease expiring at various dates through 2008. The following is a schedule of future minimum lease payments for rent under a non-cancellable operating lease:
2007	$50,140
2008	12,634

Total	$62,774

During the first six months of 2006, the Company maintained two office locations as its development staff outgrew the available office space. Consequently, rent expense for the year ended December 31, 2006 was $58,292. Rent expense for the year ended December 31, 2005 was $35,000.

Hosting Services

Hosting services were provided by Savvis Communications Corporation through a series of dedicated servers. In November 2006, the Company changed hosting providers in an effort to conserve cash and reduce costs. The Company has not decided whether it will enter into a long-term relationship with its new hosting service provider.

For the year ended December 31, 2006, the charge for hosting services was $309,505. This amount is classified on the Company’s consolidated statement of operations as a cost of revenue. For the year ended December 31, 2005, the charge for hosting services was $74,189.

Fremantle Media License — Website

On March 11, 2005, FAN entered into a three-year license agreement with Fremantle Media for $1,400,000 to obtain the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet. FAN believes that this is an operating license and, therefore, neither capitalizes the license or reports the future liability of its minimum payment obligations on its balance sheet. Over the term of the license, each year FAN is required to pay the higher of a) royalties of 25% of revenue from the use of the American Idol trademark including music upload fees, promotions, subscriptions and advertising sponsorships, less a 5% administrative fee, and b) an annual, guaranteed minimum payment, per the following schedule:

In 2007, FAN may exercise its right to renew its license for the subsequent calendar year for a minimum royalty fee of $800,000, if all prior years’ minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment, and b) royalties of 25% of revenue from the use of the American Idol trademark, including music upload fees, promotions, subscriptions and advertising sponsorships, less 5% administrative fee.

In 2008, FAN may exercise its right to renew its license for the subsequent calendar year for a minimum royalty fee of $1,000,000, if all prior years’ minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment, and b) royalties of 25% of revenue from the use of the American Idol trademark including music upload fees, promotions, subscriptions and advertising sponsorships, less 5% administrative fee.

In 2006, the licensing fee the Company paid to Fremantle Media for use of related trademarks on the Company’s website was $500,000. In 2005, the licensing fee paid to Fremantle Media for use of related trademarks on the website was $300,000.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

14. COMMITMENTS AND CONTINGENCIES (continued)

Fremantle Media License — Magazine

Licensing fees are paid for use of the American Idol brand in the magazine at the rate of $70,000 per issue, $55,000 for the annual Red Carpet party and two free pages in each issue of the magazine.

For the year ended December 31, 2006, the Company recorded licensing fees of $480,516, comprised of $335,000 payable in cash and $145,516 recognized for the bartered component.

Additionally, the terms of the licensing agreement provide for 20% commissions to be paid on sales made to American Idol sponsors and other licensees. For the year ended December 31, 2006, $56,689 was paid for on account of such commissions.

15. SUBSEQUENT EVENTS

(a)	Convertible Debenture Placement

On January 31, 2007, the Company issued and sold 12% unsecured convertible debentures (the “Convertible Debentures”) to several investors in a private placement offering. The gross proceeds from this offering were $2,600,000 and the related agent commissions and expenses were $229,080.

The principal and accrued interest for the Convertible Debentures is due on January 31, 2008. The debt bears interest at the rate of 12%, calculated and compounded annually, accruing until maturity or upon conversion. The holders have the right to elect to receive the accrued interest either in cash separately or to accumulate it to the Convertible Debentures.

All Convertible Debentures will be convertible, at the option of the holder, at any time following the completion of a Liquidity Event and prior to the maturity date into shares of common stock of the Company or common shares of the successor company (the “Conversion Shares”). A “Liquidity Event” means the Company obtaining a listing or quotation of its shares of common stock (or, in the event that the Company undergoes a corporate reorganization whereby the Company becomes a wholly-owned subsidiary of another company, the common shares of such successor company) on Toronto Stock Exchange or the TSX Venture Exchange and, at the option of the Company, in addition thereto, Nasdaq or the Alternative Investment Market of the London Stock Exchange, by way of an initial public offering (“IPO”) or any other transaction which provides holders of the Company’s shares of common stock with comparable liquidity that such holders would have received if such listing or quotation was obtained, including by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Company’s assets, exchange of assets or similar transaction or other combination with a reporting issuer or a reporting company, with the result that, after giving effect to the occurrence of such Liquidity Event, the Conversion Securities issued upon conversion of the Convertible Debentures and exercise of the Warrants will become freely-tradable by the holders thereof under applicable securities laws in Canada (subject to usual control person restrictions).

The number of the Conversion Securities into which the Convertible Debentures will be converted is the principal amount of the Convertible Debentures, plus accrued and unpaid interest, divided by 90% of the IPO price per share or 90% of the equivalent price per share for other kinds of Liquidity Events based on the value of FAN as determined in good faith by the board of directors of FAN in connection with such Liquidity Event (the “Liquidity Event Price”).

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

15. SUBSEQUENT EVENTS (continued)

The Company agreed to issue share purchase warrants of the Company (the “Warrants”) to the subscribers for Convertible Debentures concurrently with the issuance of the Convertible Debentures. Each Warrant entitles the holder to purchase such number of shares of common stock as is equal to the number of common stock issued upon conversion of the Convertible Debentures (including, if applicable, any additional Conversion Securities issued as a result of the liquidity penalty described below), at an exercise price per share (if applicable, the Canadian dollar equivalent) equal to 50% of the Liquidity Event Price. The Warrants will only be exercisable (i) following the occurrence of a Liquidity Event on or prior to the Maturity Date, (ii) to the extent as the holder’s Convertible Debentures are converted into Conversion Securities, and (iii) during the 12 month period following the date of completion of the Liquidity Event.

The Company agreed to use its reasonable commercial efforts to complete the Liquidity Event on or prior to July 31, 2007. If the Liquidity Event does not occur by the close of business on or prior to July 31, 2007, the Convertible Debentures shall be convertible into the number of Conversion Securities referred to above, multiplied by 1.1.

In addition to the commissions disclosed above, the brokers received warrants to purchase up to 7% of the aggregate number of shares that are issuable upon conversion of all the Convertible Debentures sold pursuant to the offering, exercisable at 50% of the Liquidity Event Price per share for a period of 12 months following the date of completion of the Liquidity Event.

(b)	Merger and Redemption Agreements

On February 14, 2007, FAN entered into a Subscription Agreement and a Plan and Agreement of Merger with Freedom 20, Inc. (“Freedom 20”). On the same day, Freedom 20 entered into a Redemption Agreement with its sole shareholder, Getting You There, LLC, pursuant to which Freedom 20 redeemed all of its issued and outstanding shares, being an aggregate of 100,000 shares of Freedom 20’s Common Stock, par value $0.0001 per share, in consideration of an aggregate payment consisting of $1.00 and 82,500 shares of common stock of the Company.

Concurrently with the execution and pursuant to the terms of the Merger Agreement, FAN purchased one share of Freedom 20 Common Stock for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of the Company (the ”Sale”). Following the Sale and pursuant to the terms of the Merger Agreement, Freedom 20 effected a short-form parent-subsidiary merger (the “Merger”) of FAN with and into Freedom 20, pursuant to which the separate existence of FAN was terminated, and Freedom 20, as the surviving entity, changed its name to “Fluid Media Networks, Inc.”

(c)	Conversion of Series C and Series D Preferred Stock

Upon completion of the Merger, on February 14, 2007, a total of 1,609,980 shares of Preferred Stock (all from Series C and D) were automatically converted into shares of common stock on a 1.1:1 basis, for a total of 1,770,978 shares (see Note 11).

(d)	Loan Renewal and Conversion

In February 2007, the Company paid $125,000 toward its $250,000 short-term loan from a shareholder. The Company expects that the remaining balance due will either be paid in cash or paid in shares of common stock (see Note 10).

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

15. SUBSEQUENT EVENTS (continued)

(e)	Related Party Transactions

In January 2007, the Company’s President and Chief Executive Officer loaned the Company an additional $244,000. This amount and the amount owed to him at year end ($85,334) were repaid in full on February 5, 2007 (see Note 10).

(f)	Stock Option Grants

In February 2007, the Company granted stock options to certain of its employees to purchase a total of up to 222,170 shares of its common stock. A total of 32,000 options were granted fully-vested and the remaining 190,170 options will be vested over four years in equal, monthly amounts. The exercise price of each of these options is $0.30 per share.

In February 2007, the Company obtained approval of the board of directors to grant stock options to a consultant to purchase up to 50,000 shares of common stock for partial payment of services.

In February 2007, the Company obtained approval of the board of directors to grant stock options to a Board member to purchase up to 50,000 shares of common stock.

In March 2007, the Company issued an employment offer letter to an executive officer that included the grant of stock options to purchase up to 100,000 shares of common stock as part of the officer’s compensation.

(g)	Investment in Affiliate

On March 6, 2007, the Company made a $250,000 investment in the privately-held company referred to in Note 4. This additional investment constituted a purchase of 487,091 additional, newly issued shares bringing the Company’s total percentage ownership in the affiliate company to 10.1%.

(h)	Stock Grants

In March 2007, the Company issued 23,250 shares of common stock to consultants for services rendered. These shares have been valued at $4.00 per share and have been expensed when issued.

Additionally, in April 2007 the Company issued a total of 62,000 shares of common stock to consultants for services rendered. These shares have also been valued at $4.00 per share and have been expensed when issued.

(i)	Conversion of Shares of Series A Preferred Stock and Shares of Series B Preferred Stock

The Certificate of Designations of the Company provides that all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will automatically convert into shares of common stock upon, among other things, the affirmative vote or written consent of a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class or Series B Preferred Stock voting separately as a single class. On April 11, 2007, the holders of each of the shares of Series A Preferred Stock and Series B Preferred Stock, each voting separately as a single class, approved the conversion of the Series A Preferred Stock and the Series B Preferred Stock, as applicable, into shares of common stock. As a result, the Company issued an aggregate of 2,844,124 shares of common stock to such holders, reflecting the conversion of one share of Series A Preferred Stock or Series B Preferred Stock, as applicable, for one share of common stock.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2006 and 2005

15. SUBSEQUENT EVENTS (continued)

(j)	Proposed Redomicile of the Company

On April 11, 2007, the board of directors of the Company unanimously approved, and shareholders holding a majority of the shares of common stock outstanding and beneficially owned approved, the issuance and sale of shares of common stock by way of an initial public offering in Canada. In connection with the proposed offering, the Board and the shareholders have also approved a corporate reorganization of the Company whereby:

(i)
The Company would form a wholly-owned subsidiary under the laws of the State of Delaware (the “US Subsidiary”) and transfer all the current business operations of the Company to the US Subsidiary in exchange for all of the capital stock of the US Subsidiary; and

(ii)	The place of incorporation of the Company would be changed from Delaware to Nevada as part of an overall plan to ultimately change the place of incorporation of the Company to Canada.

After the consummation of the proposed actions, the Company, as the parent of the US Subsidiary, will become a company organized under the laws of Nevada for a short interim period until the Company completes its change of domicile to Canada, and all business operations formerly conducted by the Company will at that time be conducted by the US Subsidiary.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors
Fluid Audio Network, Inc.
Culver City, California

We have audited the accompanying balance sheets of Fluid Audio Network, Inc. (a development stage company) as of December 31, 2005 and 2004 and the related statements of operations, shareholders’ deficit and cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluid Audio Network, Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred net losses of $2,792,681 and $155,169 for the years ended December 31, 2005 and 2004, respectively, used cash for operations in the amount of $2,181,568, during the year ended December 31, 2005 and had an accumulated deficit of $3,084,264 at December 31, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc. Los Angeles, California
June 1, 2006	CERTIFIED PUBLIC ACCOUNTANTS

FLUID AUDIO NETWORK, INC.
A Development Stage Company

BALANCE SHEETS

	December 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$120,184	$12,574
Preferred stock subscription receivable (see Note 5)	250,000	—
Prepaid expense	3,948	—
Other receivables	56,969	—
Deferred expenses	199,046	—

Total current assets	630,147	12,574

Fixed assets:
Website development costs, net of accumulated amortization of $4,597	162,064	—
Equipment and fixtures, net of depreciation	77,063	—

Total fixed assets	239,127	—

Other assets:
Internet URL purchases	10,433	1,688
Rent deposit	11,844	—

Total other assets	22,277	1,688

	$891,551	$14,262

Liabilities, Convertible Redeemable Preferred Stock and Shareholders’ Deficit
Current liabilities:
Accounts payable	$35,554	$—
Accrued expenses	50,609	—
Accrued vacation	13,351	—
Deferred revenue	234,802	—

Total current liabilities	334,316	—
Long-term liabilities:
Due to shareholder	54,011	304,843
Dividend payable	99,213	—

Total liabilities	487,540	304,843

Commitments and contingencies (Note 8)
Convertible redeemable preferred stock
Preferred Series A ($1,800,000, with liquidation preference)	1,800,000	—
Preferred Series B ($1,780,532, with liquidation preference)	1,657,219	—

Total convertible redeemable preferred stock	3,457,219	—

Shareholders’ Deficit:
Common Stock, $.001 par value; 10,000,000 authorized, 4,773,219 shares issued and outstanding in 2005 and 4,131,338 shares in 2004	643	2
Additional paid-in-capital	30,413	1,000
Deficit accumulated during the development stage	(3,084,264)	(291,583)

Total shareholders’ deficit	(3,053,208)	(290,581)

	$891,551	$14,262

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
A Development Stage Company

STATEMENT OF OPERATIONS

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from Inception (March 15, 2002) to December 31, 2005

Revenue
Artist services	$66,114	$—	$66,114
Advertising/sponsorship	201,560	—	201,560

Total revenue	267,674	—	267,674
Cost of goods sold	86,537	—	86,537

Gross profit	181,137	—	181,137

Expenses:
Marketing and promotions	775,679	4,439	798,648
Office and administration	232,948	2,871	237,084
Professional and consulting	876,494	147,859	1,132,638
Salaries and payroll taxes	770,217	—	778,551
Fremantle operating license	300,000	—	300,000
Depreciation and amortization	20,123	—	20,123

Total expenses	2,975,461	155,169	3,267,044

Loss from operations	(2,794,324)	(155,169)	(3,085,907)
Other income
Interest income	4,303	—	4,303

Loss before income taxes	(2,790,021)	(155,169)	(3,081,604)
Income taxes	2,660	—	2,660

Net loss	$(2,792,681)	$(155,169)	$(3,084,264)

Earnings per share
Net loss	$(2,792,681)	$(155,169)
Dividends	$(131,423)	—

Net loss available to common shareholders	(2,924,104)	(155,169)

Common stock, weighted average	4,398,788	1,377,113

Earnings per share, basic and diluted	$(0.66)	$(0.11)

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
A Development Stage Company

STATEMENTS OF STOCKHOLDERS’ DEFICIT
Period from Inception on March 15, 2002 through December 31, 2005

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Shareholders’ Deficit

Net loss for the period from inception March 15, 2002 to December 31, 2002	$—	$—	$—	$(57,016)	$(57,016)

Balance at December 31, 2002	—	—	—	(57,016)	(57,016)
Net loss for the year ended December 31, 2003				(79,398)	(79,398)

Balance at December 31, 2003	—	—	—	(136,414)	(136,414)
Issuance of common stock upon incorporation (September 2004) (reflects stock split; see Note 6)	3,700,000	1	999		1,000
Issuance of common stock (September 2004) (Reflects stock split; see Note 6)	431,338	1	1		2
Net loss for the year ended December 31, 2004				(155,169)	(155,169)

Balance at December 31, 2004	4,131,338	2	1,000	(291,583)	(290,581)
Issuance of common stock for services (see Note 6) (August 2005)	641,881	641	128,627		129,268
Warrants issued in connection with Series B Preferred Stock			32,209		32,209
Accretion of discount on Series B Preferred Stock accounted for as a dividend			(32,209)		(32,209)
Undeclared, accrued dividends for Series A			(73,171)		(73,171)
Undeclared, accrued dividends for Series B			(26,043)		(26,043)
Net loss for the year ended December 31, 2005				(2,792,681)	(2,792,681)

Balance at December 31, 2005	$4,773,219	$643	$30,413	$(3,084,264)	$(3,053,208)

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
A Development Stage Company

STATEMENT OF CASH FLOWS

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from Inception (March 15, 2002) to December 31, 2005

Cash flows provided by (used for) operating activities:
Net loss	$(2,792,681)	$(155,169)	$(3,084,264)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	20,123	—	20,123
Issuance of common stock for services	129,268	—	129,268
Issuance of preferred stock Series A for services	300,000	—	300,000
Changes in assets and liabilities:
(Increase) decrease in assets:
Other deferred receivables	(15,000)	—	(15,000)
Other receivables	(41,969)	—	(41,969)
Prepaid expenses and deposits	(15,792)	—	(15,792)
Deferred expenses	(199,046)	—	(199,046)
Increase (decrease) in liabilities:
Accounts payable and other accrued payables	86,163	—	86,163
Accrued vacation leave	13,351	—	13,351
Deferred revenue	234,802	—	234,802
Dividends payable	99,213	—	99,213

Total adjustments	611,113	—	611,113

Net cash used for operating activities	(2,181,568)	(155,169)	(2,473,151)

Cash flows used for investing activities:
Equipment and fixtures	(92,589)	—	(92,589)
Website development costs	(166,662)	—	(166,662)
Internet URL purchases	(8,745)	(994)	(10,433)

Net cash used for investing activities	(267,996)	(994)	(269,684)

Cash flows provided by (used for) financing activities:
Preferred stock subscription receivable	(250,000)	—	(250,000)
Dividends	(99,213)	—	(99,213)
Due to shareholder loan	49,168	167,735	354,011
Issuance of Preferred Series A, net of syndication costs	1,200,000	—	1,200,000
Issuance of Preferred Series B, net of syndication costs	1,657,219	—	1,657,219
Issuance of common stock and APIC	—	1,002	1,002

Net cash provided by financing activities	$2,557,174	$168,737	$2,863,019

Net increase in cash	107,610	12,574	120,184
Cash, beginning of period	12,574	—	—

Cash, end of year	$120,184	$12,574	$120,184

There were no expenses charged for interest in the reporting periods and income tax paid in 2005 was $2,660.

Supplemental disclosure of non-cash financing activities:

March 2005 — Conversion of $300,000 Shareholder Debt into Series A, Preferred Stock. (see Note 5)
March 2005 — Issuance of 300,000 shares of Series A, Preferred Stock in exchange for services. (see Note 5)
August 2005 — Issuance of 89,150 shares of Common Stock in exchange for services.

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

1. THE COMPANY AND NATURE OF OPERATIONS

Fluid Audio Network, Inc. (“FAN”) is a development stage company that began research and development activities on March 15, 2002 and was subsequently incorporated on September 20, 2004 in the State of Delaware. Consistent with this, FAN’s financial statements show expenses in the appropriate periods before the Company was incorporated.

FAN is an online music services company bringing together emerging artists and consumers and consists of several online and offline media-based properties, including the American Idol Underground.com website. According to a licensing agreement with FremantleMedia North America, Inc., the licensor of the American Idol brand, FAN has the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet in a multi-year license agreement.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception of $3,084,264 and used cash for operations in the amount of $2,181,568 during the year ended December 31, 2005. The Company also has a shareholders’ deficit of $3,053,208 as of December 31, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern. During the year 2006 management intends to raise additional equity financing (including a planned IPO) to fund future operations and to provide additional working capital to increase the customer base of FAN to generate revenues sufficient to achieve profitability (see Note 9, Subsequent Events — Unaudited).

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

When we refer to “we,” “our,” “us” or “FAN” in these Notes, we mean the current Delaware corporation (Fluid Audio Network, Inc.).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation of options using Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

We use estimates to determine the values to be booked in our Deferred Revenue and Deferred Expense accounts from barter transactions. Those estimates follow the requirements of APB 29, Accounting for Non-Monetary Transactions, whereby unrealized revenue (Deferred Revenue) and unrealized expense (Deferred Expense) is recorded at either the fair value of the assets acquired or the recorded amount of the assets relinquished, whichever is more readily determinable.

Cash and Cash Equivalents

Cash and cash equivalents are short-term, highly liquid investments with original or remaining maturities of three months or less when purchased. Our financial instruments, including cash, cash equivalents, accounts receivable, funds receivable, accounts payable, and funds payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Fair Value of Financial Instruments

The carrying amounts of FAN’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are recorded at approximate fair value because of their short maturities.

Fixed Assets

Depreciation of equipment, furniture and fixtures and computer software is provided for by the straight-line method over their estimated useful lives of three years. FAN assesses the recoverability of its fixed assets and by determining whether the undepreciated balance over the assets remaining life can be recovered through undiscounted forecasted cash flows. If undiscounted forecasted cash flows indicate that the undepreciated amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at a rate commensurate with the risk associated when achieving future discounted cash flows. Future cash flows are based on trends of historical performance and FAN’s estimate of future performances, giving consideration to existing and anticipated competitive and economic conditions.

Website Development Costs

FAN capitalizes website development costs in accordance with EITF 00-2, Accounting for Web Site Development Costs, and SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized. The development costs capitalized for the year ended December 31, 2005 were $166,662. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. These costs are being amortized over a five year period, which approximately coincides with our licensing agreement and options with FremantleMedia North America, Inc. Management believes that its core technology will outlive that licensing agreement and will provide a common, technological base for other websites the Company may chose to develop.

Amortization expense for capitalized development costs the year ended December 31, 2005 was $4,597. Future amortization expense on FAN’s currently capitalized website development costs is:

2006	$33,332
2007	$33,332
2008	$33,332
2009	$33,332
2010	$28,734

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management applies significant judgment when determining whether products under development are technologically feasible or whether it is probable that they will result in additional functionality. These judgments include assessments of our development progress and expected performance. Additionally, the future realizability of capitalized software costs is subject to regular review by management, who consider expected future benefits. The estimates of expected future benefits include judgments about growth in demand for our products, performance by our strategic partners and fair values for related services. Changes in these estimates could require us to write down the carrying value of these capitalized amounts and could materially impact our financial position and results of operations.

Revenue Recognition

FAN’s revenues are derived from Internet advertising services and artist services fees. FAN recognizes revenue from its online sales of spin cards and corporate (banner, etc.) advertising, whereby revenue is recognized in the period(s) in which the FAN’s obligation is fulfilled.

In accordance with SAB 104, Revenue Recognition, and SAB 101, Revenue Recognition in Financial Statements, the Company applies the following four characteristics in determining whether revenue exists that can be recognized: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) seller’s price to the buyer is fixed or determinable, and 4) collectibility is reasonably assured.

FAN recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with APB 29, Accounting for Non-Monetary Transactions, whereby revenue is recorded at the fair value of the assets acquired or on the recorded amount of the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

FAN believes that EITF 99-17, Accounting for Advertising Barter Transactions, does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of FAN’s barter contracts, something other than advertising is either received or relinquished.

Revenues from barter transactions were $222,852 for the year ended December 31, 2005 which is shown on the accompanying Income Statement in Income from Artist Services ($65,000) and Advertising/Sponsorship ($157,852). The rest of our income is derived from cash sales totaling $44,822 for the year ended December 31, 2005 and is shown on our Income Statement in Income from Artist Services ($1,113) and Advertising/Sponsorship ($43,709). Total income for 2005 is $267,674.

Deferred Revenue

According to FAN’s revenue recognition policies (SAB 104 and APB 29), mentioned above, costs and revenue to be recognized in future periods are held in these deferred accounts until FAN’s contract obligations are met. Accordingly, FAN’s deferred revenue was $234,802, as of December 31, 2005.

Accounting for Stock-based Compensation

The Company accounts for stock-based employee compensation under the requirements Financial Accounting Standards Board’s SFAS 123, Accounting for Stock-Based Compensation, and APB 25, Accounting for Stock Issued to Employees, which does not require compensation to be recorded if the consideration to be received is at least equal to fair value at the measurement date. Non-employee stock-based transactions are accounted for under SFAS 123 which requires compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

SFAS 123 requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options with vesting restrictions which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated value. There have been no options granted under the Company’s stock option plan since the Company’s inception through December 31, 2005.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs are expensed as incurred and are included in the marketing and promotion lines in the accompanying statements of revenue and expenses. Advertising costs, shown within Marketing and Promotion expenses on FAN’s Income Statement, were $196,392, for year ended December 31, 2005, of which $130,000 originated through bartered transactions. The Company combines Advertising with Marketing and promotions on its Statement of Operations. There were no advertising expenses for the year ended December 31, 2004.

Earnings per Common Share

The calculation of earnings per common share is based on the weighted-average number of common shares outstanding during the period. The calculation for diluted earnings per common share reflects the effect of all dilutive potential common shares that were outstanding during the period. Because of the Company’s net loss, the following Common Stock equivalents are excluded from diluted earnings per share, as their effect is considered anti-dilutive:

Preferred Stock, Series A	1,800,000
Preferred Stock, Series B	1,017,447
Warrants	43,354

New Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections, which replaces APB 120, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition. The Company will apply SFAS 154 in future periods, when applicable.

In December 2004, the Financial Accounting Standards Board issued SFAS 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123(R) is effective for fiscal year beginning after June 15, 2005. The Company plans to adopt SFAS 123(R) on January 1, 2006. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123 as originally issued.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, an amendment of APB 29, Accounting for Nonmonetary Transactions. The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

3. FIXED ASSETS

A summary, as of December 31, 2005, is as follows:

Computer hardware	$34,291
Computer software	25,819
Office equipment	20,091
Furniture and fixture	12,388

92,589
Less accumulated depreciation	15,526

$77,063

In 2005, FAN’s depreciation expense on fixed assets was $15,526.

4. RELATED PARTY TRANSACTIONS

Justin Beckett, FAN’s Chief Executive Officer, has provided the Company with cash to cover monthly cash shortages. These transactions were recorded under a Due to Shareholder account and are non-interest bearing. As of December 31, 2004, the amount cash he loaned the company and expenses he paid on behalf of the company totaled $304,843, and by February of 2005, the amount owed to him grew to over $349,843.

In March of 2005, $300,000 of the debt owed to Mr. Beckett was converted into 300,000 shares of Series A, Preferred Stock, at its issuance price of $1.00.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

4. RELATED PARTY TRANSACTIONS (continued)

Below is the list of transactions for Mr. Beckett, in 2004 and 2005:

Date	Description	Amount

01/01/04	Opening balance due to CEO	$137,106
09/24/04	Purchase of common stock upon Incorporation	(1,000)
12/27/04	Loan from CEO	20,997
12/31/04	Expenses, paid by CEO	147,740
01/20/05	Loan from CEO	25,000
02/22/05	Loan from CEO	20,000
03/15/05	Conversion to Series A, PS	(300,000)
03/15/05	Repayment to CEO	(5,332)
12/31/05	Expenses, paid by CEO	9,500

	Due to shareholder, year end	$54,011

As of December 31, 2005, a balance of $41,969 was owed to the company from an employee and officer of the company. While that person is no longer working for the Company, we believe that payment arrangements will be forthcoming and the balance owed to FAN will be collected. The balance owed to FAN is shown as Other Receivables on FAN’s Balance Sheet.

5. CONVERTIBLE REDEEMABLE PREFERRED STOCK

During the calendar year of 2005 FAN issued two series of convertible redeemable preferred stock in a private placement to accredited investors. Shares, proceeds and syndication costs for the placement are listed below.

Preferred Stock, Series A

The proceeds from Preferred — Series A were $1,200,000 in cash and the retirement of $300,000 debt owed to Shareholder. A grant of 300,000 shares was made to Lorne Abony, the Chairman of FAN’s board of directors which as been recognized as a $300,000 expense in the accompanying financial statements for the fiscal year ending December 31, 2005. Total shares issued were 1,800,000 at $1.00 per share. There were no warrants issued.

Preferred Stock, Series B

The proceeds from Preferred — Series B were $1,722,163 from which $64,944 was deducted to cover legal fees and agent expenses and commissions. In addition to those cash payments, brokers and agents involved with the sale were given 33,354 shares, valued at $1.75 per share, or $58,370, making the total cost of equity to be $123,314. The total number of shares issued were 1,017,447 at $1.75 per share and there were 43,354 warrants, valued at $1.75 per share, given to brokers and agents.

The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect fair value estimates. Therefore, this model does not necessarily provide a reliable single measure of the fair value of the warrants granted under the Preferred, Series B round of financing. The fair value of each warrant was estimated on the date of the grant using the following assumptions for 2005: (1) expected dividend yield of 5.0%; (2) risk-free interest rate of 4.5%; (3) a volatility of 100%; and (4) term expected life of eighteen months. Consequently, a value of $32,209 was given to 43,354 outstanding warrants to purchase Series B, Preferred Stock. The resulting discount on the Convertible Redeemable Preferred Stock has been immediately amortized in a manner similar to a dividend.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

5. CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Of the total, net cash raised on this round of financing, ($1,657,219), $250,000 was received on January 9, 2006 which is recognized as Preferred Stock Subscription Receivable in Other Current Assets.

Common Characteristics between Series A and Series B

Both Series A and Series B Preferred Stock have redemption rights which allow the holders to call for a redemption of all outstanding shares, upon a majority vote of the holders of the shares after the fifth anniversary of its issue date. Should this happen, FAN would be obligated to pay the holders of shares of the series that voted for redemption a price equal to the higher of the original issue price or the fair market value, as determined by an independent third party, for each share plus all accrued but unpaid dividends thereon, as soon as it is financially practicable for FAN to do so.

Both Series A and Series B Preferred Stock contain voting rights and a voluntary conversion feature whereby shares, at the holder’s option, may be exchanged for Common Stock on a one-per-one basis. They also contain an automatic conversion feature to common stock on a one-per-one basis upon the earliest occurrence of one of the following events: the closing of a firm commitment underwritten public offering under the Securities Act of 1933, as amended, covering the offer and sale of

Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5 million (before deduction for underwriters commissions and expenses), the affirmative vote or written consent of a majority of the then outstanding shares of the applicable Series (either A or B), and the conversion into Common Stock of majority of the originally issued shares of the applicable Series.

In accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and EITF Topic D-98 and ASR 298, because FAN’s preferred stock contain a conditional obligation to redeem for cash, they are classified on the balance sheet between Liabilities and Equity in a section called Convertible Redeemable Preferred Stock.

Both Series A and Series B preferred stock earn dividends at 5%, annually. (see Note 6)

Preferred Stock, Series C and Series D

Subsequent to both Series A and Series B rounds of financing, in 2006, FAN authorized and sold shares designated as Series C and Series D, Preferred Stock (see Note 10, Subsequent Events, unaudited).

6. STOCKHOLDERS’ EQUITY

Holders of share of Common Stock generally are entitled to one vote per share. In connection with the election of directors, however, shareholders are entitled to cumulative voting. Holders of Common Stock are entitled to receive such dividends as may be declared by the Company’s board of directors out of funds legally available for dividends. In the event of a liquidation or dissolution of the Company, holders of Common Stock are entitled to share in all assets remaining after payments of debts and other liabilities and preferential rights of holders of preferred stock that may be outstanding. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption and sinking fund provisions with respect to shares of Common Stock. All of the shares of Common Stock presently outstanding are fully paid and non-assessable.

All shares of Common Stock other than shares acquired upon conversion of the Series A Preferred Stock or Series B Preferred Stock are subject to a right of first refusal by the Company in the event of certain transfers by the holders of such shares.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

6. STOCKHOLDERS’ EQUITY (continued)

FAN has authorized 9,000,000, par $.001, shares of Common Stock and 1,000,000, par $.001, shares of Class A Common Stock. On March 8, 2005, FAN approved and effectuated a forward stock split so that each holder of Common Stock of the Company received 1,000 shares of Class A Common Stock and 2,700 shares of Common Stock. As a result of this split, a combined total of 4,773,219 shares are currently outstanding. The effect of this stock split is given a retroactive application in the attached financial statements.

FAN’s authorized Preferred Stock consists of 5,000,000 shares, of which 1,800,000 have been designated Series A Preferred Stock and has been fully subscribed. Series B Preferred Stock consists of 1,500,000 designated shares of which 1,017,447 have been subscribed. Series C Preferred Stock consists of 1,200,000 shares designated, leaving 500,000 undesignated. The board of directors, without further action by the shareholders, has the authority to designate any authorized but undersigned Preferred Stock and to establish the rights, preferences and restrictions of such Preferred Stock.

The holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive 5% cumulative dividends, when and if declared by the board of directors, prior and in preference to any dividends on Common Stock. As of December 31, 2005, cumulative dividends were $73,171 for Series A and $26,042 for Series B, totaling $99,213 for the year ending December 31, 2005.

In the event of liquidation or dissolution of the Company, the holders of Series A Preferred stock and Series B Preferred Stock will be entitled to receive, on a pro rata basis but prior and in preference to any of the assets of the Company to the holders of the Common Stock, an amount per share equal to $1.00 per share for each Series A Preferred Stock held by them and $1.75 per share for each share of Series B Preferred Stock held by them, in each case subject to adjustment for any stock, splits, stock dividends, combinations, recapitalizations or the like, plus any unpaid dividends.

The holders of Series A Preferred Stock and Series B Preferred Stock will have the right to convert each share of Series A Preferred Stock and Series B Preferred Stock at anytime after majority vote into one share of Common Stock, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions.

The holders of Series A Preferred Stock and Series B Preferred Stock will be entitled to that number of votes on all matters presented to the shareholders of the Company equal to the number of shares of the Common Stock then issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

In August 2005, FAN issued 641,881 fully-vested shares of Common Stock with a Conditional Repurchase Right in exchange for services to be performed by one consultant over a three year period of time, through July 2008. The value of those shares was determined by applying a discount to the Preferred Stock, Series B per share price of $1.75, issued in September 2005, to account for the lack of dividend rights and lack of liquidation preference that Common Stock shareholders receive. Consequently, those Common shares were valued at $1.45, for a total of $930,727.

In December 2005, the consultancy agreement mentioned above was severed, within the six-month no fault termination clause. This event provided FAN the opportunity to exercise its Conditional Repurchase Right to repurchase 552,724 shares at a declared price of $0.15 per share, or $82,908. FAN repurchased these shares over a three month period ending May 8, 2006, leaving a net of 89,157 shares that couldn’t be repurchased.

In accordance with SFAS 123, Accounting for Stock Issued to Employees, FAN recognized $129,268 as Consulting Expense in 2005 to account for the recognition of compensation relating to five months’ time elapsing over a three-year service agreement.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

7. INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, Accounting for Income Taxes, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current financial statements or tax returns.

As of December 31, 2004, the cumulative net operating loss carryforward for Federal Income Tax purposes was $291,583, which created a cumulative deferred income tax benefit of $116,633.

As of December 31, 2005, FAN has a net deferred tax asset of $1,155,919 arising from a cumulative net operating loss carryforward for Federal Income Tax purposes of $2,420,194, temporary differences provided by Deferred Revenue of $234,802 and the expense recognized for both Common Stock issued for services ($129,268) and Preferred Stock, Series A issued for services ($300,000). The net deferred tax asset has been completely offset by a valuation allowance, as its realization is not reasonably assured.

These net operating loss carryforwards begin to expire in 2020; however because of the uncertainty of when FAN will become profitable, we are required to reserve against our Deferred Tax Asset, in full. Future changes in FAN’s ownership may also result in annual limitations on the amount of carryforwards which FAN can realize in future periods.

FAN is subject to various state and local taxes, which are typically based on a minimum tax due, a capital based computation or on taxable income. State and local tax expense was $2,660 for the period reported.

8. COMMITMENTS AND CONTINGENCIES

Operating Leases

Rent

FAN leases office and equipment, under non-cancelable operating leases expiring at various dates through 2008. The following is a schedule of future minimum lease payments under noncancellable operating leases as of December 31, 2005 for the next three years:

Year ending December 31:

2006	$46,800
2007	46,800
2008	46,800

$140,400

Rent expense from operations was approximately $35,000 for the year ended December 31, 2005 and no rent expense for the year ended December 31, 2004.

Hosting Services

On July 12, 2005, FAN signed a one year lease with a tier-1 provider, Savvis Communications Corporation to host and provide maintenance, support, backup and security of its co-located website servers on a 24/7, 365 basis at 99.9% service level.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
For the Years Ended December 31, 2005 and 2004

8. COMMITMENTS AND CONTINGENCIES (continued)

These servers host FAN’s principal website, idolunderground.com. The total cost for this commitment, during the initial contract term, is as follows:

August - December 2005	$74,189	— actual
January - May 2006	123,589	— actual
June and July 2006	54,000	— estimate

Total hosting fees, year 1	$251,778

Once the initial contract term has passed, FAN’s agreement with Savvis continues on a month-to-month basis.

License Agreement

Fremantle License

On March 11, 2005, FAN entered into a three-year license agreement with FremantleMedia North America, Inc. for $1,400,000 to obtain the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet. FAN believes that this is an operating license and, therefore, neither capitalizes the license or report the future liability of its minimum payment obligations on its Balance Sheet.

Over the term of the license, each year FAN is required to pay the higher of a) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee or b) an annual, guaranteed minimum payment, per the following schedule:

Year 2005	$300,000	— (paid in 2005)
Year 2006	500,000
Year 2007	600,000

In 2007, for the year 2008 (i.e. fourth contract year), FAN has the right to renew the license agreement for an additional year for a minimum royalty fee of $800,000, if all prior years’ minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment or b) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

In 2008, for the year 2009 (i.e. fifth contract year), FAN has the right to renew its license for a second additional year for a minimum royalty fee of $1,000,000, if all prior years’ minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment or b) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

9. SUBSEQUENT EVENTS

On February 8, 2006, FAN issued 1,084,980 shares of Preferred Stock, Series C for $2.00 per share, raising an additional $1,966,276, net of fees. There were 70,980 warrants at $2.00 per share given and currently, unexercised and outstanding.

On February 17, 2006, FAN, through a wholly-owned subsidiary, Fluid Audio Media, LLC, purchased the advertising rights of American Idol Magazine for $1,100,000 in a sublicensing agreement, approved by the original licensor, FremantleMedia North America, Inc.

On May 2 and 9, 2006, FAN issued 283,330 shares of Preferred Stock, Series D for $3.00 per share, raising $849,990.

FLUID MEDIA NETWORKS, INC.

Consolidated Balance Sheets

		March 31,	December 31,
	AAA	2007	2006
		Unaudited	Audited
Assets
Current assets:
Cash and cash equivalents		$217,608	$108,475
Restricted cash		200,000	-
Accounts receivable, net of allowance		117,260	18,415
Other receivables		6,506	3,931
Deferred expenses		773,245	185,005
Prepaid expenses		29,771	11,422
Note receivable, short-term portion		4,483	4,483
Total current assets		1,348,873	331,731

Website development costs, net of amortization		358,296	370,534
Equipment and fixtures, net of depreciation		51,785	61,088
Investment in affiliate		875,000	625,000
Advertising rights		272,000	680,000
Note receivable, long-term portion		22,480	24,081
Loan origination costs		60,332	67,327
Other assets		7,896	7,896
Total assets		$2,996,662	$2,167,657

The accompanying notes are an integral part of these consolidated financial statements.

FLUID MEDIA NETWORKS, INC.

Consolidated Balance Sheets (Continued)

	March 31	December 31,
	2007	2006
	Unaudited	Audited
Liabilities, Convertible Redeemable Preferred Stock, and Stockholders’ Deficit

Current liabilities:
Line of credit	$100,000	$100,000
Convertible debenture, net of discount	433,334	-
Short-term loans from stockholders	125,000	335,334
Accounts payable	479,232	479,477
Accrued expenses	705,334	343,995
Accrued wages and fees	54,501	44,732
Accrued interest expense	52,000	42,374
Deferred revenue	621,151	194,049
Total current liabilities	2,570,552	1,539,961

Convertible debenture	1,000,000	1,000,000
Dividends payable	413,376	470,205
Total liabilities	$3,983,928	$3,010,166
Commitments and contingencies
Convertible redeemable preferred stock:
Series A Preferred Stock ($1.00 par value; 1,800,000 shares authorized;
1,800,000 and 1,800,000 shares issued and outstanding at March 31, 2007
and December 31, 2006, respectively; 5% cumulative dividends)	$1,800,000	$1,800,000
Series B Preferred Stock ($1.75 par value; 1,500,000 shares authorized;
1,044,124 and 1,044,124 shares issued and outstanding at March 31, 2007
and December 31, 2006, respectively; 5% cumulative dividends)	1,709,983	1,703,904
Series C Preferred Stock ($2.00 par value; 1,200,000 shares authorized;
0 and 1,084,980 shares issued and outstanding at March 31, 2007
and December 31, 2006, respectively; 5% cumulative dividends)	-	2,006,791
Series D Preferred Stock ($2.00 par value; 500,000 shares authorized;
0 and 525,000 shares issued and outstanding at March 31, 2007
and December 31, 2006, respectively; 5% cumulative dividends)	-	1,050,000
Series E (renamed Series C) Preferred Stock ($2.00 par value; 1,300,000 shares authorized; 1,078,000 and 1,078,000 shares issued and outstanding at March 31, 2007
and December 31, 2006, respectively; 5% cumulative dividends)	1,986,933	1,975,721
Total convertible redeemable preferred stock	5,496,916	8,536,416
Stockholders’ deficit:
Common Stock, $.0001 par value; 20,000,000 shares authorized,
6,149,066 and 4,272,338 shares issued and outstanding at
March 31, 2007 and December 31, 2006, respectively	616	143
Additional paid-in-capital	6,529,302	-
Accumulated deficit	(13,014,100)	(9,379,068)
Total stockholders’ deficit	(6,484,182)	(9,378,925)
Total liabilities, convertible redeemable preferred stock,
and stockholders’ deficit	$2,996,662	$2,167,657

The accompanying notes are an integral part of these consolidated financial statements.

FLUID MEDIA NETWORKS, INC.

Consolidated Statements of Operations
(Unaudited)

	Quarter Ended	Quarter Ended
	March 31, 2007	March 31, 2006
Revenue
Artist services	$3,790	$255,055
Advertising/sponsorship	687,773	975,331
Total revenue	691,563	1,230,386
Cost of revenue	312,792	407,762
Gross profit	378,771	822,624
Operating expenses:
Sales and marketing	593,066	1,803,973
General and administrative	1,291,227	669,712
Research and development	59,014	106,160
Fremantle operating license	254,092	238,954
Depreciation and amortization	417,302	67,716
Total operating expenses	2,614,701	2,886,515
Loss from operations	(2,235,930)	(2,063,891)
Other income (expense)
Interest expense	(1,402,840)	(6,571)
Interest income	4,010	53
Loss before provision for income taxes	(3,634,760)	(2,070,409)
Provision for income taxes	272	800
Net loss	$(3,635,032)	$(2,071,209)
Preferred stock dividends	97,395	65,012
Net loss attributable to common stockholders	$(3,732,427)	$(2,136,221)
Weighted average common stock, basic and diluted	5,200,022	4,762,983
Net loss per share attributable
to common stockholders, basic and diluted	$(0.72)	$(0.45)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID MEDIA NETWORKS, INC.

Consolidated Statements of Stockholders’ Deficit
(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2006	4,272,338	$143	$-	$(9,379,068)	$(9,378,925)

Beneficial conversion features and warrants to purchase common stock issued for convertible debenture	-	-	2,110,919	-	2,110,919

Issuance of common stock in relation to reverse merger	82,500	8	(8)	-	-

Recapitalization of common stock based on par value at $.0001	-	285	(285)	-	-

Conversion of Series C Preferred Stock	1,193,478	120	2,603,833	-	2,603,953

Reclassification of warrants to purchase Series C Preferred Stock after conversion of Series C Preferred Stock	-	-	34,504	-	34,504

Conversion of Series D Preferred Stock	577,500	58	1,259,943	-	1,260,001

Issuance of common stock to consultants for services	23,250	2	92,998	-	93,000

Issuance of stock options to consultant for services	-	-	114,844		114,844

Stock-based compensation	-	-	255,725	-	255,725

Reclassification of accrued undeclared preferred stock dividends due to conversion of Series C Preferred Stock and Series D Preferred Stock	-	-	154,226	-	154,226

Accrued undeclared preferred stock dividends	-	-	(97,397)	-	(97,397)

Net loss	-	-	-	(3,635,032)	(3,635,032)
Balance at March 31, 2007	6,149,066	$616	$6,529,302	$(13,014,100)	$(6,484,182)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID MEDIA NETWORKS, INC.

Consolidated Statements of Cash Flows
(Unaudited)

	Quarter Ended	Quarter Ended
	March 31, 2007	March 31, 2006
Cash flows used in operating activities:
Net loss	$(3,635,032)	$(2,071,209)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	458,356	77,356
Write-off capitalized internet URLs	-	10,433
Write-off other receivables	-	10,579
Revenue from barter transactions	(354,116)	(807,850)
Expenses relating to barter transactions	234,795	934,967
Amortization on loan origination costs	6,995	-
Stock-based compensation expense	255,725	46,308
Issuance of common stock for services	93,000	-
Interest expense for conversion of preferred stock	841,665	-
Interest expense for accretion of convertible debenture	433,334	-
Interest expenses for accretion of preferred stock financing costs	17,290	6,351
Issuance of stock option to consultant for services	114,844	-

Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(98,845)	(30,000)
Other receivables	(2,575)	16,254
Prepaid expenses	(18,349)	(44,075)
Deferred expenses	(823,035)	(1,621,951)

Increase (decrease) in liabilities:
Accounts payable	(245)	291,887
Accrued expenses	101,339	693,750
Accrued wages and fees	9,769	3,813
Accrued interest expense	9,626	-
Deferred revenue	781,218	1,633,619

Net cash used in operating activities	(1,574,241)	(849,768)
Cash flows used in investing activities:
Acquisition of advertising rights	-	(1,100,000)
Investment in affiliate	(250,000)	-
Website development costs	(28,813)	(85,784)
Purchase of equipment and fixtures	-	(14,070)
Net cash used in investing activities	(278,813)	(1,199,854)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID MEDIA NETWORKS, INC.

Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Quarter Ended	Quarter Ended
	March 31, 2007	March 31, 2006

Cash flows provided by financing activities:
Preferred stock subscription receivable	$-	$250,000
Proceeds from loans from stockholders	244,000	-
Payments of principal on loans from stockholders	(454,334)	-
Proceeds from convertible debenture	2,600,000	-
Payments on offering cost from issuance of convertible debenture	(229,080)	-
Payments from note receivable	1,601	-
Proceeds from issuance of:
Series C Preferred Stock	-	2,028,000
Offering costs from issuance of:
Series C Preferred Stock	-	(61,067)
Repurchase of common stock	-	(27,636)
Net cash provided by financing activities	2,162,187	2,189,297
Net increase (decrease) in cash and cash equivalents	309,133	139,675
Cash and cash equivalents, beginning of period	108,475	120,184
Cash and cash equivalents, end of period	$417,608	$259,859

Interest expense and income taxes:

For the quarter ended March 31, 2007, $47,802 of interest expense and $272 of income taxes were paid. For the quarter ended March 31, 2006, $219 of interest expense and $800 of income taxes were paid.

Supplemental Disclosures of Non-Cash Financing Activities:
Conversion of Series C Preferred Stock	$2,603,833	$-
Conversion of Series D Preferred Stock	$1,260,001	$-
Reclassification of warrants to purchase Series C Preferred Stock after conversion of Series C Preferred Stock	$34,504	$-
Issuance of 70,980 shares of Series C Preferred Stock as offering costs	$-	$141,960
Issuance of warrants to purchase 70,980 shares of Series C
Preferred Stock as offering cost	$-	$34,504

The accompanying notes are an integral part of these consolidated financial statements.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 1 THE COMPANY AND NATURE OF OPERATIONS

Fluid Media Networks, Inc. (the “Company”) is a diversified digital music services company providing products and services to emerging artists, as well as their fans and advertisers, in the digital music industry. The Company has developed a proprietary technology platform and multi-faceted revenue model that is designed to allow it to capitalize on the trends impacting the digital music industry. The Company has partnered with some of the world’s most recognized entertainment brands and holds the exclusive worldwide license to the American Idol Underground brand.

On March 15, 2002, the Company’s predecessor, Fluid Audio Network, Inc. (“Fluid Audio”) began its research and development activities by utilizing the expertise that its founder acquired in prior Internet properties. On September 20, 2004, Fluid Audio incorporated in the State of Delaware.

In March 2005, Fluid Audio entered into a multi-year licensing agreement with Fremantle Media North America, Inc. (“Fremantle Media”), licensors of the American Idol brand, granting Fluid Audio the exclusive right to use and exploit the American Idol TV show format, and related trademarks, over the Internet.

For the next several months, Fluid Audio focused on developing a suite of services for its launch of the AmericanIdolUnderground.com website. In October 2005, the website was launched and principal operations began.

Though partnerships were consummated and revenue was generated during the remaining two months of 2005, revenue had not reached a level of significance so that Fluid Audio was considered a development stage enterprise through December 31, 2005.

In 2006, revenue continued to grow from Fluid Audio’s website. That growth was further augmented with the revenue earned from Fluid Audio’s first acquisition: the purchase of customer-related intangibles and advertising rights of the American Idol Magazine.

On February 14, 2007, Fluid Audio entered into a Subscription Agreement and a Plan and Agreement of Merger with Freedom 20, Inc. (“Freedom 20”), a company registered with the Securities and Exchange Commission. On the same day, Freedom 20 entered into a Redemption Agreement with its sole stockholder, Getting You There, LLC, pursuant to which Freedom 20 redeemed all of the issued and outstanding shares (100,000 shares) of it’s Common Stock, par value $0.0001 per share, in consideration of an aggregate payment consisting of $1.00 and 82,500 shares of Fluid Media Networks, Inc. Common Stock.

Concurrently with the execution and pursuant to the term of the Merger Agreement, Fluid Audio purchased 1 share of Freedom 20 Common Stock for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of Fluid Audio (the “Sale”). Following the Sale and pursuant to the terms of the Merger Agreement, Freedom 20 effected a short-form parent-subsidiary merger of Fluid Audio with and into Freedom 20, pursuant to which the separate existence of Fluid Audio was terminated, and Freedom 20, as the surviving entity, changed its name to “Fluid Media Networks, Inc.”

On May 17, 2007, the Company completed a corporate reorganization, pursuant to which it: (i) reincorporated in Nevada by a merger of the Company with and into its wholly-owned subsidiary, FMN Merger Co., a newly-formed Nevada corporation (the “NV Subsidiary”); and (ii) transferred of all of its current business operations to Fluid Media Networks USA, Inc., a wholly-owned and newly-formed subsidiary organized under the laws of the State of Delaware (the “DE Subsidiary”) in exchange for all of the capital stock of the DE Subsidiary. As a result of the corporate reorganization, the Company changed its legal domicile from the State of Delaware to the State of Nevada (as part of an overall plan to change its legal domicile to Canada), and began conducting all business operations formerly conducted by the Company through the DE Subsidiary.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 1 THE COMPANY AND NATURE OF OPERATIONS (continued)

The Company and the DE Subsidiary executed a Contribution Agreement solely to effectuate the transfer of the Company’s business operations to the DE Subsidiary on May 17, 2007. The Company filed the Articles of Merger with the Secretary of State of the State of Nevada on May 17, 2007, and a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on May 17, 2007, solely to effect the reincorporation. The Company also filed a Certificate of Amendment to its Articles of Incorporation changing its name from FMN Merger Co. to Fluid Media Networks, Inc. on May 18, 2007.

These financial statements have been prepared on the assumption that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities, in the normal course of business.

Going concern

The deficit accumulated by the Company through March 31, 2007 was $13,014,100. For the three months ended March 31, 2007, the Company’s net loss from operations was $3,635,032 on revenues of $691,563 and cash used in operating activities amounted to $1,574,241 for the same period.

These factors raise substantial doubt of the Company’s ability to continue as a going concern. The unaudited consolidated financial statements presented herein do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends to achieve success and profitability through on-going deployment of new and innovative services, successful promotional strategies, financial prudence, and strategic acquisitions. Management acknowledges that fundraising is an integral component of becoming successful and plans to make future raises of capital through the sale of the Company’s equity in the public markets.

When these Notes refer to “we”, “us”, “our”, or “the Company”, we mean Fluid Media Networks, Inc., a Nevada corporation, or prior to May 17, 2007, Fluid Media Networks, Inc., a Delaware corporation, as the context requires in each case, parent of its wholly owned subsidiary, Fluid Audio Media, LLC, a limited liability company formed under the laws of the State of Delaware.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, after eliminating inter-company transactions and balances. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. All adjustments considered necessary for fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results for a full year. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in Fluid Audio’s Annual Report for the year ended December 31, 2006 on Form 10-KSB filed April 2, 2007 and Current Report on Form 8-K filed February 21, 2007, as amended on March 8, 2007. Accordingly, the historical financial information of the Company will be that of Fluid Audio for reporting purposes. As at December 31, 2006 and February 14, 2007, Freedom 20 had no material assets or liabilities.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to impairment of equipment and fixtures, intangible assets, deferred tax assets and fair value computation of options using Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

We use estimates to determine the values to be booked in our Deferred Revenue and Deferred Expense accounts from barter transactions. Those estimates follow the requirements of Statements of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets” (“SFAS 153”), whereby unrealized revenue (Deferred Revenue) and unrealized expense (Deferred Expense) is recorded at either the fair value of the assets acquired or the assets relinquished, whichever is more readily determinable.

Website Development Costs

The Company capitalizes website development costs in accordance with Emerging Issues Task Force (“EITF”) No. 00-2, “Accounting for Web Site Development Costs,” and Statements of Position (SOP) No. 98-1, ”Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized. Any additional costs for upgrades and enhancements which result in additional functionality are capitalized. Capitalized website development costs are amortized over the shorter of five years or the remaining license period for which a particular website is based upon. Management believes that its core technology, utilized in its current websites, has an expected useful life that is longer than the remaining term of its licensing agreement and that this core technology will provide a common, technological base for other websites the Company may choose to develop.

The development costs capitalized for the year ended December 31, 2006 were $297,929, of which $268,514 was placed into service and $29,415 remained in development. For the three months ended March 31, 2007, cost capitalized were $28,813, of which $0 was placed into service and total capitalized costs of $58,228 remained in development as at March 31, 2007.  As of March 31, 2007, remaining unamortized website development costs will be amortized over a weighted-average period of 4 years. Total amortization expense for website development costs for the three months ended March 31, 2007 and 2006 was $41,053 and $9,641, respectively.

Management applies significant judgment when determining whether products under development are technologically feasible or whether it is probable that they will result in additional functionality. These judgments include assessments of our development progress and expected performance. Additionally, the future realizability of capitalized software costs is subject to regular review by management, who consider expected future benefits. The estimates of expected future benefits include judgments about growth in demand for our products, performance by our strategic partners and fair values for related services. Changes in these estimates could require us to write down the carrying value of these capitalized amounts and could materially impact our financial position and results of operations.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company’s revenues are derived from Internet advertising services and artist services fees. The Company recognizes revenue from its online sales of spin cards and corporate advertising (including banner, buttons and email), whereby revenue is recognized in the period(s) in which the Company’s obligation is fulfilled. All sales are negotiated at arm’s length, with unrelated, third parties.

In accordance with United States Securities Exchange Commission (“SEC”) Staff Accounting Bulletins (“SAB”) No. 104, “Revenue Recognition” (“SAB 104”), the Company considers the following four characteristics in determining whether revenue exists that can be recognized: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) seller’s price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured.

The Company recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with SFAS 153, whereby revenue is recorded at the fair value of the assets acquired or the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

The Company believes that EITF No. 99-17, “Accounting for Advertising Barter Transactions” (“EITF 99-17”), does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of the Company’s barter contracts, something other than advertising is either received or relinquished.

For the three months ended March 31, 2007, of the $691,563 in total revenue, revenue derived from barter transactions amounted to $354,116. Of that amount, $178,714 was recognized from online (website) transactions and $175,402 was recognized from offline (magazine) transactions, leaving $337,447 in revenue derived from cash sales.

For the three months ended March 31, 2006, of the $1,230,386 in total revenue, revenue derived from online (website) barter transactions amounted to $807,850. Of that amount, $713,568 was recognized from online (website) transactions and $94,282 was recognized from offline (magazine) transactions, leaving $422,536 in revenue derived from cash sales.

Deferred Revenue and Deferred Expenses

According to the Company’s revenue recognition policies, costs and revenue to be recognized in future periods are held in these deferred accounts until contract obligations are met.  Accordingly, the Company’s deferred revenue and deferred expenses were $621,151 and $773,245, respectively, as of March 31, 2007. Deferred revenue and deferred expenses were $194,049 and $185,005, respectively, as of December 31, 2006.

Accounting for Stock-based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payments” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS 123(R) requires companies to estimate the fair value of share-based awards to employees and directors on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statements of operations. Stock-based compensation is attributed to expense using the straight-line single option method. SFAS 123(R) requires that forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimated. Because forfeitures are immaterial, the Company is currently providing for forfeitures as they occur.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

During the three months ended, March 31, 2007, the Company recognized $135,357 as compensation expense in connection with the grant of stock options in February 2007 to certain of its employees to an aggregate of up to 222,170 shares of its common stock. A total of 32,000 options were granted fully-vested and the remaining 190,170 options will be vested over four years in equal, monthly amounts.

During the three months ended March 31, 2007, the Company recognized $5,523 as compensation expenses in connection with stock option grants in July 2006 to certain of its employees to an aggregate of up to 168,000 shares of its common stock. These options vest over a two year period.

During the three months ended March 31, 2007, the Company recognized $114,844 as compensation expense in connection with stock option grants in February 2007 to a Board member to purchase up to 50,000 shares of common stock.

The Company accounts for stock awards under SFAS No. 123 (R), “Shared-Based Payments” (“SFAS 123 (R)”), and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, based on the fair value at the dates that the shares were vested.

The Company determines fair value of share-based payment awards using the Black-Scholes model, which is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the expected term of the awards, and actual and projected employee stock option exercise behaviors. The Company estimates its expected volatility by industry comparables of peer companies. The Company estimated its expected term by estimating the average expected length of employment.

The following assumptions were used in the Black-Scholes pricing model when valuing the options granted in 1st quarter of 2007: 49% for expected volatility, from 2 to 5 years expected term, 0.0% for expected dividend rate, from 4.71% to 4.85% risk-free interest rate, and $4 per share for underlying stock price.

Advertising Costs

Advertising costs are expensed as incurred and are included in the Sales and Marketing expenses in the accompanying unaudited consolidated statement of operations. Advertising costs, shown within Sales and Marketing expenses included in the Company’s unaudited consolidated statement of operations, were $106,631 and $959,927 for the three months ended March 31, 2007 and 2006, respectively. Advertising costs include barter transaction costs of $0 and $338,800 for the three months ended March 31, 2007 and 2006, respectively.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On January 1, 2007, the Company adopted the Financial Accounting Standards Board’s (“FASB”) Interpretation Number 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarified the accounting for uncertainty in an enterprise’s financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires management to evaluate its open tax positions that exist on the date of initial adoption in each jurisdiction. The Company did not have any unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing FIN 48.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized during the quarter. The Company’s effective tax rate differs from the federal statutory rate primarily due to losses sustained for which no tax benefit has been recognized.

As of March 31, 2007, the Company had a valuation allowance equal to its total net deferred tax assets due to the uncertainty of ultimately realizing tax benefits of approximately $5,060,361. The Company will be filing income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Once returns are filed, time limitations on examinations of returns filed will start running. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Recently Issued Accounting Standards

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The Company adopted SFAS 155 on January 1, 2007, which did not have a significant impact on the Company’s results of operations or financial condition.

In September 2006, the SEC staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on the Company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements or (ii) recording the cumulative effect as adjustments to the carrying values of assets and liabilities with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is required to adopt SAB 108 by the end of 2007 and does not expect adoption to have a significant impact on the Company’s results of operations or financial condition.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106, and 132R” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial position and recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Under SFAS 158, the Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of 2007. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. The Company is required to adopt SFAS 157 effective at the beginning of 2009. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In February 2007, FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), that provides companies with an option to report selected financial assets and liabilities at fair value. This Statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 157.  The Company is currently evaluating the potential impact of the adoption of SFAS 159 on its future consolidated financial statements.

Investment in Affiliate at Cost

In 2006, the Company purchased a 7.25% interest in DiskFaktory, a privately-held provider of custom CD duplication services, for $625,000. The Company accounts for the investment under the cost method as required by APB No. 18, “The Equity Method of Accounting for Investments in Common Stock” (APB 18). APB 18 requires that “other-than-temporary” impairments be recognized when they occur. Further, FASB Staff Position (FSP) No. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (as amended) provide guidance as to the meaning of other-than-temporary impairment and is applicable to “cost-method” investments. These pronouncements require cost-method investment to be assessed for impairment generally when an impairment indicator is present. Should the investment be considered more than temporarily impaired, the investment will be written down to fair value, as a deduction against current period income. During the three months ended March 31, 2007, and prior, an impairment charge was not recognized on this investment.

On March 7, 2007, the Company made an additional investment of $250,000 bringing the total investment in this entity to $875,000. This additional investment purchased 487,091 additional, newly issued shares bringing the Company’s total percentage ownership to 10.1%.

The Company has evaluated it’s investment in DiskFaktory under the guidelines promulgated under FASB Interpretation Number (FIN) No. 46, “Consolidation of Variable Interest Entities,” which explains how to apply the controlling financial interest criterion in ARB 51 to variable interest entities. The Company has determined that its investment (10.1%) did not meet the requirements for consolidating the affiliated company’s statement of financial position or results from operations due to the fact that the Company neither absorbs a majority of the entity’s expected losses nor receives a majority of its expected residual returns.

Classification of Preferred Stock

In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," and Topic D-98 and Accounting Series Release 298, because the Company's Preferred Stock contains a conditional obligation to redeem for cash, they are classified on the unaudited consolidated balance sheet between Liabilities and Equity under Convertible Redeemable Preferred Stock.

NOTE 3 LOSS PER COMMON SHARE

In accordance with SFAS No. 128, “Earnings per Share” (“SFAS 128”), and SEC Staff Accounting Bulletin (“SAB”) No. 98, basic net loss per common share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Under SFAS 128, diluted net income/(loss) per share is computed by dividing the net income/(loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period. All common equivalent shares have not been included in the computation of net loss per share as their effect would be anti-dilutive.

Common stock equivalents excluded from diluted earnings per share were as follows:

	March 31,
	2007	2006
Preferred Stock convertible into common stock	4,029,924	3,902,427
Warrants to purchase redeemable preferred stock, which in turn is convertible into common stock	71,960	114,334
Stock options and warrants to purchase common stock*	1,269,486	371,669
Debentures convertible into common stock	500,000	-

*Excludes warrants issued to debt holders and brokers to purchase common stock in connection with issuance by the Company of 12% unsecured convertible debentures (See Note 6).

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 4  INVESTMENT IN AFFILIATE AT COST

In 2006, the Company purchased a 7.25% interest in Innovative Diversified Technologies, Inc. d.b.a. (“DiskFaktory”), a privately-held provider of custom CD duplication services for $625,000. The Company accounts for the investment under the cost method as required by APB No. 18, “The Equity Method of Accounting for Investments in Common Stock” (“APB 18”). APB 18 requires that “other-than-temporary” impairments be recognized when they occur. Further, FASB Staff Position (FSP) No. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (as amended) provide guidance as to the meaning of other-than-temporary impairment and is applicable to “cost-method” investments. These pronouncements require cost-method investment to be assessed for impairment generally when an impairment indicator is present. Should the investment be considered more than temporarily impaired, the investment will be written down to fair value, as a deduction against current period income.

On March 6, 2007, the Company made an additional investment of $250,000 bringing the total investment in this entity to $875,000. This additional investment purchased 487,091 additional, newly issued shares bringing the Company’s total percentage ownership to 10.1%.

An impairment charge was not recognized on this investment during the three months ended March 31, 2007 as management believed there was no impairment.

The Company has evaluated this investment in Diskfaktory under the guidelines promulgated under FASB Interpretation Number (FIN) No. 46, “Consolidation of Variable Interest Entities,” which explains how to apply the controlling financial interest criterion in ARB 51 to variable interest entities. The Company has determined that its investment in Diskfaktory (10.1%) did not meet the requirements for consolidating the affiliated company’s statement of financial position or results from operations due to the fact that the Company neither absorbs a majority of the entity’s expected losses nor receives a majority of its expected residual returns.

 NOTE 5 ADVERTISING RIGHTS

On February 18, 2006, the Company, through its wholly-owned subsidiary, Fluid Audio Media, LLC, purchased advertising rights for the American Idol Magazine in a sublicensing agreement from the original licensee, Corporate Sports Marketing Group, Inc. (“CSM”), approved by the licensor, Fremantle Media. The cost of this investment was $1,100,000, plus all on-going production costs. The initial term of the original license between CSM and Fremantle Media acquired in this transaction was 15½ months at the acquisition date. The license offered the licensee the option to renew the license for an additional year and initially the Company was amortizing this investment over 27½ months. However, the license expired on June 1, 2007. The Company is currently negotiating a new license contract directly with Fremantle Media, and intends to complete these negotiations before July 2007. In accordance with FAS 142 “Goodwill and Other Intangible Assets”, the Company is amortizing the remaining balance of $680,000 over five months in 2007.

NOTE 6 CONVERTIBLE DEBENTURE

May 29, 2006 Placement

On May 29, 2006, the Company’s predecessor, Fluid Audio, issued and sold a $1,000,000 Debenture with interest payable quarterly at 15% per annum. The Debenture is due and payable 36 months later on May 29, 2009. The agreement provides that the interest rate of 15% will increase to 20% per annum with interest on unpaid principal and interest after the maturity date of the Debenture. In the event of any conversion of the Debenture, in whole or in part, prior to the payment of quarterly interest, interest is accrued up to the conversion date.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 6 CONVERTIBLE DEBENTURE (continued)

Broker’s fees incurred in connection with the issuance of the Debenture were paid in-full with the issuance of 16,667 shares of Series D Preferred Stock, which was later adjusted in accordance with the terms of an agreement between the Company and the holders of the Series D Preferred Stock to 25,000 shares of Series D Preferred Stock.

The Debenture holder has filed a UCC claim on all assets of the Company including all intangibles. The agreement calls for the Company to restrict from use $200,000 of cash at all times. This restriction increases to $1,000,000 at such time the Company completes an initial public offering of its securities or reorganization under a reverse merger. As of March 31, 2007, the Company was in compliance with this cash restriction.

The Debenture is convertible in whole or in part at any time for the outstanding principal at the sole and exclusive option of the Debenture holder. The agreement originally provided for a conversion of debt to equity at a conversion price of $3.00 per share or up to 333,334 shares of common stock, being the per share price of the round of financing that preceded the Debenture issuance (Series D Preferred Stock). The Debenture’s conversion price was adjusted to $2.00 per share which is convertible into up to 500,000 shares of common stock in accordance with the terms of the Debenture.

The issuance of the Debenture also provided for the issuance of transferable warrants to the Debenture holder for the purchase of up to 166,667 shares of common stock at an exercise price of $3.00 per share (which was subsequently reduced to $2.00 per share for the reasons described above).

January 31, 2007 Placement

On January 31, 2007, the Company’s predecessor, Fluid Audio, issued and sold 12% unsecured convertible debentures of the Company to several investors in a private placement offering based upon an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933, as amended, in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from the investors.   The gross proceeds from this debenture were $2,600,000 and the related agent commissions and expenses were $229,080.

The principal and accrued interest for this debenture is due to mature on January 31, 2008. Interest of 12% calculated and compounded annually, accruing until maturity or upon conversion. The holders shall have the right to elect to receive the accrued interest either in cash separately or to accumulate it to the Debentures.

All of the Company’s Debentures are convertible, at the option of the holder, at any time following the completion of a Liquidity Event (as hereinafter defined) and prior to the maturity date into shares of Common Stock of the Company or Common Shares of the successor company (the “Conversion Securities”). For the purposes hereof, a “Liquidity Event” means the Company obtaining a listing or quotation of its shares of Common Stock (or, in the event that the Company undergoes a corporate reorganization whereby the Company becomes a wholly-owned subsidiary of another company, the common shares of such successor company) on Toronto Stock Exchange or the TSX Venture Exchange and, at the option of the Company, in addition thereto, Nasdaq or the Alternative Investment Market of the London Stock Exchange, by way of an IPO or any other transaction which provides holders of the Company’s shares of Common Stock with comparable liquidity that such holders would have received if such listing or quotation was obtained, including by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Company’s assets, exchange of assets or similar transaction or other combination with a reporting issuer or a reporting company, with the result that, after giving effect to the occurrence of such Liquidity Event, the Conversion Securities issued upon conversion of the Debentures and exercise of the Warrants will become freely-tradable by the holders thereof under applicable securities laws in Canada (subject to usual control person restrictions).

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 6 CONVERTIBLE DEBENTURE (continued)

The number of the Conversion Securities into which the Debentures will be converted is the principal amount of the Debentures, plus accrued and unpaid interest, divided by 90% of the IPO price per share or 90% of the equivalent price per share for other kinds of Liquidity Events based on the value of the Company as determined in good faith by the board of directors of the Company in connection with such Liquidity Event (the “Liquidity Event Price”).

The Company agreed to issue share purchase warrants of the Company (the “Warrants”) to the subscribers for Debentures concurrently with the issuance of the Debentures. Each Warrant entitles the holder to purchase such number of shares of Common Stock as is equal to the number of Conversion Securities issued upon conversion of the Debentures (including, if applicable, any additional Conversion Securities issued as a result of the Liquidity Penalty described below), at an exercise price per share (if applicable, the Canadian dollar equivalent) equal to 50% of the Liquidity Event Price. The Warrants will only be exercisable (i) following the occurrence of a Liquidity Event on or prior to the Maturity Date, (ii) to the extent as the holder’s Debentures are converted into Conversion Securities, and (iii) during the 12 month period following the date of completion of the Liquidity Event.

The Company shall use its reasonable commercial efforts to complete the Liquidity Event on or prior to July 31, 2007. If the Liquidity Event does not occur by the close of business on or prior to July 31, 2007, the Debentures shall be convertible into the number of Conversion Securities shares referred to above, multiplied by 1.1.

In addition to the commissions disclosed above, the brokers in connection with the offering of Debentures received warrants to purchase up to 7% of the aggregate number of Conversion Securities that are issuable upon conversion of all the Debentures sold pursuant to the offering, exercisable at 50% of the Liquidity Event Price per security for a period of 12 months following the date of completion of the Liquidity Event.

The Company has allocated $2,110,919 of the proceeds received to equity (additional paid-in capital) for the warrants issued and the debenture’s beneficial conversion feature. The allocation was made in accordance with Accounting Principles Board (APB) Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, and EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, as amended by EITF No. 00-27, Applications of Issue No 98-5 to Certain Convertible Instruments. This allocation created a debt discount on the debentures that is being accreted to interest expense over twelve months.

The Company considered the provisions of EITF No. 00-19, “Accounting for Derivative Financial Instruments Index to, and Potentially Settled in, a Company’s Own Stock”, and concluded that the warrants and conversion options issued were within the Company’s control; and as such, liability accounting was applicable. The Company will reassess its ability to control cash settlement each quarter, and if need be, reclassify necessary derivatives from equity or preferred stock to liabilities if the Company no longer maintains control.

NOTE 7 RELATED PARTY TRANSACTIONS

Significant related party balances as of March 31, 2007 and transactions for the three months then ended were as follows:

In January 2007, the Company’s President and CEO loaned the Company $244,000. This amount and the amount owed to him at December 31, 2006 ($85,334) were paid in-full on February 5, 2007.

In November 2006, a stockholder of the Company, made a short-term loan to the Company of $250,000. In February 2007, the Company paid $125,000 toward its $250,000 short-term loan from stockholder. Under the loan, interest is due and accrues at an annual rate of 15%. The Company expects that the remaining balance due will either be paid in cash or paid in shares of common stock.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 7    RELATED PARTY TRANSACTIONS (continued)

As of December 31, 2005, the Company owed Justin Beckett, the Company’s President and CEO, $54,011. There were no related party transactions during the three months ended March 31, 2006.

NOTE 8   CONVERTIBLE REDEEMABLE PREFERRED STOCK

The Company has authorized Preferred Stock of 10,000,000 shares of which 1,800,000 shares are designated as Series A Preferred Stock, 1,500,000 shares as Series B Preferred Stock, 1,200,000 shares as Series C Preferred Stock, 500,000 shares as Series D Preferred Stock, and 1,300,000 shares as Series E Preferred Stock, leaving 3,700,000 authorized Preferred Stock as undesignated. The board of directors, without further action by the stockholders, has the authority to designate any authorized but undesignated Preferred Stock and to establish the rights, preferences and restrictions of such Preferred Stock.

Pursuant to the terms of its agreement with the holders of the outstanding Series D Preferred Stock, the Company became obligated to issue to such holders an additional 175,000 shares of Series D Preferred Stock in connection with the Company’s subsequent sale and issuance of shares of Series E Preferred Stock at a per share purchase price that was lower than the per share purchase price of the Series D Preferred Stock. As a result, the Company became obligated to issue an aggregate of 525,000 shares of Series D Preferred Stock, which is in excess of the authorized number of shares of Series D Preferred Stock.

In accordance with the terms and conditions of the Certificate of Designations for each of the Series C Preferred Stock and Series D Preferred Stock, the Company became obligated on December 1, 2006 to observe stockholders’ liquidity entitlement for the Company’s Common Stock at a ratio of 1.1:1 (instead of 1:1) because no liquidity event (as defined therein) had occurred on or before November 30, 2006.

All Preferred stockholders are entitled to receive 5% cumulative and compounding dividends, when and if declared by the board of directors, prior and in preference to any dividends on Common Stock.  For the three months ended March 31, 2007 and 2006, the Company accrued dividends of $97,395 and $65,012, respectively, on all shares of preferred stock. In addition, the Company reclassified $154,226 of accrued undeclared preferred stock dividends to additional paid in capital due to conversion of Series C Preferred Stock and Series D Preferred Stock. As of March 31, 2007, no dividends have been declared and paid.

In the event of liquidation or dissolution of the Company, Preferred Stockholders will be entitled to receive, on a pro rata basis but prior and in preference to any of the assets of the Company to the holders of the Common Stock, an amount per share equal to the issuance price per share, subject to adjustment for any stock, splits, stock dividends, combinations, recapitalizations or the like, plus any unpaid dividends.

Shares of Preferred Stock automatically convert into shares of Common Stock on the receipt of a majority vote of the applicable series, on a one-to-one ratio which is subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events. Additionally, shares of Series A though Series D Preferred Stock are automatically converted into shares of common stock at a one-to-one ratio, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events, upon the closing of an underwritten equity offering of at least $5,000,000 as defined.

Shares of Series C and Series D Preferred Stock are also automatically converted into shares of Common Stock at a 1:1.1 ratio upon the Company becoming listed on a public exchange, as defined, and upon the occurrence of an acquisition, merger, reverse merger, take over or liquidating event, as defined.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 8   CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Shares of Series E Preferred Stock are automatically converted into shares of Common Stock at a 1:1.1 ratio, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events, upon the listing of the Shares of Series E Preferred Stock or Common Stock on a public exchange, as defined, or the occurrence of an acquisition, merger, reverse merger, take over or liquidating event, as defined.

On February 14, 2007, the Company consummated a reverse merger. As a result, the shares of Series C and Series D Preferred Stock were automatically converted into shares of Common Stock at that time. In addition, Series E Preferred Stock was renamed Series C Preferred Stock.

Subsequent to March 31, 2007, a majority of the stockholders of the Series A and Series B Preferred Stock elected to convert their shares into shares of Common Stock (see Note 12).

If not converted into Common Stock previously, shares of Preferred Stock are redeemable at the holder’s option beginning five years after issuance for cash at the higher of the original issuance price (liquidation value) or the fair market value as determined by an independent third party, plus all accrued but unpaid dividends thereon.

Preferred Stockholders are entitled to vote on all matters presented to the stockholders of the Company on a basis equal to the number of shares of the common stock then issuable upon conversion of the Preferred Shares.

In accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” and Topic D-98 and Accounting Series Release 298, because the Company’s Preferred Stock contains a conditional obligation to redeem for cash, they are classified on the consolidated balance sheet between Liabilities and Equity under Convertible Redeemable Preferred Stock.

Series A Preferred Stock

During 2005, a total of 1,800,000 shares of Series A Preferred Stock were issued. From this the Company received $1,200,000 in cash at its $1.00 per share issuance price. A total of 300,000 shares were issued as payment toward a debt owed to our President and Chief Executive Officer and 300,000 shares were issued to the Company’s Chairman of the board of directors as compensation for past services rendered. From these two transactions, a $300,000 reduction of debt was recognized and a $300,000 expense to compensation was recorded in the accompanying financial statements for the year ended December 31, 2005.

Series B Preferred Stock

During 2005, the Company received gross cash proceeds of $1,722,163 from the sale of shares of its Series B Preferred Stock. Offering costs of $64,944 were incurred for legal fees and agent expenses. Additionally, agents and brokers involved with the sale were issued 33,354 shares of Series B Preferred Stock, valued at $1.75 per share, or $58,370, and warrants to purchase up to 43,354 shares of Series B Preferred stock at an exercise price of $1.75 per share, valued at $32,209. The Company issued an aggregate of 1,017,447 shares of its Series B Preferred Stock in connection with this offering.

In November 2006, a total of 26,677 shares of Series B Preferred Stock were issued in connection with the exercise by warrant holders at an exercise price of $1.75 per share, yielding $46,685 of net proceeds to the Company.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 8   CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Series C Preferred Stock

On July 28, 2006, the Company issued 1,078,000 shares of Series C Preferred Stock (formerly Series E) for $2.00 per share, raising $2,065,519 in gross proceeds. In addition, $88,841 was credited to the amount owed to Mr. Beckett, as partial payment towards his purchase of 50,000 shares of Series E Preferred Stock at its $2.00 per share issuance price and $1,640 towards an unpaid consulting fee. The remaining $9,519 owed to the Company for this purchase was paid by Mr. Beckett in October 2006. Offering costs related to this offering for legal, commissions and agent expenses totaled $199,184. In addition to these fees, brokers associated with the sale were issued warrants to acquire up to 71,960 shares of Series E Preferred stock at an exercise price of $2.00 per share, which the Company values at $35,397.

NOTE 9    STOCKHOLDERS’ DEFICIT, STOCK OPTIONS AND WARRANTS

Common Stock

The Company has authorized 20,000,000 shares of common stock.

On February 14, 2007, Fluid Audio entered into a Subscription Agreement and a Plan and Agreement of Merger with Freedom 20, Inc. (“Freedom 20”). On the same day, Freedom 20 entered into a Redemption Agreement with its sole stockholder, Getting You There, LLC, pursuant to which Freedom 20 redeemed all of its issued and outstanding shares, being an aggregate of 100,000 shares of Freedom 20’s Common Stock, par value $0.0001 per share, in consideration of an aggregate payment consisting of $1.00 and 82,500 shares of common stock of the Company.

Upon completion of the Merger, on February 14, 2007, a total of 1,609,980 shares of Series C and Series D Preferred Stock were automatically converted into shares of Common Stock on a 1.1:1 basis, for a total of 1,770,978 shares. Also, the Company recorded $285 to effect the recapitalization of Common Stock based on par value at $.0001.

In March 2007, the Company issued 23,250 shares of Common Stock to consultants for services rendered. These shares have been valued at $4.00 per share and have been expensed when issued.

Stock Options

Our 2005 Stock Incentive Plan (the ”Plan”) has authorized the grant of both incentive and non-qualified stock options, as well as stock appreciation rights and restricted stock, to officers, employees, directors and consultants of the Company. At no time shall the total number of shares of common stock issuable upon the exercise of all outstanding options granted under the Plan, together with all other options and restricted stock then outstanding, exceed 30% of the then outstanding shares of common stock. The terms of the plan limit the reserved pool to 13% of the Company’s issued and outstanding Common Stock.

The Plan is administrated by a committee designated by the Company’s board of directors. The committee has the authority to determine the specific terms of each award granted under the Plan, subject to certain IRS limitation to the extent the award is designated as an incentive stock option. However, options awarded to employees under the Plan must be fully vested within five years from the date of grant.

All options granted under the plan have been approved by the board of directors.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

The following table summarizes stock option activity for the three months ended March 31, 2007:

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Outstanding at January 1, 2007	659,669	$0.59	7.8 years
Granted	322,170	$0.83	7.4 years
Exercised	—	—	—
Forfeited	—	—	—

Outstanding at March 31, 2007	981,839	$0.67	7.5 years
Exercisable at March 31, 2007	683,632	$0.82	6.6 years
Vested or expected to vest at March 31, 2007	981,839	$0.67	7.5 years

In March 2007, the Company issued an employment offer letter to an executive officer that included the grant of stock options to purchase up to 100,000 shares of Common Stock as part of the officer’s compensation.

Warrants

In May 2006, in connection with the issuance of the Debenture (Note 6), the Company issued to the holder warrants to purchase up to 166,667 shares of Common Stock at an exercise price of $3.00 per share which was subsequently reduced to $2.00 per share as explained in Note 8. These warrants expire in May 2009. The Company accounted for these warrants by expensing the fair value at the $3.00 exercise price and expensing the difference for the modified fair value at the $2.00 exercise price.

In November 2006, in connection with amounts loaned to the Company by a stockholder, the Company issued to the lender warrants to purchase up to 50,000 shares of Common Stock at an exercise price of $1.50 per share. These warrants expire upon the earlier of (i) three years from the date of issuance, and (ii) a public listing of the Company. The Company accounted for these warrants by expensing the fair value at the $1.50 exercise price.

During 2005 and 2006, in connection with the issuance of Preferred Stock (see Note 8), the Company issued brokers and dealers warrants to acquire up to the following:

43,354 shares of Series B Preferred stock at an exercise price of $1.75 per share
70,980 shares of old Series C Preferred stock at an exercise price of $2.00 per share
71,960 shares of Series E Preferred stock (renamed Series C) at an exercise price of $2.00 per share

Of the 43,354 warrants issued to acquire shares of Series B Preferred Stock, warrants to acquire 26,677 shares were exercised in 2006 and the Company received cash proceeds of $46,685. The remaining warrants to acquire Series B Preferred stock expired during the 1st quarter of 2007

The warrants to acquire old Series C were reclassified to acquire Common Stock after conversion of Series C Preferred Stock expires in 2008.

The warrants to acquire Series E Preferred Stock (renamed Series C) expire in 2008.

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 10   INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, “Accounting for Income Taxes”, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current consolidated financial statements or tax returns.

The components of the income tax provision for the three months ended March 31, 2007 were as follow:

2007

Current	$1,600
Deferred	—

Total	$1,600

Income tax expense (benefit) for the three months ended March 31, 2007 differed from the amounts computed applying the federal statutory rate of 34% to pre-tax income as a result of:

2007

Computed tax benefit	$(1,235,911)
Non-deductible items	315
Change in valuation allowance	1,449,224
Return to provision	—
State and local income taxes, net of tax benefit	(212,028)

Total	$1,600

Significant components of the Company’s deferred tax assets and liabilities for federal income taxes at March 31, 2007 and December 31, 2006 consisted of the following:

	2007	2006

Net operating loss carryforward	$4,219,566	$3,739,861
Deferred revenue	486,504	79,256
Accrued vacation	12,424	12,994
Allowance for bad debts	3,213	—
Equity compensation and interest	719,259	51,733
Valuation allowance	(5,060,361)	(3,612,194)
Current year state tax	1,088	816

Total deferred tax assets	381,693	272,466
Deferred tax liabilities
State tax	(381,693)	(272,466)

Net deferred tax assets/liabilities	$—	$—

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 10    INCOME TAXES (continued)

As of March 31, 2007, the valuation allowance for deferred tax assets totaled $5,060,361. For the period ended March 31, 2007, the net change in the valuation allowance was an increase of $1,448,168.

As of March 31, 2007, the Company had net operating loss carryforwards for federal and state income tax purposes of $9,849,925 and $9,848,325, respectively. The net operating loss carryforwards expire through 2027. The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions due to a change in ownership.

The net deferred tax asset has been completely offset by a valuation allowance, as its realization is not reasonably assured.

NOTE 11    COMMITMENTS AND CONTINGENCIES

Operating Lease - Rent

The Company leases office and equipment, under non-cancelable operating leases expiring at various dates through 2008.  The following is a schedule of future minimum lease payments for rent under a non-cancelable operating lease:

2007	$37,901
2008	12,634
Total	$50,535

Rent expense for the three months ended March 31, 2007 was $12,239. During the first three months of 2006, the Company maintained two office locations. Rent expense for the three months ended March 31, 2006, was $17,616.
Hosting Services

Hosting services were provided by Savvis Communications Corporation through a series of dedicated servers. In November 2006, the Company changed hosting providers in an effort to conserve cash and reduce costs. The Company has not decided whether it will enter into a long-term relationship with its new hosting service provider.

For the months ended March 31, 2007, the charge for hosting services was $22,755. For the three months ended March 31, 2006, the charge for hosting services was $88,817. This amount is classified on the Company’s unaudited consolidated statement of operations as a Cost of Revenue.

Fremantle License - Website

On March 11, 2005, the Company entered into a three-year license agreement with Fremantle Media North America, Inc. for $1,400,000 to obtain the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet. The Company believes that this is an operating license and, therefore, neither capitalizes the license or report the future liability of its minimum payment obligations on its balance sheet.

Over the term of the license, each year the Company is required to pay the higher of (a) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee or (b) an annual, guaranteed minimum payment, per the following schedule:

FLUID MEDIA NETWORKS, INC.
Notes to Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2007 and 2006
(Unaudited)

NOTE 11    COMMITMENTS AND CONTINGENCIES (continued)

In 2007, the Company may exercise its right to renew its license for the subsequent calendar year for a minimum royalty fee of $800,000, if all prior years’ minimum payments have been made. For that year, as in all years past, the Company will be required to pay the higher of (a) the minimum royalty payment or (b) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

In 2008, the Company may exercise its right to renew its license for the subsequent calendar year for a minimum royalty fee of $1,000,000, if all prior years’ minimum payments have been made. For that year, as in all years past, the Company will be required to pay the higher of (a) the minimum royalty payment or (b) royalties of 25% of revenue from the use of the American Idol trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

During the three months ended March 31, 2007 and 2006, the Company incurred Fremantle Media North America royalties of $150,000 and $125,000, respectively.

Fremantle License - Magazine

The Company pays licensing fees for use of the American Idol brand in its magazine at the rate of $70,000 per issue, and $55,000 for the annual Red Carpet party and two free pages in each issue of the magazine.

For the three months ended March 31, 2007, the Company recorded licensing fees of $104,092 comprised of $70,000 payable in cash and $34,092 recognized for the bartered component. For the three months ended March 31, 2006, the Company recorded licensing fees of $113,954 comprised of $70,000 payable in cash and $43,954 recognized for the bartered component.

NOTE 12    SUBSEQUENT EVENTS

Stock Grants

In April 2007 and May 2007, the Company issued a total of 64,000 shares of common stock to consultants for services rendered. These shares have also been valued at $4.00 per share and have been expensed when issued.

Conversion of Shares of Series A Preferred Stock and Shares of Series B Preferred Stock

The Certificate of Designations of the Company provides that all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will automatically convert into shares of common stock upon, among other things, the affirmative vote or written consent of a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class or Series B Preferred Stock voting separately as a single class. On April 11, 2007, the holders of each of the shares of Series A Preferred Stock and Series B Preferred Stock, each voting separately as a single class, approved the conversion of the Series A Preferred Stock and the Series B Preferred Stock, as applicable, into shares of common stock. As a result, the Company issued an aggregate of 2,844,124 shares of common stock to such holders, reflecting the conversion of one share of Series A Preferred Stock or Series B Preferred Stock, as applicable, for one share of common stock.

NOTE 12    SUBSEQUENT EVENTS (continued)

Redomicile of the Company

On April 11, 2007, the board of directors of the Company unanimously approved, and stockholders holding a majority of the shares of common stock outstanding and beneficially owned approved, the issuance and sale of shares of common stock by way of an initial public offering in Canada. In connection with the proposed offering, the Board and the stockholders have also approved a corporate reorganization of the Company whereby:

(i)
The Company would form a wholly-owned subsidiary under the laws of the State of Delaware (the “US Subsidiary”) and transfer all the current business operations of the Company to the US Subsidiary in exchange for all of the capital stock of the US Subsidiary; and

(ii)	The place of incorporation of the Company would be changed from Delaware to Nevada as part of an overall plan to ultimately change the place of incorporation of the Company to Canada.

On May 17, 2007, the Company consummated these transactions and became a company organized under the laws of Nevada for a short interim period until the Company completes its change of domicile to Canada. All business operations formerly conducted by the Company are now conducted by the US Subsidiary.

Shareholder Loans

During May 2007 and June 2007, the Company’s President and CEO loaned the Company a total of $295,711. Interest accrues at an annual rate of 12%. The outstanding principal and all accrued interest shall be due and payable at the earlier of the closing of equity or debt instruments financing or July 30, 2007.

Compensation of Directors

Following completion of the Company’s anticipated public offering, each of the directors of the Company (other than those who are officers of the Company) will be entitled to receive an annual retainer of $15,000, other than the members of the Operations Committee and the chairs of the Compensation and Governance Committee and Audit Committee, who will each be entitled to receive an annual retainer of $25,000. Additional fees may be paid to the directors of the Company in connection with certain specific projects or mandates. Directors will also be eligible to receive options under a new stock option plan which the Company intends to adopt in connection with the completion of the Offering.

Share Repurchase

Pursuant to the terms of the Stock Restrictions Agreement between the Company and Mr. Buch, dated as of March 15, 2006, the Company repurchased 211,704 shares of common stock from Mr. Buch on June 25, 2007, at a per share purchase price of $.01, for aggregate consideration of $2,117. The Company is currently assessing the impact of this transaction on its consolidated financial statements.

Appendix A

Form of Articles of Conversion

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

       Articles of Conversion
(PURSUANT TO NRS 92A.205)

Articles of Conversion
(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

Fluid Media Networks, Inc.
Name of constituent entity

	Nevada	Corporations
	Jurisdiction	Entity type*

and,

Fluid Media Networks, Inc.
Name of resulting entity

	Federal jurisdiction of Canada	Corporation
	Jurisdiction	Entity type*

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐ The entire plan of conversion is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

Ross Miller
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 64-5708
Website: secretaryofstate.biz

       Articles of Conversion
(PURSUANT TO NRS 92A.205)

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Justin F. Beckett

c/o Fluid Media Networks, Inc. 5813-A Uplander Way Culver City, California 90230

5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*:

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Fluid Media Networks, Inc.
Name of constituent entity

X	Chief Executive Officer
Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's' articles.

Filing Fee $350.00

Appendix B

Form of Plan of Conversion

PLAN OF CONVERSION
OF
FLUID MEDIA NETWORKS, INC.
(A Nevada Corporation)
INTO
FLUID MEDIA NETWORKS, INC.
(A Company Organized Under the Laws of the Federal Jurisdiction of Canada)

Fluid Media Networks, Inc., a Nevada corporation (the “Constituent Entity”), hereby adopts the following Plan of Conversion:

1. The name of the Constituent Entity is: Fluid Media Networks, Inc.

2. The name of the resulting entity (the “Resulting Entity”) is: Fluid Media Networks, Inc.

3. The jurisdiction of the law that governs the Constituent Entity is the State of Nevada. The jurisdiction of the law that will govern the Resulting Entity is the federal jurisdiction of Canada.

4. As soon as is practicable following approval of this Plan of Conversion by the shareholders of the Constituent Entity and all requisite corporate and regulatory action in respect of the Resulting Entity has been taken, the Constituent Entity will cause the conversion of the Constituent Entity into the Resulting Entity (the “Conversion”) to be consummated by the filing of the Articles of Conversion in the office of the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the Nevada Revised Statutes (“NRS”) and the execution and filing of the Articles of Continuance with the Director of Industry Canada. The date of the Certificate of Continuance issued by the Director of Industry Canada shall be the effective date of the Conversion (the “Conversion Date”).

5. As of the Conversion Date:

(a)               The Constituent Entity shall be converted into the Resulting Entity which shall possess all rights, privileges, powers and franchises of a public nature and a private nature and shall be subject to all restrictions, disabilities and duties of the Constituent Entity.

(b)               The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the NRS be vested in the Resulting Entity without reservation or impairment.

(c)               The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, but all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Conversion Date shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties.

(d)               Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity.

(e)               Any surplus appearing on the books of the Constituent Entity shall be entered as surplus on the books of the Resulting Entity and all such surplus shall thereafter be dealt by the Resulting Entity in any lawful manner.

(f)                Once the Conversion is completed, (i) the holders of shares of common stock of the Constituent Entity instead will own one common share of the Resulting Entity for each share of common stock held immediately prior to the Conversion, and (ii) the holders of shares of Series C Preferred Stock of the Constituent Entity instead will own one Series C Preferred Share of the Resulting Entity for each share of Series C Preferred Stock held immediately prior to the Conversion. All shares of common stock of the Resulting Entity will be without par value and all shares of Series C Preferred Stock will have a par value of $0.0001 per share. The currently outstanding options to purchase shares of the Constituent Entity's common stock will represent options to purchase an equivalent number of common shares of the Resulting Entity for the equivalent purchase price per share without other action by the Constituent Entity's option holders. Option holders will not have to exchange their options. Option holders who are not shareholders will not have a right to vote on the Conversion.

(g)               The Conversion, if approved, will effect a change in the legal jurisdiction of incorporation of the Constituent Entity as of the effective date thereof, but the Constituent Entity will not, as a result of the change in legal jurisdiction, change its business or operations after the effective date of the Conversion as the Resulting Entity.

(h)               Lorne Abony, Marc Arseneau, André Brosseau and Alain Rhéaume will be elected to the board of directors of the Resulting Entity effective as of the Conversion Date. As of the Conversion Date, the election, duties, resignation and removal of the Constituent Entity directors and officers shall be governed by the Canada Business Corporations Act, the Articles of Continuance and the Bylaws of the Resulting Entity.

(i)                There is currently no liquid trading market for the Constituent Entity’s common stock and it is anticipated that immediately following the Conversion, this will be the case.

6. The full text of the Articles of Continuance and Bylaws of the Resulting Entity are attached hereto as Exhibit A and Exhibit B, respectively, and each is incorporated herein by this reference.

7. The Constituent Entity intends that this Plan of Conversion will constitute the complete Plan of Conversion referred to in Section 92A.105 of the NRS.

*********

IN WITNESS WHEREOF, the Constituent Entity has signed this Plan of Conversion as of ____________ ___, 2007.

FLUID MEDIA NETWORKS, INC.

By: __________________________
Name: ________________________
Title: _________________________

Appendix C

Form of Articles of Continuance

Industry Canada	Industrie Canada	FORM 11	FORMULAIRE 11
Canada Business	Loi canadienne sur les	ARTICLES OF CONTINUANCE	CLAUSES DE PROROGATION
Corporations Act	sociétés par actions	(SECTION 187)	(ARTICLE 187)

1 -- Name of the Corporation	Dénomination sociale de la societe	2 -- Taxation Year End
Fluid Media Networks, Inc.		Fin de l'année d'imposition
12/31

3 -- The province or territory in Canada where the registered office is to be situated	La province ou le territoire au Canada où se situera le siége social
Ontario

4 -- The classes and the maximum number of shares that the corporation is authorized to issue	Catégories et le nombre maximal d'actions que la societe est autorisee a emettre
Please see the attached Schedule A.

5 -- Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu
None.

6 -- Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs
Minimum 3; maximum 20;

7 -- Restrictions, if any, on business the corporation may carry on	Limites imposées à l'activité commerciale de la société s'll y a lieu
None.

8 -- (1) If change of name effected, previous name	(1) S'il a changement de dénomination sociale, indiquer is dénomination sociale antéieure

(2) Details of incorporation	(2) Details de la constitution
Merged in Nevada on May 17, 2007.

9 -- Other provisions, if any	Autres dispositions, s'il y a lieu

(a) The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Signature	Printed name - Nom en lettres moultes	10 -- Capacity of - En qualite de	11 -- Tel No. No de tel.
	Justin F. Beckett	Director	310-665-9878

SCHEDULE A

The Corporation shall be authorized to issue an unlimited number of Common Shares and an unlimited number of Series C Preferred Shares. The rights, privileges and conditions attaching to the Common Shares and the Series C Preferred Shares shall be as follows:

1.	Common Shares

1.1.	Voting

The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series.

1.2.	Dividends

Subject to the prior rights of the holders of the Series C Preferred Shares and to any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, if, as and when declared by the directors out of the moneys of the Corporation properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, provided however, that no dividend may be declared and paid to holders of Common Shares at a rate greater than the rate at which dividends are paid to the holders of Series C Preferred Shares based on the number of Common Shares into which such Series C Preferred Shares are convertible on the date such dividend is declared and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

1.3.	Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Series C Preferred Shares and to any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Common Shares pari passu with the holders of the Series C Preferred Shares shall be entitled to receive the remaining property and assets of the Corporation.

2.	Series C Preferred Shares

2.1.	Dividend

(a)
The holders of Series C Preferred Shares shall be entitled to receive, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative dividends at an annual rate equal of five percent (5.0%) of the “Original Series C Issue Price” (as defined below) (appropriately adjusted for stock splits, subdivisions, consolidations and the like with respect to such shares), compounded quarterly, for each outstanding Series C Preferred Share held by them, payable in the event of (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or not, (ii) the sale, lease, assignment, transfer conveyance or disposal of all or substantially all of the assets of the Corporation or (iii) the acquisition of the Corporation by another entity by means of consolidation, corporate reorganizations, amalgamation or other transaction or series of related transactions in which shareholders of the Corporation immediately prior to such transaction do not hold a majority of the voting power of the outstanding securities of the successor entity (each “Liquidation Event”), a redemption at the Original Series C Issue Price (as provided in Section 2.3 below), or otherwise when and if declared by the board of directors, in preference and priority to the payment of dividends on any Common Shares (other than those payable solely in Common Shares or involving the repurchase of Common Shares from terminated directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries pursuant to contractual arrangements). In the event dividends are paid to the holders of Series C Preferred Shares that are less than the full amounts to which such holders are entitled pursuant to this Sections 2.1(a), such holders shall share rateably in the total amount of dividends paid according to the respective amounts due each such holder if such dividends were paid in full.

(b)
In the event that the Corporation shall have declared but unpaid dividends outstanding immediately prior to, and in the event of, a conversion of Series C Preferred Shares (as provided in Section 2.4 below), the Corporation shall, at the option of the Corporation, pay in cash to the holders of Series C Preferred Shares subject to conversion the full amount of any such dividends or allow such dividends to be converted into Common Shares in accordance with, and pursuant to the terms specified in, Section 2.4 below.

2.2.	Liquidation Preference.

(a)
Unless the holders of a majority of the then outstanding Series C Preferred Shares, voting as a separate class, agree otherwise, in the event of a Liquidation Event, distributions to the Corporation’s Shareholders shall be made in the following manner:

(i)
Each holder of Series C Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Shares, the amount of $2.00 (appropriately adjusted for stock splits, subdivisions, consolidations and the like with respect to such shares) (the “Original Series C Issue Price”) for each Series C Preferred Shares then held by such holder, plus an amount equal to all declared but unpaid dividends on such Series C Preferred Shares (collectively, the “Series C Preference”). If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series C Preferred Shares shall be distributed rateably based on the total Series C Preference due each such holder under this Section 2.2(a)(i).

(ii)
After payment has been made to the holders of Series C Preferred Shares of the full amounts to which they are entitled pursuant to Sections 2.2(a)(i) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed rateably among the holders of Common Shares and Series C Preferred Shares (assuming conversion of all Series C Preferred Shares).

(b)
Each holder of Series C Preferred Shares shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of Common Shares issued to or held by directors, officers, employees, consultants or advisors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now, existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.

(c)
The value of securities and property paid or distributed pursuant to this Section 2.2 shall be computed at fair market value at the time of payment to the Corporation or at the time made available to shareholders, all as determined by the board of directors in the good faith exercise of its reasonable business judgment, provided that (i) if such securities are listed on any established stock exchange or a national market system, their fair market value shall be the closing sales price for such securities as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication, and (ii) if such securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for such securities on the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which that were quoted prices).

(d)
Nothing hereinabove set forth shall affect in any way the right of each holder of Series C Preferred Shares to convert such shares at any time and from time to time into Common Shares in accordance with Section 2.4 below.

2.3.	Voting Rights.

Except as otherwise required by law or hereunder, holders of each Series C Preferred Share shall be entitled to the number of votes equal to the number of Common Shares into which such Series C Preferred Shares could be converted at the record date for determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or the effective date of any written consent of shareholders, such votes to be counted together with all other shares of the Corporation having general voting power and not separately as a class. Holders of Common Shares and Series C Preferred Shares shall be entitled to notice of any shareholders’ meeting in accordance with the Corporation’s by-laws.

2.4.	Conversion Rights.

The holders of Series C Preferred Shares shall have conversion rights as follows:

(a)
Right to Convert. Each share of Series C Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, if such share is subject to redemption, prior to the date of termination of the right to convert such share, as determined in Section 2.5 below, at the office of the Corporation or any transfer agent for such Series C Preferred Shares into such number of fully-paid and non-assessable Common Shares as is determined by dividing the Original Series C Issue Price by the then effective Series C Conversion Price for each Series C Preferred Share, determined as hereinafter provided, in effect at the time of conversion. The price at which Common Shares shall be deliverable upon conversion of Series C Preferred Shares (the “Series C Conversion Price”) shall initially be the Original Series C Issue Price. The initial Series C Conversion Price shall be subject to adjustment as provided in accordance with Section 2.4(d) below.

(b)
Automatic Conversion. Each Series C Preferred Share shall automatically be converted into Common Shares at the then effective Series C Conversion Price upon the earliest of: (i) the listing of the Corporation’s Series C Preferred Shares or Common Shares on any of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Market of the London Stock Exchange, or (B) a reverse take-over, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Corporation’s assets, exchange of assets or similar transaction or other combination with an issuer listed on any of the Toronto Stock Exchange, the TSX Venture Exchange, Nasdaq or the Alternative Investment Market of the London Stock Exchange (each event included in this Section 2.5(b)(i), a “Liquidity Event”); (ii) the affirmative vote or written consent of a majority of the then outstanding Series C Preferred Shares, and (iii) the conversion into Common Shares of a majority of the originally issued Series C Preferred Shares (each such event is an “Series C Automatic Conversion”). In the event of a Series C Automatic Conversion of Series C Preferred Shares upon a public offering as aforesaid, the person(s) entitled to receive the Common Shares issuable upon such conversion of such Series C Preferred Shares shall not be deemed to have converted such Series C Preferred Shares until immediately prior to the closing of such sale of securities.

(c)
Mechanics of Conversion. No fractional Common Shares shall be issued upon conversion of Series C Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of such fractional share, as determined in good faith by the board of directors. Before any holder of Series C Preferred Shares shall be entitled to convert the same into Common Shares and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series C Preferred Shares and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of a Series C Automatic Conversion pursuant to Section 2.4(b) above, the outstanding Series C Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the Common Shares issuable upon such Series C Automatic Conversion unless the certificates evidencing such Series C Preferred Shares are either delivered to the Corporation or its transfer agent, as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid and a cheque payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Common Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series C Preferred Shares to be converted, or in the case of a Series C Automatic Conversion, on the date of closing of the offering, the date of the of affirmative vote or written consent or the data of conversion of Series C Preferred Shares, as applicable, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such date.

(d)	Adjustments to Conversion Price; Limited Adjustment to Original Series C Issue Price.

(i)
Adjustments for Stock Splits, Stock Dividends, Subdivisions, Combinations or Consolidations with Respect to Common Shares. In the event the outstanding Common Shares shall be increased by a stock dividend payable in Common Shares, stock split, subdivision or other similar transaction into a greater number of Common Shares, the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of Common Shares. In the event the outstanding Common Shares shall be decreased by a reverse stock split, combination, consolidation or other similar transaction into a lesser number Common Shares, the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of Common Shares.

(ii)
Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes or fixes a record data for the determination of holders of Common Shares entitled to receive, any distribution payable in securities of the Corporation other than Common Shares and other than as otherwise adjusted in this Section 2.4, then and in each such event provision shall be made so that the holders of Series C Preferred Shares shall receive upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series C Preferred Shares been converted into Common Shares on the date of such event.

(iii)
Adjustments for Reclassification, Exchange and Substitution. If the Common Shares issuable upon conversion of Series C Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by reclassification, exchange, substitution or otherwise (other than a stock split, stock dividend, subdivision, combination or consolidation of shares, provided for above), the Series C Conversion Price than in effect shall, concurrently with the effectiveness of such reclassification, exchange, substitution or other transaction, be proportionately adjusted such that Series C Preferred Shares shall be convertible into, in lieu of the number of Common Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares equivalent to the number of Common Shares that would have been subject to receipt by the holders upon conversion of such Series C Preferred Shares immediately before that change.

(iv)
Limited Adjustment to Original Series C Issue Price for Failure to Occur of Liquidity Event. For purposes of calculating the number of fully paid and non-assessable Common Shares into which each Series C Preferred Share shall be convertible, the Original Series C Issue Price shall be multiplied by: (i) 1.06 in the event a Liquidity Event occurs after January 26, 2007; (ii) 1.08 in the event a Liquidity Event occurs after February 26, 2007; or (iii) 1.10 in the event a Liquidity Event occurs after March 26, 2007, such that, assuming no adjustments to the Series C Conversion Price pursuant to this Section 2.4(4), each Series C Preferred Shares shall be convertible into 1.06, 1.08 or 1.10 Common Shares, as applicable. Notwithstanding the foregoing, the adjustment to the Original Series C Issue Price as set forth in this Section 2.4(d)(iv) shall be solely and exclusively for the purposes of calculating an adjustment to the number of fully paid and non-assessable Common Shares into which each Series C Preferred Share shall be convertible, and shall have no effect other than as explicitly set forth in this Section 2.4(d)(iv).

(v)
Adjustment for Issuance at Less Than the Original Series C Issue Price. If the Corporation shall issue or sell, or is deemed to have issued or sold pursuant to subsections 2.4(d)(v)(A) through 2.4(d)(v)(D) below, any Additional Common Shares (as defined below) without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”), the then-existing Series C Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Series C Conversion Price = (A x B) + D
A+C

where

“A” equals the number of Common Shares outstanding (determined on a fully diluted, as-converted basis), including Additional Common Shares deemed to be issued hereunder, immediately preceding such Trigger Issuance;

“B” equals the Series C Conversion Price in effect immediately preceding such Trigger Issuance;

“C” equals the number of Additional Common Shares issued or deemed issued hereunder as a result of the Trigger Issuance; and

“D” equals the aggregate consideration, if any, received or deemed to be received by the Corporation upon such Trigger Issuance;

provided, however, that in no event shall the Series C Conversion Price after giving effect to such Trigger Issuance be greater than the Series C Conversion Price in effect prior to such Trigger Issuance.

For purposes of this subsection 2.4(d)(v), “Additional Common Shares” shall mean all Common Shares issued by the Corporation or deemed to be issued as set forth below, excluding any Excluded Shares (as hereinafter defined):

(A)
Issuances of Rights or Options. In case at any time the Corporation shall in any manner grant (directly and not by assumption in an amalgamation or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any shares or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called “Options” and such convertible or exchangeable shares or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof by (ii) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Series C Conversion Price. Except as otherwise provided in subsection 2.4(d)(v)(C), no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

(B)
Issuance of Convertible Securities. In case the Corporation shall in any manner issue (directly and not by assumption in an amalgamation or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Series C Conversion Price, provided that (a) except as otherwise provided in subsection 2.4(d)(v)(C), no adjustment of the Series C Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Series C Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been made pursuant to the other provisions of Section 2.5.

(C)
Change in Option Price or Conversion Price. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 2.4(d)(v)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 2.4(d)(v)(A) or 4(d)(v)(B), or the rate at which Convertible Securities referred to in subsections 2.4(d)(v)(A) or 4(d)(v)(3) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series C Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 2.4(d)(v) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 2.4(d)(v) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Corporation), the Series C Conversion Price then in effect hereunder shall forthwith be changed to the Series C Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

Excluded Shares means:

(i)	any issuance for which an adjustment in the Series C Conversion Price may be made pursuant to the other provisions of this Section 2.4;

(ii)
any issuance to employees, consultants, officers or directors of the Corporation or any of its subsidiaries pursuant to any shares or option plan duly adopted by the board of directors of the Corporation;

(iii)	any issuance of Options or Convertible Securities issued prior to the date hereof, provided that such securities have not been amended since the date hereof; or

(iv)	shares, Options or Convertible Securities issued to a lender in connection with the provision of credit to the Corporation or any of its subsidiaries.

(e)
No Impairment. Except as expressly provided herein, the Corporation shall not, by articles of amendment or through any voluntary liquidation, dissolution, winding up, transfer of assets, consolidation, corporate reorganization, amalgamation or issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Shares against impairment.

(f)
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price of Series C Preferred Shares, pursuant to this Section 2.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request of any holder of Series C Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Conversion Price for Series C Preferred Shares at the time in effect and (iii) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred Shares.

(g)
Issue Taxes. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of Common Shares on conversion of Series C Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(h)
Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series C Preferred Shares such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series C Preferred Shares, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Articles.

(i)
Status of Converted or Redeemed Preferred Shares. In the event that Series C Preferred Shares shall be converted pursuant to this Section 2.4 or redeemed, the shares so converted or redeemed shall resume the status of authorized but unissued Series C Preferred Shares.

2.5.	Redemption Rights.

(a)
At the election in writing by the holders of a majority of the then outstanding Series C Preferred Shares delivered to the Corporation at any time after the fifth anniversary of the date of the first issuance of Series C Preferred Shares, the Corporation shall redeem, on the terms and conditions stated herein, out of funds legally available therefor, all of the outstanding Series C Preferred Shares in three annual instalments beginning on the first anniversary of the Corporation’s receipt of the request for redemption from the holders of a majority of the then outstanding Series C Preferred Shares (the “Series C Initial Redemption Date”), and continuing thereafter on the first and second anniversaries of the Series C Initial Redemption Date (each a “Series C Redemption Date”), by paying in cash therefor a sum equal to the greater of the Original Series C Issue Price or the “Series C Fair Market Value” (as defined below) for each Series C Preferred Share, plus all accrued but unpaid dividends thereon (the “Series C Redemption Price”). The number of Series C Preferred Shares that the Corporation shall be required to redeem under this Section 2.6(a) on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of Series C Preferred Shares outstanding immediately prior to the Series C Redemption Date by (ii) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). For purposes of this provision, the “Series C Fair Market Value” shall mean the fair market value per Series C Preferred Share agreed upon by the Corporation and by the holders of a majority of the then outstanding Series C Preferred Shares or, in the absence of such agreement, the fair market value of each Series C Preferred Share as determined by an independent third party valuator appointed by the Corporation and reasonably acceptable to the holders of a majority of the then outstanding Series C Preferred Shares.

(b)
In the event that the Corporation is unable to redeem the full number of Series C Preferred Shares to be redeemed on any Series C Redemption Date, the shares not redeemed shall be redeemed by the Corporation as provided in this Section 2.5 as soon as practicable after funds are legally available therefor. Any redemption effected pursuant to this Section 2.5(b) shall be made rateably among the holders of Series C Preferred Shares in proportion to the aggregate Series C Redemption Price to which each holder is entitled under subsection (a) of this Section 2.5.

(c)
If the holders of Series C Preferred Shares have elected to have the Series C Preferred Shares redeemed as provided in subsections (a) and (b) of this Section 2.5, then at least 30 but no more than 60 days prior to each Series C Redemption Date, the Corporation shall give written notice via personal delivery or first class mail, postage prepaid, to all holders of outstanding Series C Preferred Shares whose shares are being redeemed, at the address last shown on the records of the Corporation for such holder, stating the applicable Series C Redemption Date, Series C Redemption Price and Series C Conversion Price for such shares and the date of termination of the right to convert (which date shall not be earlier than 30 days after the written notice by the Corporation has been given), and the Corporation shall call upon such holder to surrender to the Corporation on such Series C Redemption Date at the place designated in the notice such holder’s certificate or certificates representing the shares to be redeemed. On or after the Series C Redemption Date stated in such notice, the holder of each Series C Preferred Share called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Series C Redemption Price for the shares surrendered. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on such Series C Redemption Date funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing any Series C Preferred Shares so called for redemption and not surrendered, all rights of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the Series C Redemption Price for Series C Preferred Shares called for redemption which they hold, without interest, upon surrender of their certificates therefor.

(d)
Notwithstanding anything herein to the contrary, if, on or prior to any Series C Redemption Date, (and after a redemption election has been made pursuant to this Section 2.5), the Corporation deposits, with any bank or trust company in Canada having aggregate capital and surplus in excess of US$100,000,000, as a trust fund, a sum sufficient to redeem on such Series C Redemption Date the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, on or after the Series C Redemption Date or prior thereto, the Series C Redemption Price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to such Series C Redemption Date), the shares so called for redemption on such Series C Redemption Date (but not any subsequent Series C Redemption Date) shall be redeemed. The deposit of such sum shall constitute full payment of such shares to their holders and from and after the date of the deposit such shares shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Series C Redemption Price for Series C Preferred Shares called for redemption on such Series C Redemption Date, without interest, upon the surrender of their certificates therefor and the right to convert said shares as provided herein at any time up to but not after the close of business on the fifth day prior to the Series C Redemption Date of such shares (which conversion date shall not be earlier than 30 days after the written notice of redemption has been given). Any monies so deposited on account of the Series C Redemption Price of Series C Preferred Shares converted into Common Shares subsequent to the making of such deposit shall be repaid to the Corporation forthwith upon the conversion of such Series C Preferred Shares. Any interest accrued on any funds so deposited shall be the property of and paid to, the Corporation. If the holders of Series C Preferred Shares so called for redemption shall not, at the end of two years after the applicable Series C Redemption Date, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for payment of the Series C Redemption Price for Series C Preferred Shares called for redemption which they hold.

Appendix D

Bylaws of Fluid Media Networks, Inc., a Canadian corporation

BY-LAW NO. 1

A by-law relating generally to the regulation of the

business and affairs of

FLUID MEDIA NETWORKS, INC.

CONTENTS

One	INTERPRETATION

Two	DIRECTORS

Three	MEETINGS OF DIRECTORS

Four	COMMITTEES

Five	OFFICERS

Six	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Seven	MEETINGS OF SHAREHOLDERS

Eight	SECURITIES

Nine	DIVIDENDS AND RIGHTS

Ten	EXECUTION OF DOCUMENTS AND VOTING OF SECURITIES

Eleven	NOTICES

SECTION ONE
INTERPRETATION

1.1	Definitions.

In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act as amended or re-enacted from time to time and includes the regulations made pursuant to it;

“board” means the board of directors of the Corporation;

“by-laws” means all by-laws of the Corporation;

“director” means a director of the Corporation;

“electronic document” means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means;

“information system” means a system used to generate, send, receive, store or otherwise process an electronic document;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada); and

“number of directors” means the number of directors of the Corporation provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation most recently elected by the shareholders of the Corporation.

1.2	Defined Terms. Each term used in all by-laws and defined in the Act has the meaning given to that term in the Act.

1.3	Plural/Singular. In all by-laws of the Corporation, the singular includes the plural and the plural the singular and words in one gender include all genders.

1.4	Headings. Headings used in all by-laws are for convenience of reference only and shall not affect the construction or interpretation of the by-laws.

1.5
Conflict. If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholder agreement, the provisions contained in the articles or unanimous shareholder agreement, as the case may be, shall prevail.

SECTION TWO
DIRECTORS

2.1
Quorum. The quorum for the transaction of business at any meeting of the board shall consist of a majority of the number of directors. If, however, the number of directors is two, both directors must be present to constitute a quorum.

2.2
Qualification. No person shall be qualified for election as a director if that person is less than 18 years of age, if that person is of unsound mind and has been so found by a court in Canada or elsewhere, if that person is not an individual or if that person has the status of a bankrupt. A director need not be a shareholder. At least 25% (or such lesser percentage as set forth in the Act) of the directors must be resident Canadians. However, if the Corporation has fewer than four directors, at least one director must be a resident Canadian.

2.3
Election and Term. The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders. A director not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting following that director’s election or appointment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected or appointed.

2.4
Removal of Directors. Subject to the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the directors.

2.5
Vacation of Office. A director ceases to hold office when that director dies, is removed from office by the shareholders or ceases to be qualified for election as a director. A director also ceases to hold office when that director’s written resignation is received by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

2.6
Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or minimum or maximum number of directors or from a failure of the shareholders to elect the number or minimum number of directors provided for in the articles. In the absence of a quorum of the board, or if the board is not permitted to fill such a vacancy, the board shall forthwith call a special meeting of a shareholders to fill the vacancy. If the board fails to call such a meeting or if there are no such directors then in office, any shareholder may call the meeting.

2.7
Remuneration and Expenses. The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing in this by-law precludes any director from serving the Corporation in any other capacity and receiving remuneration for doing so.

SECTION THREE
MEETINGS OF DIRECTORS

3.1
Canadian Majority. The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least 25% (or such lessor percentage as set forth in the Act) of the directors present are resident Canadians, or, if the Corporation has fewer than four directors, at least one of the directors present is a resident Canadian. The board may, however, transact business at a meeting of directors where the required number of resident Canadian directors is not present if:

(a)	a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facilities, the business transacted at the meeting; and

(b)	the required number of resident Canadian directors would have been present had that director been present at the meeting.

3.2
Meetings by Communication Facilities. A director may, to the extent and in the manner permitted by law, participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, but only if all the directors of the Corporation have consented to that form of participation. A director participating in such a meeting by such means is deemed for the purposes of the Act to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.3	Place of Meetings. Meetings of the board may be held at any place within or outside Canada.

3.4
Calling of Meetings. Meetings of the board may be convened at any time by the chairman of the board, the chief executive officer, the president or any director upon notice given to all directors in accordance with subsection 3.5.

3.5
Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in subsection 11.1 to each director not less than 48 hours before the time when the meeting is to be held.

3.6
Waiver of Notice. A director may in any manner or at any time waive notice of or otherwise consent to a meeting of the board including by sending an electronic document to that effect. Attendance of a director at a meeting of the board shall constitute a waiver of notice of that meeting except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called. No action taken at any meeting of the board shall be invalidated by the accidental failure to give notice or sufficient notice thereof to any director.

3.7
First Meeting of New Board. If a quorum of directors is present, each newly- elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.8	Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.9
Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose of that meeting or the business to be transacted at it to be specified.

3.10
Chairman. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director, is present at the meeting and is willing to serve: chairman of the board, chief executive officer, president or a vice-president (in order of seniority). If no such officer is present and willing to serve, the directors present shall choose one of their number to be chairman.

3.11
Votes to Govern. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.12	Director Resolution in lieu of Meeting. Directors may take action by their unanimous written consent.

SECTION FOUR
COMMITTEES

4.1
Committee of Directors. The board may appoint from their number one or more committees of the board, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise.

4.2
Audit Committee. If the Corporation is an offering corporation the board shall, and otherwise the board may, constitute an audit committee composed of not fewer than three directors, at least a majority of whom are not officers or employees of the Corporation or any of its affiliates, and who shall hold office until the next annual meeting of shareholders. The audit committee shall have the powers and duties provided in the Act.

4.3
Transaction of Business. The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Canada.

4.4
Procedure. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board or the committee does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

SECTION FIVE
OFFICERS

5.1
Appointment. The board may appoint such officers of the Corporation as the board may from time to time determine. The board may delegate to such officers powers to manage the business and affairs of the Corporation. One person may hold more than one office and, except for the chairman of the board, an officer need not be a director.

5.2
Powers and Duties of Officers. Every officer shall have such powers and duties as the board or the chief executive officer may specify from time to time. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.3	Variation of Powers and Duties. Subject to the provisions of the Act, the board may from time to time vary, add to or limit the powers and duties of any officer.

5.4
Term of Office. The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until a successor is appointed, except that the term of office of the chairman of the board shall expire when that individual ceases to be a director.

5.5
Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.6
Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

5.7
Conflict of Interest. An officer shall not be disqualified by reason only of his office contracting with the Corporation. Subject to the provisions of the Act, an officer shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from a contract or transaction in which he has an interest, and such contract or transaction shall not be voidable by reason only of such interest, provided that, if a declaration and disclosure of such interest is required by the Act, such declaration and disclosure shall have been made.

SECTION SIX
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1
Limitation of Liability. No director or officer shall be liable (i) for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, (ii) for joining in any receipt or other act for conformity, (iii) for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, (iv) for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, (v) for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, (vi) for any loss occasioned by any error of judgment or oversight on the part of that person, (vii) for any other loss, damage or misfortune whatever which happen in the execution of the duties of that person’s office or in relation thereto, unless the same are occasioned by that person’s own willful neglect or default. Nothing in this by-law, however, relieves any director or officer from the duty to act in accordance with the Act or from liability for any breach of the Act.

6.2
Indemnity. The Corporation agrees to indemnify each director and officer of the Corporation, each former director and officer of the Corporation and each individual who acts or acted at the Corporation’s request as a director or officer, or each individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

6.3
Advance of Costs. The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 6.2. The individual shall repay the moneys if the individual does not fulfil the conditions of subsection 6.4.

6.4	Limitation in Indemnity. The Corporation’s indemnity granted in subsection 6.2 applies, however, only to the extent that the individual seeking indemnity:

(a)    acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)    in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

6.5
Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of any person referred to in subsection 6.2, as the board may from time to time determine.

SECTION SEVEN
MEETINGS OF SHAREHOLDERS

7.1
Annual Meetings. The annual meeting of shareholders shall be held at such time in each year and, subject to subsection 7.3, at such place as the board may from time to time determine. Such meetings shall be held for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration and for the transaction of such other business as may properly be brought before the meeting.

7.2
Special Meetings. The board or, subject to compliance with the Act, the holders of not less than five percent (5%) of the issued shares of the Corporation that carry the right to vote at a meeting sought, shall have power to call a special meeting of shareholders at any time.

7.3
Place of Meetings. Meetings of shareholders shall be held at the place where the registered office of the Corporation is situated or, if the board so determines, at some other place within or outside Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

7.4
Meetings by Telephone, Electronic or Other Communication Facility. Any person entitled to attend a meeting of shareholders may participate in the meeting, to the extent and in the manner permitted by law, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting. The directors or the shareholders of the Corporation who call a meeting of shareholders pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

7.5
Notice of Meetings. Notice of the time and place of each meeting of shareholders (and of each meeting of shareholders adjourned for an aggregate of 30 days or more) shall be given in the manner provided in subsection 11.1 not less than 21 days and not more than 60 days before the date of the meeting, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and appointment of the auditor shall state the nature of such business in sufficient detail to permit a shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where that person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7.6
List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to subsection 7.7, the shareholders listed shall be those registered at the close of business on the record date and such list shall be prepared not later than 10 days after such record date. If no record date is fixed, the list shall be prepared at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held and shall list all shareholders registered at such time. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.7
Record Date for Notice. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting. Notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

7.8	Meetings Without Notice. A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)    if all the shareholders entitled to vote at that meeting are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b) if the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact.

7.9
Chairman, Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, chief executive officer, president, or a vice-president, in each case, who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

7.10
Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote at that meeting, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.11
Quorum. A quorum for the transaction of business at any meeting of shareholders shall be two persons, present in person, each being a shareholder entitled to vote at that meeting or a duly appointed proxy for a shareholder so entitled.

7.12
Right to Vote. Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in subsection 7.6, every person who is named in such list shall be entitled to vote the shares shown thereon opposite the name of that person except to the extent that such person has transferred any shares after the date on which the list is prepared or, where a record date has been fixed, after the record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that the person owns such shares, demands at any time prior to the meeting that the name of that person be included to vote the transferred shares at the meeting. In the absence of such a list, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

7.13
Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the attorney of that shareholder and shall conform with the requirements of the Act.

7.14
Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.15
Joint Shareholders. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

7.16
Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by law, be determined by the majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote.

7.17
Show of Hands. Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

7.18
Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. A ballot so demanded shall be taken in such manner as the chairman shall direct. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of the ballot so taken shall be the decision of the shareholders upon the question.

7.19
Adjournment. The Chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting from time to time and from place to place.

7.20
Electronic Voting by Shareholders. Any vote at a meeting of the shareholders may be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

7.21
Voting while Participating Electronically. Any person participating in a meeting of shareholders by electronic means as provided in subsection 7.4 and entitled to vote at that meeting may vote, to the extent and in the manner permitted by law, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

7.22
Resolution in Writing. A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

SECTION EIGHT
SECURITIES

8.1
Allotment. Subject to the articles, shares of the Corporation may be issued at such times and to such persons and for such consideration as the board may determine and the board may fro time to time allot or grant options or other rights to purchase any of the shares of the Corporation at such times and to such persons and for such consideration as the board shall determine.

8.2
Registration of Transfer. Subject to the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by the attorney of that holder or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board and upon compliance with such restrictions on transfer as are authorized by the articles.

8.3
Transfer Agents and Registrars. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.4
Security Certificates. Every holder of securities of the Corporation shall be entitled, at the option of that holder, to a security certificate, or to a non-transferable written acknowledgement of the right to obtain a security certificate, stating the number and designation, class or series of securities held by that holder as shown on the securities register. Security certificates and acknowledgements of a securities holder’s right to a security certificate, respectively, shall be in such form as the board shall from time to time approve. Any security certificate shall be signed in accordance with subsection 10.1. A security certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures required may be printed or otherwise mechanically reproduced. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose signatures (whether manual or facsimile) appear thereon no longer holds office at the date of issue of the certificate.

8.5
Replacement of Security Certificates. The board, any officer or any agent designated by the board has the discretion to direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated. In the case of a security certificate claimed to have been lost, destroyed or wrongfully taken, the board, any officer or any agent designated by the board shall issue a substitute security certificate if so requested before the Corporation has notice that the security has been acquired by a bona fide purchaser. The issuance of the substitute security certificate shall be on such reasonable terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board or the officer or the agent designated by the board responsible for such issuance may from time to time prescribe, whether generally or in any particular case.

8.6
Joint Shareholders. If two or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

8.7
Deceased Security Holders. In the event of the death of a holder of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation, which reasonable requirements shall in the discretion of the board not necessarily include the production of letters probate or letters of administration.

SECTION NINE
DIVIDENDS AND RIGHTS

9.1
Dividends. Subject to the Act, the board may from time to time by resolution declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation.

Dividends may be paid in money or property, subject to the restrictions on the declaration and payment thereof under the Act, or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

9.2
Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the recorded address of that holder, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3
Non-receipt of Cheques. If any person entitled to receive a dividend cheque notifies the Corporation that the cheque has not been received, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4
Record Date for Dividends and Rights. The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of dividends and to subscribe for securities of the Corporation. Such record date shall not precede by more than 60 days the particular action to be taken. Notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act. If the shares of the Corporation are listed for trading on one or more stock exchanges in Canada, notice of such record date shall also be sent to such stock exchanges. Where no record date is fixed in advance, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5	Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION TEN
GENERAL

10.1
Execution of Instruments. Contracts, documents and other instruments in writing may be signed on behalf of the Corporation by such person or persons as the board may from time to time designate by resolution. In the absence of an express designation as to the persons authorized to sign either contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing, any one of the directors or officers of the Corporation may sign contracts, documents or instruments in writing on behalf of the Corporation. The corporate seal, if any, of the Corporation may be affixed to any contract, obligation or instrument in writing requiring the corporate seal of the Corporation by any person authorized to sign the same on behalf of the Corporation.

The phrase “contracts, documents and other instruments in writing” as used in this provision shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities, all paper writings, all cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange.

10.2
Banking Arrangements. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefore, shall be transacted with such banks, trust companies or other persons as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegation of powers as the board may from time to time approve or authorize.

10.3
Voting Rights in other Corporations. All securities carrying voting rights of any other corporation held from time to time by the Corporation may be voted at any and all meetings of shareholders, bond holders, debenture holders or holders of other securities (as the case may be) of such other corporation and in such manner as the board may from time to time determine. Any person or persons authorized to sign on behalf of the Corporation may also from time to time (i) execute and deliver proxies for and on behalf of the Corporation, and (ii) arrange for the issuance of voting certificates or other evidence of the right to vote for and on behalf of the Corporation in such names as they may determine.

10.4
Discovery of Information. No shareholder shall be entitled to discovery of any information respecting any details or orders of the Corporation’s business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any accounts, records, documents of the Corporation except as conferred by the Act or authorized by the board.

10.5	Corporate Seal. The corporate seal of the Corporation shall be in such form as the directors from time to time shall determine.

SECTION ELEVEN
NOTICES

11.1
Method of Sending Notice. Any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer or to the auditor shall be sufficiently sent if (i) delivered personally to the person to whom it is to be sent, (ii) delivered to the recorded address or mailed to the recorded address of that person by prepaid mail (iii) sent to that person at the recorded address by any means of prepaid transmitted or recorded communication or (iv) provided as an electronic document to the information system of that person. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address. A notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing. A notice so sent by any means of transmitted or recorded communication or provided as an electronic document shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities or information system and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. Notices sent by any means of transmitted or recorded communication or provided as an electronic document shall be deemed to have been received on the business day on which such notices were sent, or on the next business day following, if sent on a day other than a business day. The secretary of the Corporation may change or cause to be changed the recorded address, including any address to which electronic communications of any kind may be sent, of any shareholder, director, officer or auditor in accordance with any information believed by the secretary to be reliable. The recorded address of a director shall be the latest address of that director as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is the more current.

11.2
Notice by Electronic Document. A requirement under the Act or this by-law to provide a person with a notice, document or other information is not satisfied by the provision of an electronic document unless:

(a) the addressee has consented, in the manner prescribed under the Act, and has designated an information system for the receipt of the electronic document;

(b) the electronic document is provided to the designated information system, unless otherwise prescribed in the Act;

(c) the Act has been complied with;

(d) the information in the electronic document is accessible by the sender so as to be usable for subsequent reference; and

(e) the information in the electronic document is accessible by the addressee and capable of being retained by the addressee, so as to be usable for subsequent reference.

An addressee may revoke consent to receive electronic documents in the manner prescribed in the Act.

A requirement under the Act for one or more copies of a document to be provided to a single addressee at the same time is satisfied by the provision of a single version of the electronic document. A requirement under the Act to provide a document by registered mail is not satisfied by the sending of an electronic document unless prescribed under the Act.

11.3
Signature by Electronic Document. A requirement under the Act for a signature or for a document to be executed, except with respect to a statutory declaration or an affidavit, is satisfied if, in relation to an electronic document, the requirements prescribed under the Act are met and if the signature results from the application by a person of a technology or a process that permits the following to be proven:

(a) the signature resulting from the use by a person of the technology or process is unique to the person;

(b) the technology or process is used by a person to incorporate, attach or associate the person’s signature to the electronic document; and

(c) the technology or process can be used to identify the person using the technology or process.

11.4
Notice to Joint Shareholders. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice sent to one of such persons shall be sufficient notice to all of them.

11.5
Computation of Time. In computing the date when notice must be sent under any provision requiring a specified number of days notice of any meeting or other event, the date of sending the notice shall be excluded and the date of the meeting or other event shall be included.

11.6
Undelivered Notices. If any notice sent to a shareholder pursuant to subsection 11.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until that shareholder informs the Corporation in writing of a new address.

11.7
Omissions and Errors. The accidental omission to send any notice to any shareholder, director, officer or to the auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.8
Persons Entitled by Operation of Law. Every person who, by operation of law, transfer or by any other means whatever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly sent to the shareholder from whom that person derives title to such share prior to the name and address of that person being entered on the securities register (whether such notice was given before or after the happening of the event upon which that person became so entitled).

11.9
Deceased Shareholders. Any notice duly sent to any shareholder shall be deemed to have been duly served in respect of the shares held by the shareholder (whether held solely or with other persons), notwithstanding that such shareholder is then deceased and whether or not the Corporation has notice of such death, until some other person is entered in place of that person in the securities register of the Corporation as the holder or as one of the holders thereof and such service shall for all purposes be deemed a sufficient service of notice to the heirs, executors or administrators of that person and all persons, if any, interested with that person in such shares.

11.10
Waiver of Notice. Any shareholder (or the duly appointed proxyholder of that shareholder), director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to that shareholder under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

11.11	Execution of Notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.12
Proof of Service. A certificate of any officer or director of the Corporation in office at the time of making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice to any shareholder, director, officer or auditor or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

DATED   July __________, 2007.

_________________________________________________     _________________________________________________

Appendix E

Sections 92A.300 to 92.A.500 of the Nevada Revised Statutes

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial shareholder” defined. “Beneficial shareholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the shareholder of record. (Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a shareholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

NRS 92A.325 “Shareholder” defined. “Shareholder” means a shareholder of record or a beneficial shareholder of a domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.330 “Shareholder of record” defined. “Shareholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

NRS 92A.380 Right of shareholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party:

(1) If approval by the shareholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner’s interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the shareholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

2. A shareholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.390 Limitations on right of dissent: Shareholders of certain classes or series; action of shareholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of shareholders of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 shareholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the shareholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to shareholder; assertion by beneficial shareholder.

1. A shareholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

2. A beneficial shareholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the shareholder of record to the dissent not later than the time the beneficial shareholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

NRS 92A.410 Notification of shareholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders’ meeting, the notice of the meeting must state that shareholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the shareholders or without a vote of the shareholders, the domestic corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the shareholders, a shareholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3. A shareholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter’s notice: Delivery to shareholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenters’ notice to all shareholders entitled to assert dissenters’ rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of shareholder.

1. A shareholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The shareholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The shareholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of shareholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenters’ rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the shareholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)